UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☒	Definitive Proxy Statement
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HARMONIC INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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harmonic®

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS

2025
PROXY STATEMENT

2024 OVERVIEW
AT-A-GLANCE
Revolutionizing Broadband Networks and Cloud Streaming

RECORD 2024
Performance Highlights

Demonstrated strong ability to ramp in Q3 & Q4 Positions us well for future growth

Delivered on expectations for Q4 and full year 2024 Expanded our footprint with DOCSIS 4.0 and Fiber penetration

Q4 Broadband Rest of World customer growth of over 50% from prior quarter as we focus on customer diversification

Akamai partnership expands opportunities for Video SaaS growth

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 A.M. Pacific Time on Thursday, June 12, 2025
Dear Stockholders of Harmonic Inc:
You are cordially invited to attend the 2025 annual meeting of stockholders (the “Annual Meeting”) of Harmonic Inc., a Delaware corporation (the “Company”), which will be held on Thursday, June 12, 2025, at 9:00 a.m., Pacific Time. The Annual Meeting will be a virtual meeting held over the Internet. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/HLIT2025 and entering your 16-digit control number located on your proxy card. The meeting will address the following items of business:

1.	To elect eight (8) directors to serve until the earlier of the 2026 annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal;
2.	To hold an advisory vote to approve named executive officer compensation;
3.	To approve an amendment to the 2002 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 500,000 shares;
4.	To approve the Harmonic Inc. 2025 Equity Incentive Plan;
5.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025; and
6.	To transact such other matters as may properly come before the Annual Meeting or any adjournment, postponement or other delay thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. All stockholders of record at the close of business on Tuesday, April 15, 2025, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.
On or about April 30, 2025, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials. Unless you have previously requested to receive our proxy materials in paper form or by email, you will receive a Notice of Internet Availability of Proxy Materials. Stockholders who continue to receive paper copies of proxy materials may elect to receive future proxy materials via electronic delivery by enrolling at www.proxyvote.com.

By Order of the Board of Directors,

Timothy C. Chu
Corporate Secretary

San Jose, California
April 30, 2025

How to Vote
By Telephone:

By Internet:

By Mail:

By Scanning:

Your Vote is Important.

Whether or not you plan to attend the virtual meeting we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. Please refer to your proxy card for additional instructions on voting via the Internet or by telephone. Even if you have voted by proxy, you may still vote in person by attending the virtual meeting.

PROXY STATEMENT TABLE OF CONTENTS

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

PROPOSAL 1
Election of Directors
To elect eight (8) directors to serve until the earlier of the 2026 annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal.

 See page 8
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” EACH OF THE DIRECTOR NOMINEES SET FORTH ABOVE.

Director Nominees

				Committees
Name and Principal Occupation	Independent	Age	Director Since	Audit	Compensation	Corporate Governance and Nominating	Other Current Public Company Boards
Patrick Gallagher Board Director		70	2007				Ciena Corporation
Nimrod Ben-Natan President and CEO, Harmonic Inc.		57	2024				None
Deborah L. Clifford EVP and Chief Strategy Officer, Autodesk Inc.		51	2018				None
Stephanie Copeland Managing Partner, Four Points Funding LLC		57	2024				None
Dana Crandall Founder, Crandall Consulting		60	2024				None
Neel Dev Chief Financial Officer and Chief Revenue Officer, Congruex		53	2024				None
David Krall Strategic Advisor, Roku, Inc.		64	2018				Progress Software Corporation Audinate Pty Ltd.
Dan Whalen Board Director		57	2024				None

 Chair   Member

[1]

PROXY STATEMENT SUMMARY
Director Nominee Snapshot

	Patrick Gallagher	Nimrod Ben-Natan	Deborah L. Clifford	Stephanie Copeland	Dana Crandall	Neel Dev	David Krall	Dan Whalen
Skills/Competencies
Industry Experience	●	●		●	●	●	●	●
Innovation/Technology	●	●	●		●		●	●
Executive Leadership	●	●	●	●	●	●	●	●
Global Experience	●	●	●	●	●	●	●	●
Finance	●		●			●	●	●
Cybersecurity/IT					●			●
Operations	●	●	●	●	●	●	●	●
Tenure, Independence and Demographics (as of April 1, 2025)
Tenure (years)	18	1	7	1	1	1	7	1
Independence
Age	70	57	51	57	60	53	64	57
Gender Identity	Male	Male	Female	Female	Female	Male	Male	Male
Asian
White

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PROXY STATEMENT SUMMARY

PROPOSAL 2 ADVISORY VOTE ON NEO COMPENSATION To hold an advisory vote to approve named executive officer compensation. See page 23	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY VOTE APPROVING NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL 3
Approval of Amendment to
2002 Employee Stock Purchase Plan
To approve an amendment to the 2002 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 500,000 shares.

 See page 24

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO THE 2002 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THERE UNDER BY 500,000 SHARES.

PROPOSAL 4 APPROVAL OF 2025 EQUITY INCENTIVE PLAN To approve the Harmonic Inc. 2025 Equity Incentive Plan. See page 30	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2025 EQUITY INCENTIVE PLAN.

PROPOSAL 5
Ratification of Appointment of
Independent Registered Public Accounting Firm
To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025.

 See page 42

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

[3]

GENERAL INFORMATION
Harmonic Inc.
PROXY STATEMENT
2025 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 A.M. Pacific Time on Thursday, June 12, 2025
This proxy statement and the enclosed form of proxy card are furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Harmonic Inc., a Delaware corporation (“Harmonic,” “we” or the “Company”), for use at the 2025 Annual Meeting of Stockholders and any adjournment(s), postponement(s) or other delays thereof (the “Annual Meeting”) to be held virtually on Thursday, June 12, 2025, at 9:00 a.m. Pacific Time, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/HLIT2025 and entering your 16-digit control number located on your proxy card.
Internet Availability of Proxy Materials
Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about April 30, 2025, we expect to send to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) containing instructions on how to access our proxy materials, including our proxy statement (the “Proxy Statement”) and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Annual Report”). The E-Proxy Notice also instructs you on how to access your proxy card to vote through the Internet or by telephone.
Who Can Vote at the Annual Meeting
Stockholders as of the close of business on April 15, 2025 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 113,606,922 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), were issued and outstanding.
Stockholder of Record - Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Investor Services, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote over the Internet or by telephone, or if you received paper proxy materials by mail, by filling out and returning the proxy card in the enclosed postage-paid envelope.
A list of stockholders eligible to vote at the Annual Meeting will be available for review during our regular business hours at our principal executive offices for the ten days prior to the Annual Meeting for any purpose related to the Annual Meeting. If you would like to view the list, please contact our corporate secretary to schedule an appointment by writing to Harmonic Inc., 2590 Orchard Parkway, San Jose, California 95131, Attention: Corporate Secretary.
Beneficial Owner - Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and it has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
How to Vote
If you are a stockholder of record you may vote by proxy or electronically at the Annual Meeting. To vote by proxy, you may vote via the Internet or by telephone by following the instructions provided on the E-Proxy Notice or proxy card, or if you received a paper proxy card and voting instructions by mail, you should sign, date and return the enclosed proxy card in the enclosed postage-paid envelope before the Annual Meeting.

4

GENERAL INFORMATION
If you are a beneficial owner and not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it on how to vote your shares.
Revocability of Proxies
Any proxy may be revoked by the person giving it at any time before its use at the Annual Meeting by delivering to the Secretary of the Company, at the Company’s principal offices at 2590 Orchard Parkway, San Jose, California 95131, a written notice of revocation or a signed proxy bearing a later date, or by voting on a later date by telephone or via the Internet. If you attend the virtual Annual Meeting and vote electronically, any previously submitted proxy will be revoked.
Please note, however, that if you are a beneficial owner and you wish to change or revoke your proxy, you may change your vote by submitting new voting instructions to your broker, bank or other nominee in accordance with their operating procedures or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by attending the virtual Annual Meeting and voting electronically.
Quorum
Each stockholder is entitled to one vote for each share of Common Stock held as of the Record Date on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.
The holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, constitutes a quorum for action at the Annual Meeting. Shares that reflect abstentions and broker non-votes count as present at the Annual Meeting for the purposes of determining a quorum.
Voting Requirements
Proposal 1 - Majority vote for a Director’s election. The Company’s amended and restated bylaws (the “Bylaws”) provide that, in the case of an uncontested election (i.e., an election where the number of director nominees is not greater than the number of directors to be elected), a nominee shall be elected by the affirmative vote of the majority of the votes cast by holders of Common Stock having voting power present in person or represented by proxy at a meeting for the election of directors at which a quorum is present. For this purpose, the “affirmative vote of the majority of the votes cast” means the number of shares voted “FOR” a director’s election exceeds the number of shares “AGAINST” with respect to that director’s election. In a contested election (i.e., an election where the number of nominees is greater than the number of directors to be elected), a nominee shall be elected by a plurality of the votes cast.
Proposals 2, 3, 4 and 5 - Majority vote. The advisory vote on named executive officer compensation (Proposal 2 in this Proxy Statement), the amendment to the Company’s 2002 Employee Stock Purchase Plan (Proposal 3 in this Proxy Statement), the approval of the Company’s 2025 Equity Incentive Plan (Proposal 4 in this Proxy Statement) and the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 5 in this Proxy Statement) each require the affirmative vote of the holders of a majority of the Common Stock having voting power present in person or represented by proxy and entitled to vote on the proposal.
Treatment of abstentions and broker non-votes. In the election of directors (Proposal 1 in this Proxy Statement), abstentions and broker non-votes will be disregarded and have no effect on the outcome of the vote. With respect to Proposals 2, 3, 4 and 5 in this Proxy Statement, abstentions will have the same effect as voting against the proposal and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote.
Meaning of “broker non-votes.” If you hold shares beneficially in street name (that is, in an account at a bank or broker) and do not provide your bank or broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a bank or broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. All of the matters scheduled to be voted on at the Annual Meeting are “non-routine,” except for the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 5 in this Proxy Statement).

[5]

GENERAL INFORMATION
Solicitation of Proxies
The Company will bear the cost of soliciting proxies, including the preparation, assembly, Internet hosting, printing and mailing of the E-Proxy Notice, this Proxy Statement, the proxy card and any other proxy materials furnished to stockholders by the Company in connection with the Annual Meeting. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding the proxy materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, facsimile, email, Internet or personal solicitation by directors, officers, employees or independent contractors of the Company. Other than for any such independent contractors, no additional compensation will be paid to such persons for such services.
If You Receive More Than One Proxy Card or E-Proxy Notice
If you receive more than one proxy card or E-Proxy Notice, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the E-Proxy Notice on how to access each proxy card and vote each proxy card over the Internet or by telephone. If you received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.
Stockholder Proposal Procedures and Deadlines
Proposals of stockholders of the Company that are intended to be presented by such stockholders at our 2025 annual meeting of stockholders and that stockholders desire to have included in the Company’s proxy materials relating to such meeting pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by Harmonic at its principal offices at 2590 Orchard Parkway, San Jose, California 95131, Attention: Corporate Secretary, no later than December 31, 2025. Any such proposals of stockholders must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the Company’s proxy materials for that meeting.
Proposals of stockholders of the Company that are intended to be presented by such stockholders at our 2026 annual meeting of stockholders and that such stockholders do not desire to have included in the Company’s proxy materials for that meeting must be received in writing by Harmonic at its principal offices at 2590 Orchard Parkway, San Jose, California 95131, Attention: Corporate Secretary, no earlier than February 12, 2026 and no later than March 14, 2026.
However, if the date of our 2026 annual meeting of stockholders occurs more than 25 days before or after June 12, 2026, then notice of a stockholder proposal that is not intended for inclusion in our proxy statement under Rule 14a-8 must be received by the Company no earlier than the 120th day before our 2026 annual meeting of stockholders and no later than the close of business on the later of (i) the 90th day prior to date of our 2026 annual meeting of stockholders or (ii) if the first public announcement of our 2026 annual meeting of stockholders is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of our 2026 annual meeting of stockholders is first made.
Furthermore, any stockholder’s notice of business to be brought before an annual meeting must set forth, as to each proposed matter, the information required for such proposed matter under Section 2.5(a)(iii) of the Bylaws. In addition, to be timely and in proper written form, a stockholder’s notice to the Secretary of the Company must be updated and supplemented, if necessary, so that the information provide or required to be provided in such notice by the Bylaws is true and correct as of the Record Date, within the time period as described in Section 2.5(a)(iii) of the Bylaws. A copy of the pertinent provisions of the Bylaws is available upon request to Harmonic Inc., 2590 Orchard Parkway, San Jose, California 95131, Attention: Corporate Secretary, or can be accessed from the Company’s filings with the SEC at www.sec.gov.
If a stockholder gives notice of such a proposal after the deadlines described above, the Company’s designated proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at our 2026 annual meeting of stockholders.

6

GENERAL INFORMATION
Multiple Stockholders Sharing One Address
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver to multiple stockholders of record sharing a common address a single copy of the E-Proxy Notice or, if you received paper proxy materials by mail, one copy of this Proxy Statement and our 2024 Annual Report. If requested orally or in writing, we will promptly provide a separate copy of the E-Proxy Notice or paper proxy materials to a stockholder sharing an address with another stockholder. Requests should be directed to: Harmonic Inc., 2590 Orchard Parkway, San Jose, California 95131, Attention: Corporate Secretary, or to 1-408-542-2500. Beneficial holders sharing a common address and who desire separate copies should contact their brokerage firm or bank.
Stockholders of record sharing an address who currently receive multiple copies of proxy materials or the E-Proxy Notice, and wish to receive only a single copy, should send a signed, written request to the Company at the address noted above. Beneficial holders should contact their brokerage firm or bank.
If You Plan to Attend the Annual Meeting
The Annual Meeting will be a virtual meeting held over the Internet. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/HLIT2025 and entering your 16-digit control number located on your proxy card.

[7]

PROPOSAL 1
ELECTION OF DIRECTORS
To elect eight (8) directors to serve until the earlier of the 2026 annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” EACH OF THE DIRECTOR NOMINEES SET FORTH ABOVE.

Eight (8) directors are to be elected at the Annual Meeting. Each of the directors elected at the Annual Meeting will hold office until the earlier of our 2026 annual meeting of stockholders or until such director’s successor has been elected and qualified or until such director’s earlier resignation or removal.
Unless otherwise instructed, the designated proxy holders will vote the proxies received by them “FOR” the Company’s eight nominees named below, all of whom are currently directors of the Company. Each of the nominees was recommended for election by the Company’s Corporate Governance and Nominating Committee of the Board of Directors (the “Corporate Governance and Nominating Committee”) and the Board of Directors. In the event that any nominee of the Company becomes unable or declines to serve as a director at the time of the Annual Meeting, the designated proxy holders will vote the proxies for any substitute nominee who is designated by the Corporate Governance and Nominating Committee to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director.
The process undertaken by the Corporate Governance and Nominating Committee in recommending qualified director candidates is described below under “Considerations in Evaluating Director Nominees” on page 16 of this Proxy Statement.
Director Nominees
The names of the nominees for director and certain information about each of them are set forth below. The information presented includes age as of April 1, 2025, positions held, principal occupation and business experience for at least the past five years, and the names of other publicly-held and select privately-held companies of which the nominee currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding the nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that each nominee is qualified to serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. Our incumbent director nominees each have demonstrated knowledge of our industry, an ability to exercise sound judgment, and a commitment to the Company and the Board. Finally, with respect to our director nominees who have not been officers of the Company, we value their experience on other company boards of directors and board committees and as senior officers of other companies. Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected.

Name	Director Since	Independent	Principal Occupation
Patrick Gallagher	2007	Yes	Board Director
Nimrod Ben-Natan	2024	No	President and Chief Executive Officer, Harmonic Inc.
Deborah L. Clifford	2018	Yes	EVP and Chief Strategy Officer, Autodesk Inc.
Stephanie Copeland	2024	Yes	Managing Partner, Four Points Funding LLC
Dana Crandall	2024	Yes	Founder, Crandall Consulting
Neel Dev(1)	2024	Yes	Chief Financial Officer and Chief Revenue Officer, Congruex
David Krall	2018	Yes	Strategic Advisor, Roku, Inc.
Dan Whalen(1)	2024	Yes	Board Director

(1)	In July and August 2024, our Board of Directors, at the recommendation of the Corporate Governance and Nominating Committee, appointed Messrs. Dev and Whalen, respectively, to our Board.
Except as indicated below, each nominee has been engaged in the principal occupation set forth above during the past five years. There are no family relationships between any directors or executive officers of the Company.
Mr. Dev joined our Board in July 2024 and was identified as a director candidate by a third-party search firm. Mr. Whalen joined our Board in August 2024 and was identified as a director candidate by members of our Corporate Governance and Nominating Committee.

8

PROPOSAL 1 ELECTION OF DIRECTORS

Age: 70 Board Chair Board Committees: Compensation Committee Corporate Governance & Nominating Committee (Chair)
Patrick Gallagher

Experience

Mr. Gallagher has been a director since October 2007 and was elected Board Chair in April 2013. Mr. Gallagher is currently a director of Ciena Corporation, a supplier of networking equipment, software and services, where he serves on the compensation committee and is chair of the governance and nominations committee. Until January 2022, Mr. Gallagher was board chair of Intercloud SAS and previously, he served as board chair of Marco 4 plc, vice chair of Golden Telecom Inc., and Executive Vice Chair and Chief Executive Officer of FLAG Telecom Group. Earlier in his career, Mr. Gallagher held senior management positions at BT Group, including Group Director of Strategy & Development, President of BT Europe and as a member of the BT executive committee. Mr. Gallagher holds a B.A. in Economics with honors from Warwick University.

Qualifications

We believe that Mr. Gallagher’s qualifications to serve on our Board include his more than 30 years of experience in the global telecom, Internet and media industries, with a strong track record in building international businesses. He brings particular strategic and operational insight to Harmonic’s international business and has significant experience in chairing both public and private companies.

Age: 57
Nimrod Ben-Natan

Experience

Mr. Ben-Natan has served as a director and as the Company’s President and Chief Executive Officer since June 2024. Mr. Ben-Natan joined the Company in 1996, was named Vice President of Product Marketing, Solutions and Strategy in 2007, and was appointed Senior Vice President and General Manager, Cable Products, in June 2012. Prior to joining the Company, Mr. Ben-Natan served as an Embedded Software Engineer at Orckit Communications Ltd., a digital subscriber line developer. Previously, he worked on wireless communications systems while he was with the Israeli Defense Signal Corps. Mr. Ben-Natan holds a B.A. in Computer Science from Tel Aviv University.

Qualifications

We believe that Mr. Ben-Natan’s qualifications to serve on our Board include his many years of industry experience and extensive customer relationships, his management and operational experience, and his strong background in driving Harmonic’s market-leading broadband and video technologies

[9]

PROPOSAL 1 ELECTION OF DIRECTORS

Age: 51 Board Committees: Audit Committee (Chair) Corporate Governance & Nominating Committee
Deborah L. Clifford

Experience

Ms. Clifford has been a director since October 2018. Ms. Clifford currently serves as Executive Vice President and Chief Strategy Officer at Autodesk, a leading 3D design, engineering and entertainment software company, where she is responsible for transformation, corporate development and sustainability. She also currently serves as the Board Chair of the Autodesk Foundation. From March 2021 to March 2024, Ms. Clifford served as the Chief Financial Officer of Autodesk. From July 2019 to March 2021, she served as the Chief Financial Officer of SurveyMonkey, a leading global survey software company. Previously, from September 2005 to June 2019, Ms. Clifford held a variety of finance positions of increasing scope and responsibility at Autodesk, including as Vice President of Financial Planning and Analysis. Prior to Autodesk, Ms. Clifford held positions at Virage, Inc. and Ernst & Young. Ms. Clifford holds a B.A. in Political Science with a business specialization from the University of California, Los Angeles, and an M.B.A. from the Stanford Graduate School of Business. She is a certified public accountant (inactive) in the state of California.

Qualifications

We believe that Ms. Clifford’s qualifications to serve on our Board include her extensive finance, operational and business transformation leadership experience at technology companies.

Age: 57 Board Committees: Audit Committee
Stephanie Copeland

Experience

Ms. Copeland has been a director since June 2024. Ms. Copeland is the founder and managing partner of Four Points Funding LLC, a real estate investment and development firm, a position she has held since January 2019. From January 2017 to January 2019, she served as the Executive Director for the Colorado Office of Economic Development and International Trade. From February 2012 to January 2016, she was a Senior Vice President and then President of Zayo Group, a communications infrastructure services firm. Prior to Zayo Group, Ms. Copeland was Chief Operating Officer of WildBlue, a ViaSat company, after spending over 10 years at Qwest Communications as a senior executive and four years at Level 3 Communications, where she held executive leadership positions in the U.S. and the U.K. Earlier in her career, Ms. Copeland worked at Cable & Wireless Communications in St. Petersburg, Russia, and MFS Communications Company. Ms. Copeland holds a B.A. in German and Commercial Studies from the University of Illinois.

Qualifications

We believe that Ms. Copeland’s qualifications to serve on our Board include her over 30 years of global operating and executive leadership experience in the telecom and broadband industries.

10

PROPOSAL 1 ELECTION OF DIRECTORS

Age: 60 Board Committees: Audit Committee
Dana Crandall

Experience

Ms. Crandall has been a director since June 2024. Ms. Crandall is the founder of Crandall Consulting, an advisory and consulting company. From July 2021 to June 2023, Ms. Crandall served as Executive Vice President and Chief Operating Officer of Sky Deutschland GmbH, a German media company. Prior to Sky, from November 2013 to July 2021, she served as Senior Vice President, Customer Experience and Call Center Operations, of the Comcast West division of Comcast Corporation. Previously, she was the Managing Director and Chief Information Officer of BT Operate, a division of British Telecom. Earlier in her career, Ms. Crandall held various leadership positions at Qwest Communications and at US West. She served on the board of First Interstate BancSystem, Inc. from March 2014 to September 2021, where she chaired the technology committee and was a member of both the audit and risk committees. Ms. Crandall holds a Bachelor of Science degree in Electrical Engineering from the University of Denver and an M.B.A. from the Kellogg School of Management at Northwestern University.

Qualifications

We believe that Ms. Crandall’s qualifications to serve on our Board include her more than 30 years of global operating and technology leadership experience, and her extensive knowledge of the broadband and telecom industries.

Age: 53 Board Committees: Audit Committee
Neel Dev

Experience

Mr. Dev has been a director since July 2024. Mr. Dev has served as the Chief Financial Officer and Chief Revenue Officer of Congruex, a communications network infrastructure design, engineering and construction company since November 2022. At Congruex, Mr. Dev is responsible for financial planning, accounting, tax, treasury, procurement and supply chain management. He also oversees the sales and commercial services organizations, and processes related to revenue generation activities and go-to-market strategy. Prior to Congruex, Mr. Dev served as Executive Vice President and Chief Financial Officer of Lumen Technologies from September 2018 through April 2022, and he previously held various finance leadership roles at Level 3 Communications, MCI (now Verizon Business), and MFS Communications. He holds a B.A in Mathematics from the University of Delhi (India) and an M.B.A from the University of Arizona, and is a CFA® charter holder.

Qualifications

We believe that Mr. Dev’s qualifications to serve on our Board include his more than 25 years of operational and financial experience and his extensive knowledge of the telecom industry.

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PROPOSAL 1 ELECTION OF DIRECTORS

Age: 64 Board Committees: Compensation Committee (Chair) Corporate Governance & Nominating Committee
David Krall

Experience

Mr. Krall has been a director since February 2018. Mr. Krall has served as a strategic advisor to Roku, Inc., a leading manufacturer of media players for streaming entertainment, since December 2010, and to Universal Audio, Inc., a manufacturer of audio hardware and software plug-ins, since August 2011. Previously, he served as President and Chief Operating Officer of Roku, President and Chief Executive Officer of QSecure, Inc. and President and Chief Executive Officer of Avid Technology, Inc. Earlier in his career, Mr. Krall worked in engineering and project management at several companies. Mr. Krall currently serves on the board of directors of Progress Software Corporation, where he is the chair of the compensation committee, and of Audinate Pty Ltd., where he is the board chair. Mr. Krall previously served on the board of Quantum Corporation from August 2011 to March 2017. Mr. Krall holds a B.S. and M.S. in Electrical Engineering from the Massachusetts Institute of Technology and an M.B.A., with distinction, from Harvard Business School.
Qualifications

We believe that Mr. Krall’s qualifications to serve on our Board include his many years of executive leadership and board experience at technology companies, and particularly his extensive experience in the digital and streaming media industries.

Age: 57 Board Committees: Compensation Committee
Dan Whalen

Experience

Mr. Whalen has been a director since August 2024, and previously served on our Board from August 2021 to June 2023. Mr. Whalen served as the President and CEO of ATX Networks, a global provider of network infrastructure systems and commercial video solutions, from November 2020 through July 2024. Prior to ATX, he served as the Chief Product Officer at ADTRAN, a provider of telecommunications networking and internetworking products. Before ADTRAN, Mr. Whalen held multiple leadership positions at Arris International, a telecommunications equipment company, including Senior Vice President of Sales, Senior Vice President and General Manager of Global Services, and President, Network & Cloud. Mr. Whalen has also held key positions at Cisco Systems, Comdisco, KPMG and Bell Atlantic. He holds a Bachelor of Engineering degree from Stevens Institute of Technology.

Qualifications

We believe that Mr. Whalen’s qualifications to serve on our Board include his many years of senior management experience and extensive knowledge of the broadband and video industries.

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CORPORATE GOVERNANCE
Corporate Governance Highlights

Accountable to Stockholders

●
We do not have a classified board and all directors are elected annually.

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We have a majority voting standard for uncontested director elections.

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Our annual say-on-pay resolution ensures alignment with investors on executive pay.

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All pledging and hedging of Harmonic stock is restricted under our Insider Trading Policy.

Independent Board Leadership

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Our Board Chair and CEO roles are separate.

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The independent directors meet in executive session at every regularly scheduled Board meeting without the CEO or other members of management present.

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All Board committees meet several times throughout the year, with regular executive sessions.

Board Effectiveness

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7 of 8 of our director nominees are independent.

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Our major board refreshment in 2024 added 4 new independent directors.

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All Board committee members are independent.

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The Audit Committee has 2 members who are audit committee financial experts.

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The Audit Committee and Board provide risk oversight, including cybersecurity.

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Our Compensation Committee has an independent compensation consultant that reports to the committee.

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We have stock ownership requirements for directors and the CEO.

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Directors cannot serve on more than 5 public company boards (including Harmonic).

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Annual performance assessment of the Board and its committees

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Regular review of Corporate Governance Guidelines, Bylaws and Board committee charters.

Board Leadership
We separate the roles of Chief Executive Officer (“CEO”) and Chair of the Board in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction of the Company and for its operational management, leadership and performance, while the independent Chair of the Board provides guidance to the CEO and sets the agenda for, and presides over, meetings of the full Board. The Board believes that this structure of a separate Chair of the Board and CEO results in the proper balancing of responsibilities, experience, and independent perspectives that meets the current corporate governance needs and oversight responsibilities of the Board. The Board also believes that this structure benefits the Company by enabling our CEO to focus on strategic matters, operational management, leadership and performance. This leadership structure also allows the Company and the Board to benefit from Mr. Gallagher’s insights in the global telecom and media industries, and significant experience in chairing public company boards.
Board Meetings and Committees
The Board of Directors held a total of ten (10) meetings during the fiscal year ended December 31, 2024. Each director, except for Mr. Dev, attended at least 75% of the aggregate of the (i) total number of meetings of our Board of Directors and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she served during the periods that he or she served, except for Mr. Dev, who attended 71.4%. Although we do not have a formal policy regarding attendance by members of our Board of Directors at the Annual Meeting, we strongly encourage, but do not require, our directors to attend. All of our directors who then served on our Board attended the 2024 annual meeting of stockholders.

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CORPORATE GOVERNANCE
The Board has determined that Mmes. Clifford, Copeland, and Crandall and Messrs. Dev, Gallagher, Krall, and Whalen are “independent” as that term is defined under the applicable rules and regulations of the SEC and under applicable Nasdaq listing standards. In making this determination, the Board considered the current and prior relationships that each non-employee director and new director nominee has with Harmonic and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of the Company’s capital stock by each non-employee director and new director nominee. The independent directors and new director nominees have no relationships with the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
The Board has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.

Audit Committee Deborah L. Clifford (Chair) Stephanie Copeland Dana Crandall Neel Dev 8 meetings in 2024

The Audit Committee currently consists of Mmes. Clifford, Copeland, and Crandall and Mr. Dev, each of whom is independent under Rule 10A-3 of the Exchange Act and under applicable Nasdaq listing standards. Ms. Clifford serves as the Chairperson of the Audit Committee. The Audit Committee serves as the representative of the Board for general oversight of the quality and integrity of Harmonic’s financial accounting and reporting process, system of internal control over financial reporting, management of financial risks, audit process, and process for monitoring the compliance with related laws and regulations. Each member of the Audit Committee also meets the financial literacy requirements of the applicable Nasdaq listing standards. The Audit Committee engages the Company’s independent registered public accounting firm and approves the scope of both audit and non-audit services. Matters within the scope of the Audit Committee were also discussed in executive sessions at regularly scheduled meetings of the Board in 2024. The Audit Committee held eight (8) meetings during 2024.
The Board has determined that Ms. Clifford and Mr. Dev are each an “audit committee financial expert,” as defined by the current rules of the SEC. The Board believes that Ms. Clifford’s previous experiences as a public company chief financial officer and finance executive qualifies her as an “audit committee financial expert,” and Mr. Dev’s experience as a chief financial officer and finance executive qualifies him as an “audit committee financial expert.”
The Audit Committee operates under a written charter that was adopted by our Board of Directors and satisfies the applicable standards of the SEC and applicable Nasdaq listing standards. A copy of our Audit Committee charter is available on our website at www.harmonicinc.com in the Corporate Governance section of the Investor Relations page.

Compensation Committee Patrick Gallagher David Krall (Chair) Dan Whalen 8 meetings in 2024

The Compensation Committee currently consists of Messrs. Gallagher, Krall, and Whalen, none of whom is an employee of the Company and each of whom is independent under applicable Nasdaq listing standards. Mitzi. Reaugh served as the chairperson of the Compensation Committee until her resignation from the Board in December 2024.
Mr. Krall currently serves as the Chairperson of the Compensation Committee. The Compensation Committee is responsible for approving the Company’s compensation policies, compensation paid to executive officers, administration of the Company’s equity compensation plans, and recommending director compensation to the Board. The Compensation Committee held eight (8) meetings during 2024. Matters within the scope of the Compensation Committee were also discussed in executive sessions at regularly scheduled meetings of the Board in 2024.
The Compensation Committee operates under a written charter that was adopted by our Board of Directors and satisfies the applicable standards of the SEC and applicable Nasdaq listing standards. A copy of our Compensation Committee charter is available on our website at www.harmonicinc.com in the Corporate Governance section of the Investor Relations page.

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CORPORATE GOVERNANCE

Corporate Governance and Nominating Committee Deborah L. Clifford Patrick Gallagher (Chair) David Krall 8 meetings in 2024

The Corporate Governance and Nominating Committee currently consists of Ms. Clifford and Messrs. Gallagher and Krall, each of whom is independent under applicable Nasdaq listing standards. Ms. Reaugh served on the Corporate Governance and Nominating Committee until her resignation in December 2024.
Mr. Gallagher serves as the Chairperson of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee serves as the representative of the Board for establishment and oversight of governance policy and the operation and composition of the Board. The Corporate Governance and Nominating Committee held eight (8) meetings in 2024. Matters within the scope of the Corporate Governance and Nominating Committee were discussed in executive sessions at regularly scheduled meetings of the Board in 2024.
The Corporate Governance and Nominating Committee has proposed, and the Board has approved, the nomination of eight (8) of the current board members for re-election by stockholders at the Annual Meeting.
The Corporate Governance and Nominating Committee operates under a written charter that was adopted by our Board of Directors and satisfies the applicable standards of the SEC and applicable Nasdaq listing standards. A copy of our Corporate Governance and Nominating Committee charter is available on our website at www.harmonicinc.com in the Corporate Governance section of the Investor Relations page.
Meetings of Non-Employee Directors
At each regularly scheduled Board meeting, the non-employee directors meet in an executive session without any members of management or employees present. The Chair of the Board has the responsibility of presiding over such periodic executive sessions of the Board. Last year, the non-employee directors discussed, in executive sessions, corporate strategy, risk oversight, management performance, Board performance, succession planning for management and the directors, and Board policies, processes and practices.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines that set forth the key functions of the Board, as well as principles regarding board structure and composition, director voting, board operations and meetings, board interaction with management and third parties, board committees and director compensation. The Corporate Governance Guidelines, in conjunction with our certificate of incorporation, Bylaws and Board committee charters, form the framework for the governance of the Company.
The Corporate Governance Guidelines are available on the Company’s website at www.harmonicinc.com in the Corporate Governance section of the Investor Relations page. The Corporate Governance Guidelines are reviewed at least annually by our Corporate Governance and Nominating Committee, and changes are recommended to our Board for approval as appropriate.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our Board members, officers, employees, consultants, contractors and agents, which is available on the Company’s website at www.harmonicinc.com in the Corporate Governance section of the Investor Relations page. Any amendments or waivers of the code pertaining to a member of our Board or one of our executive officers will be disclosed on our website at the above-referenced address.
Role of the Board in Risk Oversight
Management of the Company is responsible for the day-to-day management of risks the Company faces, while the Board has responsibility, as a whole and also at the committee level, for the oversight of the Company’s risk management. The Board regularly reviews the Company’s long-term business strategy, including industry trends and their potential impact on the Company, our competitive positioning, potential acquisitions and divestitures, as well as the Company’s technology and market direction. The Board also reviews information regarding the Company’s actual and planned financial position and operational performance, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation and Board remuneration, and the Company’s incentive, equity award and other benefit plans. The Audit Committee oversees management of financial risks, including, but not limited to, accounting matters, tax positions, insurance coverage and security of the Company’s cash reserves. The Audit Committee also oversees Harmonic’s cybersecurity controls and performance through regular

[15]

CORPORATE GOVERNANCE
updates from executive management and reviews of governance processes, security-related programs, performance data, potential or realized security breach information, audit and validation results, and controls to help mitigate cybersecurity risks. The Corporate Governance and Nominating Committee manages risks associated with independence and potential conflicts of interest. At periodic meetings of the Board and its committees, management reports to, and seeks the guidance of, the Board and its committees with respect to the most significant risks that could affect our business. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is periodically informed about such risks by committee reports and receives advice and counsel with respect to risk issues from the Company’s outside counsel.
Considerations in Evaluating Director Nominees
Pursuant to the charter of the Corporate Governance and Nominating Committee, the Committee may utilize a variety of methods to identify and evaluate candidates for service on our Board of Directors. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current directors, management, professional search firms, stockholders, outside professionals or other persons. Any candidate presented would be evaluated at a meeting of the Corporate Governance and Nominating Committee or at a regular Board meeting and may be considered at any point during the year.
The Corporate Governance and Nominating Committee may take such measures as it considers appropriate in connection with its evaluation of a candidate, including candidate interviews, inquiry of the person recommending the candidate or reliance on the knowledge of the members of the Corporate Governance and Nominating Committee, members of the Board or management. The Corporate Governance and Nominating Committee has hired, from time to time, a consulting firm to assist it in identifying and screening potential candidates for election to the Board. In evaluating a candidate, the Corporate Governance and Nominating Committee may consider a variety of criteria.
These criteria include, without limitation:
•	relevant areas of expertise;
•	corporate and technology experience;
•	proven achievement;
•	operating executive experience;
•	understanding of our industry;
•	length of service;
•	independence;
•	potential conflicts of interest and other commitments;
•	particular expertise to act as a committee chair or member;
•	the ability to devote the necessary time to the Board and committee service; and
•	personal character and integrity.
While the Corporate Governance and Nominating Committee does not have a formal policy with respect to diversity, the Corporate Governance and Nominating Committee seeks nominees with a broad diversity of experiences, professions, skills, geographic representation and backgrounds, including racial, ethnic and gender diversity, and considers relevant legal requirements relating to diversity.
The Corporate Governance and Nominating Committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors. The Corporate Governance and Nominating Committee requires the following minimum qualifications to be satisfied by any nominee for a position on the Board of Directors:
•	the highest personal and professional ethics and integrity;
•	proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment, as well as skills that are complementary to those of the existing Board;

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CORPORATE GOVERNANCE
•	the ability to assist and support management and make significant contributions to our success; and
•	an understanding of the fiduciary responsibilities that are required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.
With respect to the nomination of continuing directors for re-election, the individual’s historical and ongoing contributions to the Board are also considered. The Corporate Governance and Nominating Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests. The Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to best fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, gender, age, sexual orientation, disability or any other basis proscribed by law.
The Corporate Governance and Nominating Committee has not set either term limits or age limits for members of the Board, believing that the Company’s interests are best served by members of the Board with substantial experience and knowledge of the Company’s business and that age is generally not a barrier to effective performance as a member of the Board.
Director Recommendations and Nominations from Stockholders
The Corporate Governance and Nominating Committee will consider recommendations from stockholders of individuals for service on the Board of Directors at our 2026 annual meeting of stockholders, provided that such recommendations are submitted in a timely manner in writing to the Corporate Secretary of the Company at Harmonic Inc., 2590 Orchard Parkway, San Jose, California 95131. If a stockholder desires to recommend an individual for consideration by the Corporate Governance and Nominating Committee for nomination by the Board, such recommendation must be received no later than December 31, 2025, which is 120 calendar days prior to the first anniversary of the date this Proxy Statement first became available to stockholders. In evaluating director candidates recommended by stockholders, the Corporate Governance and Nominating Committee will use the same criteria as it uses to evaluate all prospective members of the Board.
Under our amended and restated bylaws, stockholders may also directly nominate persons for our Board of Directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and Rule 14a-19 and should be sent in writing to the Corporate Secretary of the Company at Harmonic Inc., 2590 Orchard Parkway, San Jose, California 95131. To be timely for our 2026 annual meeting of stockholders, nominations must be delivered to the Corporate Secretary of the Company no earlier than February 12, 2026 and no later than March 14, 2026. Our amended and restated bylaws are available on the Company’s website at www.harmonicinc.com in the Corporate Governance section of the Investor Relations page.
Communications with our Board
The Board believes that management should be the primary means of communication between the Company and all of its constituencies, including stockholders, customers, suppliers and employees. However, stockholders and interested parties wishing to communicate with a non-management member of our Board may do so by writing to such director by sending registered or overnight mail to Harmonic Inc., 2590 Orchard Parkway, San Jose, California 95131. Our Corporate Secretary or Legal Department, in consultation with appropriate members of the Board as necessary, will review all incoming communications and will route such communications to the appropriate director(s). These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 or Rule 14a-19 under the Exchange Act.

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Board Diversity Matrix
The gender identity and demographic background of our directors as of April 1, 2025, based on self-identification, is set forth in the table below.

	Female	Male
Total Number of Directors	8
Gender Identity:
Directors	3	5
Demographic Background
White	3	4
Asian		1

Director Compensation
As compensation for its non-employee directors, Harmonic uses a combination of cash and equity-based incentive compensation. Directors who are employees of the Company do not receive additional compensation for their service as directors. Mr. Ben-Natan receives no compensation for his service as a director and compensation earned by Mr. Ben-Natan for his service as CEO is shown in the Summary Compensation Table on page 57 of this Proxy Statement.
During 2024, the Compensation Committee continued to retain its independent compensation consultant Compensia, Inc. (“Compensia”), which provided the committee with recommendations and competitive non-employee director compensation data and analyses in setting non-employee director compensation for 2024. Commencing in August 2024, the Compensation Committee engaged Exequity LLP (“Exequity” and together with Compensia, the “2024 Compensation Consultants”) to assist in reviewing the cash and equity compensation for non-employee directors and executive management (as discussed further below) on a go-forward basis. For 2025, Exequity provided recommendations and competitive non-employee director compensation data and analyses. In each of 2024 and 2025, the Compensation Committee considered and discussed these recommendations and data, and considered the specific duties and committee responsibilities of particular directors. The Compensation Committee recommended, and the Board adopted, Compensia’s recommendations when it approved the 2024 non-employee director compensation program described below. We believe the program provides our non-employee directors with reasonable and appropriate compensation that is commensurate with the services they provide and competitive with compensation paid by our peers to their non-employee directors.

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CORPORATE GOVERNANCE
The Compensation Committee periodically reviews the type and form of compensation paid to our non-employee directors, which includes a market assessment and analysis by the Compensation Committee’s then compensation consultant. As part of this analysis for 2024, Compensia reviewed non-employee director compensation trends and data from companies comprising the same peer group used by the Compensation Committee in connection with the Compensation Committee’s review of Harmonic’s executive compensation. The following table provides the non-employee director compensation approved for 2024.

Annual Retainer	Director Compensation Elements	2024 Compensation Program
	Board service:		$50,000
	Board Chair:	Additional	$50,000
	Committee service:(1)
	Audit Committee:	Chair	$25,000
		Member	$10,000
	Compensation Committee:	Chair	$19,500
		Member	$9,000
	Corporate Governance & Nominating Committee:	Chair	$11,000
		Member	$5,000
	Annual equity grant:	$150,000 in restricted stock units, 1 year cliff vest
	New director initial equity grant:	$150,000 in restricted stock units, prorated to director’s start date

(1)	Each non-employee director who serves as a committee chair receives only the additional annual cash fee as the chair of the committee, and not the additional annual fee as a member of the committee.
Cash Compensation. Board and Board committee retainers are paid quarterly. No additional fees were paid for attending in-person or telephonic meetings of the Board or its committees.
Equity Compensation. The 2002 Director Stock Plan, as amended (the “2002 Plan”), expired in March 2025. The plan provided for grants of stock options or restricted stock units (“RSUs”) to be made in the form of initial grants, ongoing annual grants, and discretionary grants to non-employee directors. For 2024, grants to non-employee directors were as follows:
•
Initial Grants. Each new non-employee director who joined the Board was entitled to receive stock options or RSUs, or a mix thereof, on the date that the individual was first appointed or elected to the Board, as determined by the Board in its sole discretion. As outlined above, under the director compensation program, a new non-employee director would receive a standard annual grant that was prorated to his or her Board appointment date during the current February-to-February one year vesting period for Board grants.

•
Annual Grants. Each non-employee director who served on the Board for at least six months, as of the date of grant, received an annual grant of stock options or RSUs, or a mix thereof, as determined by the Board in its sole discretion. Annual grants have historically been made in the first quarter of each fiscal year and have been comprised of only RSUs. Under the existing director compensation program, non-employee directors received an RSU award in the first quarter of 2024 in an amount determined by dividing $150,000 by the 30-trading day average closing price of the Company’s common stock prior to the grant date, and that was scheduled to vest in full after one year.

•	Discretionary Grants. The Board could make discretionary grants of stock options or RSUs, or a mix thereof, to any non-employee director. No discretionary grants were made in 2024.
In February 2025, on the recommendation of the Compensation Committee following consultation with Exequity, the Board approved a continuation of the cash and equity compensation for non-employee directors described above for 2025, with the only change being to increase the target grant date value of the the annual equity grant from $150,000 to $190,000. As discussed further under Proposal 4 below, if stockholders approve our 2025 Equity Incentive Plan, any equity awards to be granted to non-employee directors will be issued under such new plan.
We maintain a policy that enables our non-employee directors to elect to defer the receipt of RSUs granted as Initial Grants or Annual Grants. If so elected, 100% of the RSUs subject to such Initial Grant or Annual Grant (as applicable), to the extent vested, will be deferred

[19]

CORPORATE GOVERNANCE
and paid within 60 days following the earliest to occur of (i) a change in control (as defined within the policy), (ii) the director’s separation from service (as defined under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)), and (iii) the director’s death, subject to any required six-month delay required under Section 409A of the Code. Non-employee directors may elect to defer their Annual Grants before the end of the calendar year to which such grants relate. Unless revoked under the policy’s terms, a deferral election will remain in effect with respect to Annual Grants made in future years.
2024 Director Compensation

Name	Fees Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Patrick Gallagher	114,000	165,503(2)	279,503
Deborah L. Clifford	77,092	165,503(2)	242,595
Stephanie Copeland(4)	30,549	102,543(3)	133,092
Dana Crandall(4)	30,549	102,543(3)	133,092
Neel Dev(4)	26,777	93,018(3)	119,795
David Krall	67,604	165,503(2)	233,107
Dan Whalen(4)	21,644	81,585(3)	103,229
Sophia Kim(5)	30,000	165,503(2)	195,503
Susan G. Swenson(5)	35,500	165,503(2)	201,003
Mitzi Reaugh(6)	72,275	165,503(2)	237,778

(1)
The amounts in this column represent the aggregate grant date fair value of awards for grants of RSUs to each listed non-employee director in 2024, computed in accordance with applicable accounting guidance. These amounts do not represent the actual amounts paid to or realized by the directors during 2024 or thereafter. The grant date fair market value of the RSUs is based on the closing market price of the Common Stock on the date of grant.

(2)
Annual grants of RSUs under our 2002 Plan were made on February 16, 2024, to each of the Company’s non-employee directors. Each annual RSU grant covered 12,107 shares and was scheduled to vest in full on February 15, 2025, subject to continued service on the Board through such date; provided, however, Ms. Kim and Ms. Swenson’s RSU grants were canceled as to all but 3,848 shares when they resigned from the Board in June 2024 in connection with their decision not to stand for reelection at the Company’s 2024 annual meeting of stockholders. The Board approved full vesting of Ms. Reaugh’s RSU awards that were granted on February 16, 2024 (for a total of 12,107 shares vesting) and prorated vesting for Ms. Kim and Ms. Swenson which resulted in the vesting of 3,848 shares subject to the RSUs for such directors. Mr. Gallagher and Ms. Clifford elected to defer the receipt of the shares issuable on settlement of the vested RSUs granted in 2024 in accordance with the deferral election described above.

(3)
Initial grants of RSUs under our 2005 Equity Incentive Plan to each of the Company’s non-employee directors who joined the Board in 2024 after February 15, 2024 were made on June 24, 2024 to Ms. Copeland and Ms. Crandall; on July 22, 2024 to Mr. Dev; and on August 21, 2024 to Mr. Whalen. Each initial RSU grant covered a prorated number of shares based on the director’s start date and was scheduled to vest in full on February 15, 2025, subject to continued service on the Board through such date. Mr. Dev elected to defer the receipt of the shares issuable on settlement of the vested RSUs granted in 2024 in accordance with the deferral election described above.

(4)	Ms. Copeland and Ms. Crandall joined the Board in June 2024. Mr. Dev joined the Board in July 2024 and Mr. Whalen in August 2024.
(5)	Ms. Kim and Ms. Swenson resigned from our Board in June 2024, and therefore received prorated director fees through the end of the fiscal quarter of their resignation.
(6)	Ms. Reaugh resigned from our Board in December 2024.

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CORPORATE GOVERNANCE
Outstanding Equity Awards as of December 31, 2024
The following table provides the number of shares of Common Stock subject to RSUs held by non-employee directors of the Company as of December 31, 2024, with no stock options outstanding.

Name	Number of Shares Subject to Unvested Restricted Stock Units Outstanding
Patrick Gallagher	12,107
Deborah L. Clifford	12,107
Stephanie Copeland	8,909
Dana Crandall	8,909
Neel Dev	7,400
David Krall	12,107
Dan Whalen	5,840
Sophia Kim	0
Mitzi Reaugh	0
Susan G. Swenson	0

Non-Employee Director Stock Ownership Policy
Under the Board’s non-employee director stock ownership policy, each non-employee director is required to beneficially own shares of Common Stock with a market value equal to at least $175,000 (excluding, for the purposes of this calculation, the value of stock options exercisable within 60 days) by the later of the Company’s 2018 annual meeting of stockholders or the fifth anniversary of the director’s election to the Board. As of April 1, 2025, each non-employee director is in compliance with these guidelines or is on track to be in compliance with these guidelines by the applicable deadline.

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Corporate Social Responsibility
We are committed to supporting our people, providing environmentally sustainable solutions to our customers, reducing the environmental impact of our operations, and giving back to the communities in which we operate. More information can be found in our Corporate Social Responsibility Reports on our website at www.harmonicinc.com/corporate-responsibility/. This website address is intended to be an inactive textual reference only. None of the information on, or accessible through, our website is part of this Proxy Statement or is incorporated by reference herein.

Our Planet

●
Our cOS™ Broadband Platform, which won the 2023 NAB Show Excellence in Sustainability Award, can drastically reduce the energy consumption and physical footprint of our customers’ facilities, compared to legacy solutions.

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Our VOS®360 SaaS platforms can significantly lower the energy consumption of our customers’ video delivery operations, compared to owning dedicated equipment, by leveraging the greater efficiency of public clouds.

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We have established targets for reducing GHG emissions in our direct operations: 45% reduction by 2030 and achieving net zero by 2050 for Scope 1 and 2 emissions (using 2022 as our baseline). We are developing science-based targets for our Scope 3 emissions.

●
We continue to work on reducing GHG emissions related to transporting products to our customers, primarily by maximizing sea shipments and minimizing air freight whenever possible.

Inclusion and Belonging

●
As a global company, we believe our success depends on talented, innovative, diverse and inclusive teams, where all employees are respected regardless of gender, race, color, national origin, ancestry, citizenship, religion, age, physical or mental disability, medical condition, genetic information, pregnancy, sexual orientation, gender identity or gender expression, veteran status, or marital status.

●
Our Code of Business Conduct and Ethics establishes clear expectations for a working environment that inspires trust and respect, empowers our people to do their best work, and does not infringe in any way on the inherent dignity of our employees.

●
Our annual employee engagement survey has consistently resulted in belonging and overall engagement scores that exceeded the global average of other high scoring companies.

Our People

●
We invest in professional development for our people. We partner with third party e-learning platforms to offer thousands of online courses to employees across a wide range of topic areas. We provide product, technical, sales and management training and coaching, as well as regular training on topics critical to the functioning of the business, including cybersecurity, regulatory matters and health and safety.

●
We regularly sponsor social and cultural events and activities at our various offices, as well as global hackathons. We continue to support hybrid work policies tailored to the needs of local management and teams.

●
We are committed to our people adhering to the highest standards of ethical integrity. Our Code of Business Conduct and Ethics covers ethical conduct and anti-corruption, conflicts of interest, compliance and communications, and requires all Harmonic personnel and business partners to Act in Good Faith, Act Ethically and Comply with the Law.

Harmonic Cares

●
In recent years, our employees around the world have initiated, organized or participated in a number of activities to give back to their communities, including: various local programs aimed at exposing youth from underrepresented or under-served groups to STEM, broadcast and media, and business careers; mentoring for refugees seeking employment, and other mentoring programs; blood donation and food bank drives; restoring and cleaning public parks; charity runs in support of hospitals and healthcare workers; sponsorship of school education for girls from under-resourced families; and supporting humanitarian relief efforts in conflict zones.

●
The efforts of our employees were recognized when Harmonic won the 2024 NAB Show Community and Social Impact Award.

22

PROPOSAL 2 ADVISORY VOTE ON NEO COMPENSATION To hold an advisory vote to approve named executive officer compensation.	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY VOTE APPROVING NAMED EXECUTIVE OFFICER COMPENSATION.

Pursuant to Section 14A of the Exchange Act of 1934 as promulgated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are asking stockholders to vote on the compensation of our named executive officers (the “NEOs”), as named in accordance with applicable SEC rules, on page 44 of this Proxy Statement. This Proposal 2, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our NEOs and the named executive officer compensation philosophy, policies and practices described in this Proxy Statement.
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our NEO compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining NEO compensation for the remainder of the current fiscal year and for future fiscal years. Our Board and Compensation Committee value the opinions of our stockholders, and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any action is necessary to address those concerns. At our 2024 annual meeting, our stockholders approved the compensation of our NEOs, with approximately 94% of the shares present and entitled to vote voting in favor of the say-on-pay proposal. As we evaluated our compensation practices and talent needs throughout 2024, we were mindful of the support our stockholders expressed for our philosophy of linking compensation to our financial goals and in support of enhancing stockholder value. As a result, the Compensation Committee decided to retain our general approach with respect to our NEO compensation programs, with an emphasis on delivering long-term and short-term incentive compensation that reward our executives commensurate with the value they deliver to our stockholders. Since 2011, we have held an advisory vote to approve NEO compensation each year, and the next such advisory vote will occur at our 2026 annual meeting.
The Company’s goal for its NEO compensation program is to attract, motivate and retain a talented and creative team of executives who will contribute significantly to the long-term success of the Company and the enhancement of stockholder value. As described in the “Compensation Discussion and Analysis” and “Executive Compensation” sections beginning on pages 45 and 57, respectively, of this Proxy Statement, we believe that our NEO compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. We would like to highlight the following items that support these beliefs:
•	Our Compensation Committee retains an independent compensation consultant to assist it in the evaluation of appropriate cash and equity compensation for executive management.
•	The compensation philosophy of our Compensation Committee includes relating each of the individual components of executive management compensation to overall Company performance.
•	The compensation philosophy of our Compensation Committee includes tying incentive bonus payments to the achievement of objective performance parameters.
•
The compensation philosophy of our Compensation Committee includes putting at risk a significant portion of each executive’s total target compensation and rewarding our executive management for superior performance by the Company.

•
The compensation philosophy of our Compensation Committee includes reflecting competitive market requirements and strategic business needs in determining the appropriate mix of cash and non-cash, and short-term and long-term, compensation.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

[23]

PROPOSAL 3
APPROVAL OF AMENDMENT TO
2002 EMPLOYEE STOCK PURCHASE PLAN
To approve an amendment to the 2002 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 500,000 shares.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO THE 2002 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THERE UNDER BY 500,000 SHARES.

The Company’s stockholders are being asked to approve a 500,000 share increase in the number of shares of Common Stock reserved for issuance under the Company’s 2002 Employee Stock Purchase Plan (the “ESPP”).
The ESPP was adopted by the Board of Directors in March 2002 and was approved by our stockholders in May 2002. The ESPP, as initially approved, permitted the issuance of 1,500,000 shares of Common Stock. Amendments to the ESPP, adopted in May 2004, May 2006, May 2009, July 2011, August 2013, July 2014, June 2016, June 2017, June 2018, June 2019, June 2020, June 2021, June 2022, June 2023, and June 2024 increased the maximum number of shares available for issuance under the ESPP by an additional 19,350,000 shares in the aggregate, resulting in 20,850,000 shares of Common Stock permitted for issuance under the ESPP. As of April 1, 2025, there were 759,004 shares of Common Stock available for issuance under the ESPP.
In April 2025, the Board of Directors unanimously approved an amendment to the ESPP, subject to obtaining stockholder approval, to increase the number of shares of Common Stock available for issuance under the ESPP by 500,000 shares. The ESPP has not been amended in any material way, other than to increase the number of shares of Common Stock available for issuance under the ESPP, since our stockholders last approved the ESPP at our 2024 annual meeting of stockholders. If this proposal is approved by our stockholders, the shares reserved and available for issuance under the ESPP for the current offering period and for subsequent offering periods commencing under the ESPP, will be increased by 500,000 shares. Based on the Company’s current forecasts and estimated participation rates, the Company expects that with this increase, the ESPP will have enough shares of Common Stock to cover ESPP purchases through July 2026. However, the actual period over which such shares will be sufficient to cover ESPP purchases will be impacted by the actual number of shares that will be purchased under the ESPP, which will depend on various factors including, for example, the number of participants, each participant’s contribution rate, and our stock price.
If this proposal is not approved by the Company’s stockholders, the shares reserved and available for issuance under the ESPP will be 759,004, and, based on current forecasts and estimated participation rates, the Company anticipates this may only be enough shares of Common Stock to fully cover ESPP purchases through January 2026.
We maintain the ESPP in order to encourage employees to acquire equity ownership in the Company in an effort to promote the closer alignment of the interests of employees with those of the Company’s stockholders. The proposed increase in the number of shares available for issuance under the ESPP will enable the Company to continue to use the ESPP as a valuable tool for attracting and retaining key personnel and aligning the interests of ESPP participants with those of the Company’s stockholders. We believe that the ESPP remains an important element of a competitive compensation package, especially for technology companies, as these plans are offered by many public companies with which we compete for employees. Approximately 61% of our employees eligible to participate in the ESPP during the offering period ending July 1, 2025 are participating in the ESPP.
Description of the ESPP
The following is a summary of the principal features of the ESPP and its operation. This summary is qualified in its entirety by reference to the ESPP, a copy of which is appended as Appendix A.
Purpose. The purpose of the ESPP is to provide employees with an opportunity to purchase Common Stock through payroll deductions.
Administration. The ESPP is administered by the Board or a committee of the Board appointed by the Board (in either case, the “ESPP Administrator”). The ESPP Administrator has full and exclusive discretionary authority to construe, interpret and apply the terms of the ESPP, and the ESPP Administrator’s findings, decisions, and determinations are final and binding upon all parties to the full extent permitted by law. The ESPP is intended to qualify under the provisions of Section 423 of the Code, provided that the ESPP Administrator may permit participation in the ESPP in a component of the ESPP that does not so qualify, in order to accommodate the specific requirements of local laws, regulations and procedures for jurisdictions outside of the U.S. in accordance with the terms of the ESPP.

24

PROPOSAL 3 APPROVAL OF AMENDMENT TO 2002 EMPLOYEE STOCK PURCHASE PLAN
Eligibility. Employees of the Company or any Company subsidiary or affiliate (referring to an entity that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company, but only with respect to the component of the ESPP that does not qualify under the provisions of Code Section 423) designated by the ESPP Administrator are eligible to participate in the ESPP, provided further that the employee’s customary employment with the Company or the designated subsidiary or affiliate is at least 20 hours per week and more than five months in any calendar year, unless required otherwise by applicable law. As of the beginning of the current offering period on January 1, 2025, approximately 1,218 employees were eligible to participate in the ESPP. No employee who immediately following the grant of a purchase right under the ESPP, would own stock and/or hold outstanding options to purchase stock that is equal to or greater than 5% of the total combined voting power or value of all classes of stock of ours or any of our subsidiaries, may participate in the ESPP. Moreover, no employee may participate to the extent that he or she may purchase Common Stock at a rate, taking into account all employee stock purchase plans of the Company, that exceeds $25,000 (based on fair market value of the Common Stock determined on the first day of any offering period) for each calendar year that the purchase right remains outstanding.
Shares Available for Issuance. Subject to adjustment upon certain changes in the Company’s capitalization as described in the ESPP, the maximum number of shares of Common Stock that may be issued under the ESPP is 20,850,000 shares. If our stockholders approve this proposal, an additional 500,000 shares will become reserved and available for issuance in the current offering period and for subsequent offering periods commencing under the ESPP, resulting in a maximum number of shares of Common Stock that may be issued under the ESPP equal to 21,350,000. As of March 31, 2025, there were 759,004 shares of Common Stock available for issuance under the ESPP, a significant percentage of which are expected to be issued on the next purchase date on July 1, 2025, after the end of the current offering period.
Offering Period. The ESPP currently has consecutive offering periods that have a duration of approximately six months, commencing on the first trading day for Common Stock on or after each January 1 and July 1 and terminating on the last trading day of the offering period ending approximately six months thereafter. Our Board of Directors has the power to change the commencement date and the duration of future offering periods without stockholder approval, if such change is announced prior to the scheduled beginning of the first offering period to be affected by such change. Each offering period constitutes a purchase period during which shares of Common Stock may be purchased on behalf of the participants in accordance with the terms of the ESPP.
Participation. To participate in an offering period under the ESPP, an individual who is an eligible employee on the first day of such offering period must authorize payroll deductions pursuant to the ESPP by a written subscription agreement authorizing payroll deductions that is filed with our payroll office at least five (5) days before the first day of such offering period, or as otherwise determined by the ESPP Administrator. A participant’s subscription agreement will remain in effect for successive offering periods unless terminated by the participant. The basis of participation in the ESPP is an eligible employee making an election to participate during an applicable enrollment period for an offering period, and making contributions through after-tax payroll deductions for that period.
Payroll deductions are withheld only in whole percentages of the participant’s compensation and cannot exceed 10% of a participant’s compensation that she or he receives on each pay day during the offering period. Payroll deductions for an offering period commence on the first pay day following the first day of the offering period and end on the last day of the offering period, unless sooner terminated by the participant. If a pay day occurs on the last day of an offering period under the ESPP, the amount deducted on that day will be applied to the new offering period. Amounts withheld from a participant’s payroll are credited to the participant’s account under the ESPP. No interest will accrue on this account, unless otherwise required under applicable law. Statements of account will be provided to participants at least annually.
A participant may not make any additional payments into her or his account other than by payroll deductions, except that to the extent the Administrator determines that payroll deductions are prohibited or otherwise problematic under applicable law, the ESPP Administrator may require contributions by other means it determines. To the extent necessary to comply with applicable requirements under Section 423 of the Code, and eligibility limitations pursuant to the ESPP, a participant’s payroll deductions may be decreased to zero at any time during an offering period.
A participant may decrease, but not increase, the rate of payroll deductions during an offering period. However, the ESPP Administrator may, in its discretion, limit the nature and/or number of participant rate changes during any offering period.

[25]

PROPOSAL 3 APPROVAL OF AMENDMENT TO 2002 EMPLOYEE STOCK PURCHASE PLAN
Grant. The number of shares of Common Stock a participant purchases in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during the offering period by the purchase price. However, a participant may purchase no more than 1,500 shares in any offering period (or in the event that any offering periods will provide for more than one purchase date, then limited to 1,500 shares in any purchase period). The ESPP Administrator, in its discretion, may increase or decrease the maximum number of shares of Common Stock that participants may purchase in future offering periods (and for any purchase periods in such future offering periods).
Purchase Price; Exercise. The Internal Revenue Service views participants in our ESPP as receiving options. The price per share of the shares subject to the option, as permitted by the Code, is the lower of (i) 85% of the fair market value of a share of Common Stock on the first day of the offering period, or (ii) 85% of the fair market value of a share of Common Stock on the purchase date, which is the last day of the offering period. Unless a participant withdraws from the ESPP or her or his employment terminates with us or a designated subsidiary, the participant’s option for the purchase of shares is exercised automatically on each purchase date, with shares issued as soon as reasonably practicable thereafter. Until the shares are issued, a participant will have only the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends, or other rights as a stockholder. No fractional shares may be purchased, and any accumulated payroll deductions not sufficient to purchase a full share are retained in the participant’s account for the subsequent offering period Any other funds left over after the purchase of shares are returned to the participant.
If the number of shares with respect to which options are to be exercised exceed shares available for sale under the ESPP on a purchase date or commencement of an offering period, the ESPP Administrator may, in its sole discretion, make a pro rata allocation of the shares available for purchase and either continue the offering period then in effect or terminate the offering period then in effect. The ESPP Administrator may make such pro rata allocation of shares notwithstanding any authorization of additional shares for issuance under the ESPP by our stockholders subsequent to the commencement of an offering period. During a participant’s lifetime, the participant’s option under the ESPP is exercisable only by such participant. In addition, neither the payroll deductions credited to a participant’s account nor any rights to exercise or receive shares under the ESPP may be transferred or disposed of in any way, other than by will, the laws of descent and distribution or beneficiary designation, by the participant.
Tax Withholding. At the time a participant realizes income in connection with the ESPP, including with respect to any sale or early disposition of shares by the participant, the participant must make adequate provision for any tax withholding obligations, if any, of the Company or the applicable subsidiary or affiliate employing the participant, and the Company or applicable subsidiary or affiliate may withhold any necessary amounts from the participant’s compensation. The Company or applicable subsidiary or affiliate may withhold from the proceeds of the sale of common stock or any other method that it deems appropriate (to the extent permitted under Section 423 of the Code for options intended to qualify for treatment under that section).
Withdrawal; Termination of Employment. A participant may withdraw all, but not less than all, the payroll deductions credited to her or his account, and not yet used to exercise her or his option, under the ESPP at any time by written notice to the Company. If a participant withdraws from an offering period, no further payroll deductions by the participant will be made during the offering period and payroll deductions will not automatically resume at the beginning of the succeeding offering period. Additionally, payroll deductions credited to the participant’s account during the offering period, but not yet used to exercise the option, will be returned to the participant or, in the case of her or his death, to the person or persons entitled thereto, and the participant’s option will automatically terminate. Withdrawal from an offering period has no effect upon a participant’s eligibility to participate in subsequent offering periods. If a participant fails to remain as our employee or an employee of a designated subsidiary, or otherwise ceases to meet the ESPP eligibility requirements, she or he is deemed to have withdrawn from the ESPP. A designated subsidiary generally refers to a subsidiary or in certain limited cases other affiliate of the Company selected by the ESPP Administrator as eligible to participate in the ESPP.
Adjustments upon Changes in Capitalization and Certain Transactions. Any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse, stock split, stock dividend, combination or reclassification of Common Stock or any other change in the number of shares of Common Stock effected without the Company receiving consideration will proportionately adjust the:
1.	number of shares of Common Stock covered by each ESPP option;
2.	number of shares of Common Stock each participant may purchase in a purchase period;
3.	number of shares of Common Stock available for sale under the ESPP; and
4.	price per share of Common Stock covered by each ESPP option.

26

PROPOSAL 3 APPROVAL OF AMENDMENT TO 2002 EMPLOYEE STOCK PURCHASE PLAN
Any other issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will not affect the number or price of shares of Common Stock subject to an ESPP option.
In the event of a proposed dissolution or liquidation of the Company, an offering period then in progress will be shortened by setting a new purchase date, and terminated immediately prior to the consummation of the proposed dissolution or liquidation, unless the ESPP Administrator provides otherwise. The ESPP Administrator will notify each participant in writing at least ten business days prior to the new purchase date that her or his option will be automatically exercised on the new purchase date, unless prior to such date the participant has withdrawn from the offering period.
In the event of a merger or change of control of the Company, each outstanding option under the ESPP will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. If the successor corporation refuses to assume, or substitute for, the option, any purchase period then in progress under the ESPP is shortened by setting a new purchase date to occur before merger or change of control, and any offering period then in progress under the ESPP is terminated before the date of the proposed merger or change of control. The Administrator will notify each participant in writing at least ten business days prior to the new purchase date that her or his option will be automatically exercised on the new purchase date, unless prior to such date the participant has withdrawn from the offering period.
Amendment or Termination. The ESPP Administrator may, at any time and for any reason, terminate or amend the ESPP, except that no terminations can affect options previously granted, other than certain terminations specified in the ESPP. However, the ESPP Administrator may terminate an offering period on any exercise date if the ESPP Administrator determines that the termination of the Offering Period or the ESPP is in the best interests of the Company or its stockholders. The ESPP will continue in effect until terminated by the ESPP Administrator. Without stockholder approval and without regard to whether any participant rights may be considered to have been adversely affected, the ESPP Administrator is entitled to:
1.	change the offering periods;
2.	limit the frequency and number of changes in the amount withheld during an offering period;
3.	establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars;
4.	permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in our processing of properly completed withholding elections;
5.
establish reasonable waiting and adjustment periods and accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock properly correspond with amounts withheld; and

6.	establish such other limitations or procedures as the ESPP Administrator determines, in its sole discretion, to be advisable and which are consistent with the ESPP.
In the event the ESPP Administrator determines that the ongoing operation of the ESPP may result in unfavorable financial accounting consequences, the Board of Directors may, in its discretion, without stockholder approval or the consent of any participant, and to the extent necessary or desirable, modify or amend the ESPP to reduce or eliminate such accounting consequence, including, without limitation, by (i) increasing the purchase price for any offering period, including an offering period underway at the time of action by the Board of Directors, (ii) shortening any offering period so that offering period ends on a new purchase date, including an offering period underway at the time of the action by the Board of Directors, and (iii) allocating shares.

[27]

PROPOSAL 3 APPROVAL OF AMENDMENT TO 2002 EMPLOYEE STOCK PURCHASE PLAN
Number of Shares Purchased by Certain Individuals and Groups
Given that the number of shares that may be purchased under the ESPP is determined, in part, by the Common Stock’s market value at the beginning and end of each offering period (or upon a purchase date within an offering period), and given that participation in the ESPP is voluntary on the part of employees, the actual number of shares that may be purchased by any individual is not determinable. The following table sets forth (a) the number of shares of Common Stock that were purchased under the ESPP during fiscal year 2024 by each of our NEOs, our current executive officers as a group, our non-employee directors as a group, and our employees, including all current officers who are not executive officers, as a group, and (b) the weighted average per share purchase price paid for such shares by each such NEO or group. As of March 31, 2025, the per share closing price of our Common Stock as quoted on the Nasdaq Global Select Market was $9.59. Our NEOs have an interest in this proposal as they are eligible to participate in the ESPP. Our non-employee directors are not eligible to participate in the ESPP.

ESPP Transactions 2024
Name of Individual or Identity of Group and Principal Position	Number of Shares Purchased (#)	Weighted Average Purchase Price Per Share ($)
Nimrod Ben-Natan, President and Chief Executive Officer(1)	—	—
Walter Jankovic, Chief Financial Officer	—	—
Neven Haltmayer, Senior Vice President and General Manager, Video Business	—	—
Timothy Chu, General Counsel and Senior Vice President, Human Resources	—	—
Patrick J. Harshman, Former President and Chief Executive Officer(1)	—	—
Ian Graham, Former Senior Vice President, Global Sales(1)	—	—
All current executive officers as a group (4 persons)	—	—
All current directors who are not executive officers as a group (7 persons)(2)	—	—
All employees, including all current officers who are not executive officers, as a group (1,236 persons)(3)	622,004	$10.66

(1)
Mr. Harshman’s employment with us terminated in June 2024. Upon Mr. Harshman’s resignation, Mr. Ben-Natan was appointed President and Chief Executive Officer in June 2024. Mr. Chu was designated as a Section 16(a) reporting officer in July 2024. Mr. Graham’s employment with us terminated in July 2024.

(2)	Our non-employee directors are not eligible to participate in the ESPP.
(3)
We had 1,240 employees (including 4 executive officers) as of December 31, 2024, 22 of which were employees who were not eligible to participate in the ESPP due to being employed by Company subsidiaries located in countries where the Company does not offer the ESPP. A total of 747 employees participated in the ESPP with respect to purchases under offering periods that concluded in 2024.

28

PROPOSAL 3 APPROVAL OF AMENDMENT TO 2002 EMPLOYEE STOCK PURCHASE PLAN
Summary of U.S. Federal Income Tax Consequences
The following brief summary is intended only as a general guide to the material U.S. federal tax consequences upon a participant and the Company with respect to the shares purchased under the ESPP. The summary is based on existing U.S. federal income tax laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the tax laws of any municipality, state or non-U.S. jurisdiction to which the participant may be subject. As a result, tax consequences for any particular participant may vary based on individual circumstances.
The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under an employee stock purchase plan which so qualifies, a participant generally will not have taxable income upon either the grant of the purchase right or at the time the shares of Common Stock are purchased, but the employee generally will have taxable income when the employee sells or otherwise disposes of shares purchased under such qualifying plan.
Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and more than one year from the applicable purchase date, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. Alternatively, if the fair market value of the shares on the date of the sale or disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss.
If the shares are sold or otherwise disposed of before the expiration of either of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares, on the date the shares are purchased, over the purchase price. Any additional gain or loss on such sale or disposition will be capital gain or loss. If the shares have been held for more than one year since the date of purchase, the gain or loss will be long-term. If not, the gain or loss will be short-term.
The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant with respect to such a sale or disposition, except to the extent of ordinary income recognized by participants upon sale or disposition of shares prior to the expiration of the holding periods described above.

[29]

PROPOSAL 4 APPROVAL OF 2025 EQUITY INCENTIVE PLAN To approve the Harmonic Inc. 2025 Equity Incentive Plan.	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2025 EQUITY INCENTIVE PLAN.

The Company’s stockholders are being asked to approve the Harmonic Inc. 2025 Equity Incentive Plan and its material terms (the “2025 Plan”) so that we may continue to achieve our goals of attracting, motivating and retaining our service providers through grants of equity awards, which the Board of Directors believes to be in the best interests of the Company and its stockholders. The Board of Directors, Compensation Committee, and management believe that grants of equity awards to employees and other service providers motivate high levels of performance to achieve our goals, provide an effective means for recognizing their contributions that promote our success, and promote the closer alignment of the interests of employees and other service providers with those of our stockholders.
If approved by stockholders at our Annual Meeting, the 2025 Plan will become effective as of the date of our Annual Meeting (the “Plan Effective Date”). The Board of Directors has approved the termination of our 1995 Stock Plan (the “1995 Plan”), subject to stockholder approval of the 2025 Plan. Our 2002 Director Plan (the “Director Plan,” and together with the 1995 Plan, the “Prior Plans”) terminated in accordance with its terms in March 2025. Upon stockholder approval of the 2025 Plan, the 1995 Plan will terminate, we will cease granting awards under that plan, and the 2025 Plan will be the only plan under which the Company can grant equity awards to employees (other than the Company’s 2002 Employee Stock Purchase Plan) and to non-employee directors. Notwithstanding such terminations, each Prior Plan will continue to govern the terms of outstanding awards previously granted under it. If our stockholders do not approve the 2025 Plan, the 1995 Plan will continue under its current terms and we will continue to grant future equity awards under that plan, until the 1995 Plan expires. However, this would mean that we will be unable to grant equity awards to non-employee members of our Board of Directors and may be unable to continue making grants under the 1995 Plan once the share reserve thereunder has been depleted, jeopardizing our ability to attract and retain the talent necessary for us to continue and succeed in our business.
Stockholders are not being asked to approve an increase in the maximum number of shares of Company Common Stock (“Shares”) reserved under the 2025 Plan beyond the number of Shares available under the Company’s 1995 Stock Plan on the Plan Effective Date and the number of Shares that were available under the Company’s 2002 Director Stock Plan when such plan expired in March 2025, plus Shares that may become available pursuant to the share recycling provisions under the 2025 Plan with respect to awards under the Prior Plans and 2025 Plan. Accordingly, under the 2025 Plan’s share reserve that stockholders are being asked to approve, the maximum aggregate number of Shares that initially will be reserved for issuance under the 2025 Plan is the sum of the following:
(a)
261,340 Shares (which is intended to reflect any Shares that, as of the date of termination of the Director Plan, had been reserved, unissued and not subject to any awards granted under the Director Plan); plus

(b)
the number of any Shares subject to awards granted under our Director Plan that, on or after the Director Plan terminates, for any options, expires or become unexercisable without having been exercised in full, or for any restricted stock units (“RSUs”), are forfeited due to failure to vest; provided that any such Shares used to pay for the withholding tax or exercise price of any such award will not become available under the 2025 Plan, and the maximum number of such Shares will not exceed 278,979 Shares; plus

(c)	the number of any Shares that, as of immediately prior to the Plan Effective Date, are reserved, unissued and not subject to any awards granted under the 1995 Plan; plus
(d)
the number of any Shares subject to awards granted under our 1995 Plan that, on or after the Plan Effective Date, for any options and stock appreciation rights, expire or become unexercisable without having been exercised in full, or for other award types, are forfeited to or repurchased due to failure to vest, or are not issued due to the award being paid out in cash; provided that any such Shares used to pay for the withholding tax or exercise price of any such award will not become available under the 2025 Plan, and the maximum number of Shares to be available under the 2025 Plan under clause (c) above and this clause (d) together will not exceed 10,735,358 Shares.

We anticipate that the Shares reserved under the 2025 Plan, based on currently projected share use, will be sufficient for the granting of equity awards under the 2025 Plan for approximately two (2) years. However, future circumstances and business needs, such as higher than expected headcount increases and competitive pressures for attracting and retaining employees may result in a significant increase in projected equity award grants.

30

PROPOSAL 4 APPROVAL OF 2025 EQUITY INCENTIVE PLAN
The Board of Directors has approved the 2025 Plan, subject to the approval of our stockholders at the Annual Meeting. The affirmative vote of the holders of a majority of the shares present in person or represented by Proxy and entitled to vote at the Annual Meeting will be required to approve this proposal.
The following tables provide certain information relating to the Prior Plans (which for clarity excludes information relating to the Company’s 2002 Employee Stock Purchase Plan).
Equity Plan Information as of April 1, 2025 (except as noted)

Amount
Shares available for grant under all active equity plans, plus under the Director Plan when it terminated March 1, 2025:	7,017,219
Stock options outstanding under all active and inactive equity plans:	—
Weighted average term of outstanding stock options under all active and inactive equity plans:	—
Weighted average exercise price of outstanding options under all active and inactive equity plans:	—
Outstanding and unvested RSUs granted subject to service-based vesting only, under all active and inactive equity plans:	2,700,276
Outstanding and unvested RSUs granted subject to performance-based vesting, under all active and inactive equity plans (at target performance)(1)(2):	976,058

(1)	As of April 1, 2025, none of the awards granted under the Director Plan that were outstanding on March 1, 2025 (when the Director Plan terminated) have been forfeited since such date.
(2)	These performance-based RSUs cover a total of 1,558,182 Shares at maximum performance.
1995 Plan Information as of April 1, 2025

Amount
Shares available for grant under the 1995 Plan:	6,755,879
Stock options outstanding:	—
Weighted average term of outstanding stock options:	—
Weighted average exercise price of outstanding options:	—
Outstanding and unvested RSUs granted subject to service-based vesting only:	2,421,297
Outstanding and unvested RSUs granted subject to performance-based vesting (at target performance)(1):	976,058

(1)	These performance-based RSUs cover a total of 1,464,087 Shares at maximum performance.
Director Plan Information as of April 1, 2025 (except as noted)

Amount
Shares available for grant under the Director Plan when it terminated March 1, 2025:	261,340
Stock options outstanding:	—
Weighted average term of outstanding stock options:	—
Weighted average exercise price of outstanding options:	—
Outstanding and unvested RSUs granted subject to service-based vesting only:	278,979
Outstanding and unvested RSUs granted subject to performance-based vesting (at target performance):	—

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PROPOSAL 4 APPROVAL OF 2025 EQUITY INCENTIVE PLAN
Historical Grants Under All Equity Plans
(in thousands)

	Stock Options	Time-Based RSUs	Performance-Based RSUs
Outstanding as of December 31, 2023	—	2,513	524
Granted	—	2,451	629
Exercised	—	—	—
Vested	—	(1,746)	(361)
Forfeited, canceled or expired	—	(316)	—
Outstanding as of December 31, 2024	—	2,902	792
Outstanding as of December 31, 2022	—	2,775	622
Granted	—	1,942	505
Exercised	—	—	—
Vested	—	(1,973)	(543)
Forfeited, canceled or expired	—	(231)	(60)
Outstanding as of December 31, 2023	—	2,513	524
Outstanding as of December 31, 2021	388	3,140	735
Granted	—	2,086	582
Exercised	(388)	—	—
Vested	—	(2,295)	(695)
Forfeited, canceled or expired	—	(156)	—
Outstanding as of December 31, 2022	—	2,775	622

Additional Equity Plan Information

Percent
Overhang(1):	3.59%
Average burn rate(2) for the 3 years covering fiscal years 2022 through 2024:	2.47%
Annual burn rate for fiscal 2024:	2.68%
Annual burn rate for fiscal 2023:	2.19%
Annual burn rate for fiscal 2022:	2.54%

(1)
We calculated overhang as the number of Shares subject to equity awards outstanding as of the end of fiscal 2024 (and with respect to performance-based equity awards, based on the maximum number of Shares subject to such awards), divided by the sum of the number of Shares outstanding as of such date, and the number of Shares subject to equity awards under the Prior Plans outstanding as of such date.

(2)
Burn rate measures our usage of our Shares for the Prior Plans as a percentage of the total outstanding Shares. The rates were calculated as the number of our Shares subject to equity awards granted during the year, divided by the weighted average number of our Shares outstanding during the year.

Reasons for Voting for the Proposal
The 2025 Plan has been designed consistent with best corporate governance practices.
•
Repricing Prohibition. The 2025 Plan prohibits any program providing participants the opportunity to exchange awards granted under the 2025 Plan for awards of the same type, awards of a different type, and/or cash, have the exercise price of awards reduced, or transfer awards granted under the 2025 Plan to a financial institution or other person or entity selected by the administrator of the 2025 Plan.

•
No Evergreen; Stockholder Approval is Required for Additional Shares. The 2025 Plan does not contain any annual “evergreen” provision but instead reserves a specified maximum number of shares for issuance under it. Stockholder approval will be required for increases in the shares issuable under the 2025 Plan.

•
Non-Employee Director Limits. Under the 2025 Plan, in any fiscal year of ours, no non-employee member of our Board of Directors may be granted, for his or her services on our Board of Directors, equity awards with an aggregate grant date fair value

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PROPOSAL 4 APPROVAL OF 2025 EQUITY INCENTIVE PLAN
and any other compensation (including any cash retainers or fees) that in the aggregate exceed $600,000, with such amount increased to $1,000,000 in the fiscal year of his or her initial service as a non-employee member of our Board of Directors.
•
Participant Limits. Under the 2025 Plan, in any fiscal year of ours, no participant may be granted stock options and stock appreciation rights to purchase more than 800,000 Shares, and no participant will be granted any restricted stock, RSUs and performance awards covering more than 800,000 Shares.

•
No Dividends on Options and Stock Appreciation Rights Until Shares Are Issued and No Dividend Payments on Other Awards While Unvested. Under the 2025 Plan and except for adjustments due to certain corporate transactions specified in the 2025 Plan, no stock option or stock appreciation right will confer any rights to dividends or other stockholder rights with respect to its underlying Shares until such Shares are issued following exercise of the award, and any dividends that the administrator may determine will be payable on any other awards granted under the 2025 Plan will be subject to the same vesting criteria, forfeitability and/or transferability restrictions as apply to the Shares subject to the awards on which such dividends would be paid.

•
Clawback Policy. The 2025 Plan provides that awards granted under the 2025 Plan will be subject to our clawback policy as may be established and/or amended from time to time to comply with applicable laws. The administrator of the 2025 Plan also may impose forfeiture of awards granted under the 2025 Plan as required by applicable laws as well as pursuant to such terms specified by the administrator in an award agreement. We adopted a clawback policy during 2023, as discussed further in the section of this Proxy Statement entitled “Compensation Discussion and Analysis.”

Summary of the 2025 Equity Incentive Plan
The following is a summary of the principal features of the 2025 Plan and its operation, as approved by the Board of Directors and its Compensation Committee in April 2025, subject to stockholder approval. This summary does not contain all of the terms and conditions of the 2025 Plan and is qualified in its entirety by reference to the 2025 Plan as set forth in Appendix B.
Purposes
The purposes of the 2025 Plan will be to attract and retain the best available personnel for positions of substantial responsibility with the Company or any parent or subsidiary of the Company; to provide additional incentive to eligible employees, directors, and consultants; and to promote the success of our business. These incentives will be provided through the grant of stock options, stock appreciation rights, restricted stock, RSUs, and performance awards as the administrator of the 2025 Plan may determine.
Eligibility and Types of Awards
The 2025 Plan permits the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees (including our officers) and any of our parents and subsidiaries’ employees, and the grant of nonstatutory stock options, restricted stock, RSUs, stock appreciation rights and performance awards to employees (including our officers) and natural-person consultants of the Company and any of its parents or subsidiaries and members of our Board (each such equity award, an “Award”). In contrast, our 1995 Plan provides for the grant of substantially the same types of awards but only to employees and consultants of ours and our parents and subsidiaries, and the Director Plan provided only for awards of nonstatutory stock options and RSUs to non-employee members of our Board of Directors. By consolidating our ability to grant awards to employees, consultants and directors under one plan, the 2025 Plan is expected to provide for more streamlined administration of our equity incentive programs across our various service providers.
As of April 1, 2025, we had approximately 7 members of our Board of Directors (of whom 1 is an employee), 1,242 employees (including 4 officers) and 0 natural-person consultants, who would be eligible for grants under the 2025 Plan. The basis for participation in the 2025 Plan is being eligible and being selected by the administrator of the 2025 Plan, in its discretion, to receive a grant thereunder.
Authorized Shares; Adjustments
Subject to the adjustment provisions in the 2025 Plan, the maximum aggregate number of Shares that may be issued under the 2025 Plan is the sum of the following: (a) the number of any Shares that, as of immediately prior to the Plan Effective Date, have been reserved but (x) not issued pursuant to any awards granted under the 1995 Plan and (y) not subject to any awards granted under the 1995 Plan, plus (b) the number of any Shares subject to awards granted under our 1995 Plan that, on or after the Plan Effective Date, for any options and stock appreciation rights, expire or become unexercisable without having been exercised in full, or for other award types, are forfeited to or repurchased due to failure to vest, or are not issued due to the award being paid out in cash; provided that (i) Shares used to pay for the withholding tax related to the award or exercise price of the award under the 1995 Plan will not become available pursuant to the

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PROPOSAL 4 APPROVAL OF 2025 EQUITY INCENTIVE PLAN
foregoing in this sentence under the 2025 Plan, and (ii) the maximum number of Shares to be available under the 2025 Plan pursuant to the clauses described in (a) and (b) above with respect to the 1995 Plan will not exceed 10,735,358 Shares, plus (c) 261,340 Shares (which is intended to reflect any Shares that, as of the date of termination of the Director Plan, had been reserved but (x) had not been issued pursuant to any awards granted under the Director Plan and (y) were not subject to any awards granted thereunder, plus (d) the number of any Shares subject to awards granted under our Director Plan that, on or after the Director Plan terminates, with respect to any options, expire or become unexercisable without having been exercised in full, or with respect to any RSUs, are forfeited to us due to failure to vest; provided that (i) Shares used to pay for the withholding tax related to the award or exercise price of the award under the Director Plan will not become available pursuant to the clauses described in (d) above, and (ii) the maximum number of Shares to be available under the 2025 Plan pursuant to this clause (d) shall not exceed 278,979 Shares. Shares issuable under the 2025 Plan may be authorized but unissued, or reacquired shares of Company Common Stock.
If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program (as described below), or, with respect to restricted stock, RSUs, or performance awards granted under the 2025 Plan, is forfeited to or repurchased due to failure to vest, the unpurchased Shares (or for Awards other than stock options or stock appreciation rights, the forfeited or repurchased Shares) will become available for future grant or sale under the 2025 Plan. With respect to stock appreciation rights granted under the 2025 Plan, the gross number of Shares exercised will cease to be available under the 2025 Plan and all remaining Shares under stock appreciation rights will remain available for future grant or sale under the 2025 Plan. Shares that actually have been issued under the 2025 Plan under any Award will not be returned to the 2025 Plan; except if Shares issued pursuant to Awards of restricted stock, RSUs, or performance awards are repurchased or forfeited due to failure to vest, such Shares will become available for future grant under the 2025 Plan. Shares otherwise issuable under an Award that are used to pay the exercise price of an Award or satisfy the tax liabilities or withholding obligations related to an Award (which withholdings may be in amounts greater than the minimum statutory amount required to be withheld as determined by the administrator of the 2025 Plan) will become available for future grant under the 2025 Plan. To the extent an Award is paid out in cash rather than Shares, such cash payment will not result in a reduction in the number of Shares available for issuance under the 2025 Plan. However, subject to the adjustment provisions in the 2025 Plan, the maximum number of Shares that may be issued upon exercise of any incentive stock options granted under the 2025 Plan will equal to the maximum number of Shares described in the immediately preceding paragraph plus any Shares that become available as described above in this paragraph to the extent permitted by Section 422 of the Code. Historically, the 1995 Plan provided for a fungible share ratio for each full value award granted prior to June 5, 2019. However, no full value awards granted under this regime remain outstanding.
If any dividend or other distribution (whether in cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other Company securities, or other change in our corporate structure affecting the Shares, occurs (other than any ordinary dividends or other ordinary distributions), the administrator of the 2025 Plan, to prevent diminution or enlargement of the benefits or potential benefits intended to be provided under the 2025 Plan, will adjust the number and class of shares that may be delivered under the 2025 Plan; the number, class, and price of shares covered by each outstanding Award; and the numerical share limits contained in the 2025 Plan.
Administration
The Board of Directors or one or more committees appointed by the Board of Directors or by a duly authorized committee of the Board of Directors will have authority to administer the 2025 Plan (referred to in this Summary of the 2025 Equity Incentive Plan as the “administrator”).
In addition, to the extent it is desirable to qualify transactions under the 2025 Plan as exempt under Rule 16b-3 of the Exchange Act, such transactions will be structured to satisfy the requirements for exemption under Rule 16b-3. Except to the extent prohibited by applicable laws, the administrator may delegate to one or more individuals the day-to-day administration of the 2025 Plan and any of the functions assigned to it in the 2025 Plan, which delegation may be revoked at any time. Subject to the provisions of the 2025 Plan, the administrator has the power to administer the 2025 Plan and make all determinations deemed necessary or advisable for administering the 2025 Plan, including but not limited to, the power to determine the fair market value of a Share, select the service providers to whom Awards may be granted, determine the number of Shares or dollar amounts covered by each Award, approve forms of award agreements for use under the 2025 Plan, determine the terms and conditions of Awards, construe and interpret the terms of the 2025 Plan and Awards, prescribe, amend and rescind rules and regulations relating to the 2025 Plan, including creating sub-plans, modify or amend each Award, allow a participant to defer the receipt of payment of cash or the delivery of Shares that otherwise would be due to such participant under an Award, and to determine whether Awards will be settled in share, cash or in any combination thereof. The administrator may permit participants to satisfy tax liabilities or withholding obligations by such methods that the administrator determines, which may include cash, having the Company withhold otherwise deliverable cash or Shares, delivering to the Company already-owned Shares, selling Shares otherwise deliverable to the participant, and/or such other consideration and method the

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PROPOSAL 4 APPROVAL OF 2025 EQUITY INCENTIVE PLAN
administrator determines to the extent permitted by applicable laws. The amount of the withholding obligations may not exceed applicable maximum federal, state or local rates or such greater amount the administrator determines (provided that such amount will not have adverse accounting consequences, as the administrator determines in its sole discretion).
The administrator will not be obligated to treat all awards, all awards held by a participant, all awards of the same type, or all portions of awards, similarly (including with respect to the number of Shares covered by such award, the price applicable to such award, or the vesting, forfeiture or other terms and conditions applicable to such award). The administrator’s decisions, determinations and interpretations will be final and binding on all participants and will be given the maximum deference permitted by applicable law. The Director Plan provided for the Board of Directors to administer such plan. The Director Plan terminated in March 2025, provided that any outstanding awards previously granted under it remain subject to the terms and conditions of the Director Plan.
Certain Limitations
No Repricing or Exchange Program. Notwithstanding the powers of the administrator described above, the administrator will not be permitted to implement an exchange program whereby participants have the opportunity to transfer outstanding Awards to a financial institution or other person or entity selected by the administrator, outstanding Awards are surrendered or cancelled in exchange for awards of the same type, which may have a higher or lower exercise price and/or different terms, awards of a different type and/or cash, or the exercise price of an outstanding Award is reduced. Similarly, our 1995 Plan prohibits option and stock appreciation right repricings, and the Director Plan prohibited option repricings, in each case including via an exchange program, absent stockholder approval; and further, the 1995 Plan prohibits awards being transferred to any third party for value without prior stockholder approval.
Non-Employee Directors Limits. Non-employee members of the Board of Directors will be eligible to receive all types of Awards (except for incentive stock options) under the 2025 Plan. The 2025 Plan provides that in any fiscal year of the Company, no such non-employee director may be granted equity awards (including Awards under the 2025 Plan) (the value of which will be based on their grant date fair value determined in accordance with GAAP) and be provided any cash retainers or fees that, in the aggregate, exceed $600,000, provided that in the Company’s fiscal year of the individual’s initial service as a non-employee director, such amount is increased to $1,000,000. Any equity awards or other compensation provided to an individual for his or her services as an employee or a consultant (other than as a non-employee director) will not count toward this limit. This maximum limit provision does not reflect the intended size of any potential grants or a commitment to make grants to the outside directors under the 2025 Plan in the future. The Director Plan had provided only for a single limit of $600,000 per fiscal year for cash compensation and equity awards paid, issued or granted to each non-employee director (other than for services as an employee or consultant except director services), and the 1995 Plan (but not the Director Plan) provides instead for the participant limits on the basis of number of Shares discussed below.
Participant Limits. Subject to the adjustment provisions of the 2025 Plan, in any fiscal year of the Company, no participant will be granted Awards of stock options and stock appreciation rights to purchase more than 800,000 Shares, and no participant will be granted any Awards of restricted stock, RSUs and performance awards covering more than 800,000 Shares.
Dividends. With respect to any options and stock appreciation rights granted under the 2025 Plan, until the Shares are issued, participants will have no rights to receive dividends or any other rights as a stockholder with respect to the underlying Shares subject to such Award. Further, no adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued under an option or stock appreciation right Award, except as otherwise provided in the 2025 Plan.
During any applicable period of restriction, participants holding Shares of restricted stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the administrator provides otherwise; provided, however, that any such dividends or distributions payable with respect to such Shares will be subject to the same vesting criteria and forfeitability provisions as the Shares of restricted stock with respect to which they were paid.
With respect to Awards of RSUs and performance awards, until the Shares are issued, participants will have no rights to receive dividends or any other rights as a stockholder with respect to the Shares subject to such Award, unless determined otherwise by the administrator; provided, however, that any such dividends or distributions that the administrator determines will be payable with respect to such Shares will be subject to the same vesting criteria and forfeitability provisions as the Shares subject to such Award with respect to which they were paid.
Under the 1995 Plan and Director Plan, no rights to receive dividends exist until Shares are issued. Also under the 1995 Plan, no dividends are payable with respect to awards until the awards are vested.

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PROPOSAL 4 APPROVAL OF 2025 EQUITY INCENTIVE PLAN
Award Terms and Conditions
The 2025 Plan provides for the grant of stock options (including incentive stock options and nonqualified stock options), stock appreciation rights, restricted stock, RSUs and performance awards. A brief summary of certain terms of the 2025 Plan based on Award type follows.
Stock Options. Each Award of options will be evidenced by an award agreement that sets forth various terms of the Award that the administrator determines in accordance with the 2025 Plan provisions. The exercise price per share of options granted under the 2025 Plan generally must be equal to at least 100% of the fair market value of a Share on the date of grant, except in limited circumstances specified in the 2025 Plan (consistent with Code Section 424). Under the 2025 Plan, unless the administrator determines otherwise, the fair market value of a Share generally refers to the closing sales price of a Share on The Nasdaq Stock Market as of the date of determination. As of March 31, 2025, the closing price of a Share on The Nasdaq Stock Market was $9.59.
The term of an option Award may not exceed 10 years. Under the 1995 Plan and Director Plan, the term of an option award may not exceed 7 years. With respect to any participant who owns more than 10% of the voting power of all classes of the stock of the Company (or any of its parent’s or subsidiary’s outstanding stock), the term of an incentive stock option granted to such participant must not exceed five years and the exercise price per share must equal at least 110% of the fair market value of a Share on the grant date. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, check, promissory note (to the extent permitted by applicable laws), certain shares of our Common Stock, cashless exercise, net exercise, as well as other types of consideration permitted by applicable law.
After the cessation of service of an employee, director or consultant, such participant may exercise his or her option for the period of time stated in his or her award agreement. In the absence of a specified time in an award agreement, if such cessation is due to death or disability, the vested portion of the option generally will remain exercisable for 12 months, and in all other cases, the vested portion of the option generally will remain exercisable for three months following the cessation of such service. An option, however, may not be exercised later than the expiration of its term. The Director Plan specified that the vested portion of any options granted under it will remain exercisable for up to 3 years following cessation of service. The 1995 Plan provides that if a participant of the 1995 Plan is unable to continue employment or consulting service as a result of disability or dies while providing employment or consulting services, then all options, to the extent exercisable, held by such participant under the 1995 Plan will remain exercisable until the earlier of 12 months after the date of termination of the participant’s employment or service, or the expiration date of the option.
Stock Appreciation Rights. An Award of stock appreciation rights allows the recipient to receive the appreciation in the fair market value of the underlying Shares between the exercise date and the date of grant. Each Award of stock appreciation rights will be evidenced by an award agreement that sets forth various terms of the Award that the administrator determines in accordance with the 2025 Plan provisions. The exercise price per share of stock appreciation rights granted under the 2025 Plan generally must be equal to at least 100% of the fair market value of a Share on the date of grant, except in limited circumstances specified in the 2025 Plan (consistent with Code Section 424). The term of a stock appreciation right Award may not exceed 10 years. Any payment upon exercise of a stock appreciation right Award, at the administrator’s discretion, may be in cash, Shares or a combination of both.
After the cessation of service of an employee, director or consultant, such participant may exercise his or her stock appreciation right Award for the period of time stated in his or her award agreement. In the absence of a specified time in an award agreement, if such cessation is due to death or disability, the vested portion of the Award generally will remain exercisable for 12 months, and in all other cases, the vested portion of the Award generally will remain exercisable for three months following the cessation of such service. An Award of stock appreciation rights, however, may not be exercised later than the expiration of its term. The 1995 Plan provides that if a participant of the 1995 Plan is unable to continue employment or consulting service as a result of disability or dies while providing employment or consulting services, then all stock appreciation rights, to the extent exercisable, held by such participant under the 1995 Plan will remain exercisable until the earlier of 12 months after the date of termination of the participant’s employment or service, or the expiration date of the award.
Restricted Stock. Awards of restricted stock are grants of Shares that may have vesting requirements or other terms and conditions established by the administrator. Restricted stock also may be issued upon early exercise of an option Award. Each Award of restricted stock will be evidenced by an award agreement that sets forth various terms of the Award that the administrator determines in accordance with the 2025 Plan provisions. The administrator may impose whatever restrictions on transferability, forfeiture provisions or other restrictions or vesting conditions (if any) it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us). The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. The administrator may determine that an Award of restricted stock will not be subject to any period of restriction and consideration for such Award is paid for by past services rendered as a service provider.

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PROPOSAL 4 APPROVAL OF 2025 EQUITY INCENTIVE PLAN
Recipients of restricted stock Awards generally will have voting rights with respect to such Shares upon grant, unless the administrator provides otherwise. Shares of restricted stock that do not vest are subject to forfeiture.
Restricted Stock Units. Each RSU is a bookkeeping entry representing an amount equal to the fair market value of one Share. Each Award of RSUs will be evidenced by an award agreement that sets forth various terms of the Award that the administrator determines in accordance with the 2025 Plan provisions. The administrator may set the vesting criteria of an RSU Award based upon the achievement of company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. Notwithstanding the foregoing, the administrator, in its sole discretion, may reduce or waive any vesting criteria under the RSUs. The administrator, in its sole discretion, may settle earned RSUs in the form of cash, Shares, or a combination of both. All RSUs that are unearned or unvested as of the date set forth in the applicable award agreement will be forfeited.
Performance Awards. Performance awards are Awards that may be earned in whole or in part on the attainment of performance goals or other vesting criteria that the administrator may determine, and that may be denominated in cash or stock and settled in cash, securities, or a combination thereof. Each performance award granted under the 2025 Plan will be evidenced by an award agreement that sets forth various terms of the Award that the administrator determines in accordance with the 2025 Plan provisions. Each performance award will have an initial value that is determined by the administrator. The administrator may set the vesting criteria of a performance award based upon the achievement of company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion, and may set any time period during which any applicable performance objectives or other vesting criteria will be measured. Notwithstanding the foregoing, the administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions under the performance award. The administrator, in its sole discretion, may pay earned performance awards in the form of cash, Shares, or a combination of both. All performance awards that are unearned or unvested as of the date set forth in the applicable award agreement will be forfeited.
Non-Transferability of Awards
Unless the administrator provides otherwise, the 2025 Plan generally will not allow for the transfer of Awards other than by will or the laws of descent and distribution, and only the participant holding an Award may exercise the Award during such participant’s lifetime. If the administrator makes an Award transferable, such award will contain such additional terms and conditions as the administrator deems appropriate.
Dissolution or Liquidation
If there is a proposed liquidation or dissolution of the Company, the administrator will notify participants as soon as practicable before the effective date of such event. Unless provided otherwise by the administrator, all awards, to the extent that they have not been previously exercised (for options and stock appreciation rights), vested (for restricted stock) or settled (for RSUs and performance awards) will terminate immediately before the consummation of such event.
Merger or Change in Control
The 2025 Plan provides that in the event of the Company’s merger with or into another corporation or a change in control, as defined in the 2025 Plan, each outstanding Award will be treated as the administrator determines (subject to the provisions of the following paragraph), without a participant’s consent. The administrator may, without limitation, provide that outstanding awards granted under the 2025 Plan may be (i) assumed, or substantially equivalent awards substituted, (ii) continued, (iii) terminated upon or immediately prior to the merger or change in control, (iv) made vested and exercisable or payable and, to the extent the administrator determines, terminated upon or immediately prior to the merger or change in control, (v) terminated in exchange for cash, other property or other consideration, or (vi) treated in any combination of the foregoing. The administrator is not required to treat all Awards, all Awards held by a participant, all portions of Awards, or all Awards of the same type, similarly.
If a successor (or an affiliate thereof) does not assume, substitute for or continue an award (or portion thereof), then such award (or its applicable portion) will fully vest, all restrictions on such award (or its applicable portion) will lapse, all performance goals or other vesting criteria applicable to such award (or its applicable portion) will be deemed achieved at 100% of target levels and such award (or its applicable portion) will become fully exercisable, if applicable, for a specified period before the transaction, in each case unless specifically provided otherwise under the applicable award agreement or other written agreement with the participant authorized by the administrator. In addition, unless specifically provided otherwise under the applicable award agreement or other written agreement with the participant authorized by the administrator, if an option or stock appreciation right (or a portion of such award) is not assumed, substituted or

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continued, the administrator will notify the participant that such option or stock appreciation right (or its applicable portion) will be exercisable for a period of time determined by the administrator in its sole discretion and the option or stock appreciation right (or its applicable portion) will terminate upon the expiration of such period.
Awards granted to a non-employee member of our Board of Directors while such individual was a non-employee director will fully vest immediately prior to a merger of the Company with or into another corporation or other entity or a change in control, provided that the participant remains a non-employee director through immediately prior to such merger or change in control, and such participant will have the right to exercise options and stock appreciation rights as to all Shares underlying such awards, all restrictions on such awards will lapse, and all performance goals or other vesting criteria applicable to such awards will be deemed achieved at 100% of target levels, unless specifically provided otherwise under the applicable award agreement or other written agreement with the non-employee director authorized by the administrator.
The 1995 Plan provides that if we are acquired in any merger of the Company with or into another corporation or the sale of substantially all of the assets, each outstanding award granted under the 1995 Plan will be assumed or an equivalent right substituted by a successor corporation; or if such awards are not assumed or substituted, they become fully vested (and, if applicable, fully exercisable) prior to the closing of such merger or sale of assets. The Director Plan provides that, in the event of our merger with or into another corporation or a change in control (as defined in the Director Plan), options granted under the Director Plan may be assumed or substituted for, provided that in the case of our change in control, all options and RSUs granted under the Director Plan will become fully vested.
Forfeiture and Clawback
All Awards will be subject to any clawback policy which is in effect at grant and any other clawback policy that the Company is required to adopt to comply with applicable laws. The administrator also may specify in an award agreement that the participant’s rights, payments and benefits with respect to an Award will be subject to clawback upon the occurrence of certain specified events. The administrator may require a participant to forfeit or return to the Company or reimburse the Company for all or a portion of the award and any amounts paid under the award in order to comply with any clawback policy of the Company as described in the first sentence of this paragraph or with applicable laws.
Amendment or Termination
The 2025 Plan will become effective upon its initial approval by our stockholders (which approval will be obtained within 12 months after the 2025 Plan is adopted by the Board to the extent required by applicable laws), and will continue in effect for a period of ten years from its effectiveness, unless terminated earlier by the administrator. However, no incentive stock options may be granted after the 10-year anniversary of the adoption of the 2025 Plan by the Board of Directors. In addition, the administrator will have the authority to amend, alter, suspend, or terminate the 2025 Plan or any part of the 2025 Plan, at any time and for any reason, but such action generally may not materially impair the rights of any participant without his or her written consent. The 2025 Plan requires the Company to obtain stockholder approval of any amendment to the 2025 Plan to the extent necessary and desirable to comply with applicable laws.
The Director Plan expired in March 2025. No awards may be granted under it following its expiration, provided that outstanding awards previously granted under the Director Plan remain subject to the terms and conditions thereof. The 1995 Plan provides that such plan will expire on March 1, 2030, unless earlier terminated in accordance with its terms. The Board of Directors has approved the termination of the 1995 Plan as of the Plan Effective Date contingent on the 2025 Plan being approved by stockholders.

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PROPOSAL 4 APPROVAL OF 2025 EQUITY INCENTIVE PLAN
New Plan Benefits
Our executive officers and non-employee directors have an interest in this proposal because they are eligible to receive Awards under the 2025 Plan. Awards that an employee, member of the Board of Directors, or consultant may receive under the 2025 Plan is in the discretion of the administrator and therefore cannot be determined in advance. The following table sets forth the grant date fair value and number of shares of our stock subject (at grant) to RSU awards granted under the 1995 Plan and Director Plan during our fiscal year 2024 to the individuals and groups set forth in the table below. The Company did not grant any other types of awards under the 1995 Plan or Director Plan during 2024.

	Time-Based RSUs(1)(2)		Performance-Based RSUs(1)(3)		Total(1)
Name and Position	Number of Shares (#)	Grant Date Fair Value ($)(4)	Number of Shares (#)	Grant Date Fair Value ($)(4)	Number of Shares (#)	Grant Date Fair Value ($)(4)
Nimrod Ben-Natan, President and Chief Executive Officer	321,095	3,810,041	280,740	3,598,064	601,835	7,408,105
Walter Jankovic Chief Financial Officer	114,335	1,520,825	48,426	784,017	162,761	2,304,842
Neven Haltmayer Senior Vice President and General Manager, Video Business	102,908	1,411,329	14,530	200,659	117,438	1,611,988
Timothy Chu General Counsel, SVP HR and Corporate Secretary	72,639	992,975	—	—	72,639	992,975
Patrick J. Harshman Former President and Chief Executive Officer	221,953	3,034,098	221,953	3,593,419	443,906	6,627,517
Ian Graham Former Senior Vice President, Global Sales	52,462	717,156	—	—	52,462	717,156
All current executive officers, as a group (4 persons)	610,977	7,735,170	343,696	4,582,740	954,673	12,317,910
All current directors, who are not executive officers, as a group (7 people)	67,379	876,198	—	—	67,379	876,198
All employees, including all current officers who are not executive officers, as a group (1,236 people)(5)	1,462,109	19,373,179	—	—	1,462,109	19,373,179

(1)
See the “Grant of Plan-Based Awards” table on page 58 of this proxy statement for equity award grant dates and footnotes 2 and 3 to the table for vesting and other details of the awards granted to the named executive officers during 2024. The number of shares subject to performance-based RSUs shown assumes achievement of the applicable performance goals at the target level of achievement. The maximum number of shares that may vest under the performance-based RSUs is 150% of the target number of shares; provided, however, the maximum number of shares that may vest under the performance-based RSUs awarded to Mr. Haltmayer is 100% of the target number of shares.

(2)	The awards included in these columns are RSUs that were granted subject to service-based vesting only.
(3)	The awards included in these columns are RSUs that were granted subject to performance-based vesting. Amounts assume achievement of performance at target levels.
(4)
The amounts in this column represent the fair value of the RSU award or performance-based RSU award, as applicable, on the grant date, computed in accordance with applicable accounting standards, and do not reflect actual amounts paid to or received by any individual.

(5)	We had 1,240 employees (including 4 executive officers) as of December 31, 2024.

[39]

PROPOSAL 4 APPROVAL OF 2025 EQUITY INCENTIVE PLAN
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2025 Plan. The summary is based on existing U.S. federal income tax laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the tax laws of any municipality, state or non-U.S. jurisdiction to which the participant may be subject. As a result, tax consequences for any particular participant may vary based on individual circumstances.
Options. Options granted under the 2025 Plan may be either “incentive stock options,” within the meaning of Section 422 of the Code, or nonstatutory stock options.
No taxable income is reportable when an incentive stock option is granted or exercised, although the exercise may subject the participant to the alternative minimum tax or may affect the determination of the participant’s alternative minimum tax (unless the shares are sold or otherwise disposed of in the same year). If the participant exercises an incentive stock option and then later sells or otherwise disposes of the shares acquired more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price generally will be taxed as capital gain or loss. If the participant exercises the incentive stock option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date generally is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for alternative minimum tax purposes.
Any options that do not qualify as incentive stock options are referred to as nonstatutory stock options. No taxable income is reportable when a nonstatutory stock option with a per share exercise price at least equal to the fair market value of a share of the underlying share on the date of grant is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the exercised shares subject to the option. Any taxable income recognized in connection with the exercise of a nonstatutory stock option by an employee is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares generally would be capital gain or loss to the participant.
Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with a per share exercise price equal to at least the fair market value of a share of the underlying share on the date of grant is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any taxable income recognized in connection with the exercise of a stock appreciation right by an employee is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares generally would be capital gain or loss to the participant.
Restricted Stock. No taxable income is reportable when an award of restricted stock is granted to a participant. Instead, the participant will recognize ordinary income in the first taxable year in which the shares underlying the award becomes transferable or no longer subject to a substantial risk of forfeiture at the then fair market value of the shares. However, a participant who is granted a restricted stock award may elect to recognize ordinary income at the time the participant receives shares under the award in an amount equal to the then fair market value of the shares less any amount paid for the shares. If the participant is an employee, such ordinary income generally is subject to tax withholding by us. Any gain or loss recognized upon any later disposition of shares acquired under the restricted stock generally will be treated as capital gain or loss.
Restricted Stock Units, and Performance Awards. A participant generally will not have taxable income at the time an award of RSUs or performance awards are granted. Instead, the participant will recognize ordinary income in an amount equal to the fair market value of shares issued to the participant at the end of the applicable vesting period or, if later, the settlement date of the award. If the participant is an employee, such ordinary income generally is subject to tax withholding by us. Any gain or loss recognized upon any later disposition of shares acquired under the restricted stock units or performance awards generally will be treated as capital gain or loss.

40

PROPOSAL 4 APPROVAL OF 2025 EQUITY INCENTIVE PLAN
Medicare Surtax. A participant’s annual “net investment income,” as defined in Section 1411 of the Code may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s awards under the 2025 Plan. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.
Section 409A. Section 409A of the Code provides certain requirements for nonqualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2025 Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). For certain individuals who are key employees, subject to certain exceptions, Section 409A requires that distributions in connection with his or her separation from service commence no earlier than six months after such separation from service.
If an award granted under the 2025 Plan is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as potential penalties and interest, on such deferred compensation. Certain states such as California have enacted laws similar to Section 409A which impose additional taxes, and potential penalties and interest, on nonqualified deferred compensation arrangements that fail to comply with such state laws. We will also have withholding and reporting requirements with respect to such amounts. The 2025 Plan provides that neither we nor any of our parents or subsidiaries will have any obligation to reimburse, indemnify, or hold harmless a participant in respect of awards granted under the 2025 Plan for any taxes, interest or penalties imposed, or other costs incurred, as a result of Section 409A.
Tax Effect for the Company. We generally will be entitled to a tax deduction in connection with an award under the 2025 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” within the meaning of Code Section 162(m). Under Code Section 162(m), the annual compensation paid to any of these specified employees will be deductible only to the extent that it does not exceed $1,000,000.
Required Vote
Approval of the 2025 Plan and its material terms requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy entitled to vote at the 2025 Annual Meeting.
Board Recommendation
We believe strongly that the approval of the 2025 Plan is essential to our continued success. Our employees and other service providers are one of our most valuable assets. Stock options, RSUs and other awards provided under the 2025 Plan are vital to our ability to attract and retain outstanding and highly skilled individuals. Such awards also are crucial to our ability to motivate employees and other service providers to achieve our goals. For the reasons stated above, stockholders are being asked to approve the 2025 Plan and its material terms.

[41]

PROPOSAL 5
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

The Audit Committee of the Board has appointed Ernst & Young LLP (“EY”), an independent registered public accounting firm, to audit the financial statements of the Company for the year ending December 31, 2024. EY has served as the Company’s independent registered public accounting firm since March 2021.
Stockholder approval is not required for the appointment of EY, as the Audit Committee has the responsibility for selecting an independent registered public accounting firm. However, the Board is submitting the selection of EY to the stockholders for ratification as a matter of good corporate practice. In the event of a negative vote on the ratification of EY, the Audit Committee may reconsider its selection. Representatives of EY are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. Such representatives also are expected to be available to respond to appropriate questions from stockholders.
Independent Registered Public Accounting Firm Fees
Aggregate fees for professional services rendered for the Company by EY for the years ended December 31, 2024 and December 31, 2023 were as follows:

	2024	2023
	(In thousands)
Audit Fees	$2,872	$2,475
Audit-Related Fees		—
Tax Fees	—	57
All Other Fees	—	1
Total	$2,872	$2,533

Audit Fees. These amounts represent fees billed for professional services rendered for the audit of our consolidated financial statements and review of interim statements included in quarterly reports and services that are normally provided by EY in connection with statutory and regulatory filings or engagements.
Tax Fees. This amount represents fees billed for tax services provided in connection with a potential transaction.
All Other Fees. This amount represents fees in connection with tax return preparation for an international employee.
Consistent with its charter, the Audit Committee pre-approves all audit and non-audit services from our independent registered public accounting firm. Pre-approval authority may be delegated by the Audit Committee to the Chair of the Audit Committee.
The Audit Committee considered whether the services provided by EY were compatible with maintaining the independence of EY, and concluded that the independence of EY was maintained and was not compromised by the non-audit services provided.

42

PROPOSAL 5 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit Committee Report
In accordance with a written charter adopted by Harmonic’s Board of Directors and posted on the Company’s website at www.harmonicinc.com, the Audit Committee of the Board of Directors serves as the representative of the Board of Directors for general oversight of the quality and integrity of the Company’s financial accounting and reporting process, system of internal control over financial reporting, audit process, and process for monitoring compliance with related laws and regulations. The Audit Committee engages the Company’s independent registered public accounting firm and approves the scope of both audit and non-audit services. Harmonic’s management has primary responsibility for preparing financial statements and the financial reporting process.
Ernst & Young LLP, Harmonic’s independent registered public accounting firm for the year ended December 31, 2024, was responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the standards set by the Public Company Accounting Oversight Board (“PCAOB”) and to issue reports thereon.
The Audit Committee has:
1.
Reviewed and discussed the audited consolidated financial statements and certifications thereof with Company management and Ernst & Young LLP and management has represented to the Audit Committee that Harmonic’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States;

2.
Discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the PCAOB, including discussion of the quality and acceptability of Harmonic’s financial reporting process and controls, and the SEC; and

3.
Received the written disclosures and letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, discussed with Ernst & Young LLP its independence, and considered whether the provision of the non-audit services described above, if any, was compatible with maintaining their independence.

The Audit Committee meets regularly with the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s adherence to applicable accounting principles and practices.
In performing all of these functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of Harmonic’s management, which has primary responsibility for preparing financial statements and the financial reporting process, and the independent registered public accounting firm, which, in their report, expresses an opinion on the conformity of Harmonic’s annual consolidated financial statements to accounting principles generally accepted in the United States and of the Company’s internal control over financial reporting in accordance with the standards set by the PCAOB. Based on the review and discussions referred to in this report, and in light of its role and responsibilities, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements of Harmonic for the three years ended December 31, 2024 be included for filing with the Securities and Exchange Commission in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
The Audit Committee
Deborah Clifford
Stephanie Copeland
Dana Crandall
Neel Dev

[43]

EXECUTIVE OFFICERS
The following sets forth certain information regarding the executive officers of Harmonic as of April 1, 2025.

Name	Age	Position
Nimrod Ben-Natan	57	President and Chief Executive Officer
Timothy Chu	51	General Counsel, SVP Human Resources and Corporate Secretary
Neven Haltmayer	60	Senior Vice President and General Manager, Video Business
Walter Jankovic	56	Chief Financial Officer

Nimrod Ben-Natan joined Harmonic in 1996 and was appointed President and CEO and as a member of our Board of Directors in June 2024. Mr. Ben-Natan was named Vice President of Product Marketing, Solutions and Strategy in 2007, and was appointed Senior Vice President and General Manager, Cable Products, in June 2012. Prior to joining the Company, Mr. Ben-Natan served as an Embedded Software Engineer at Orckit Communications Ltd., a digital subscriber line developer. Previously, he worked on wireless communications systems while he was with the Israeli Defense Signal Corps. Mr. Ben-Natan holds a B.A. in Computer Science from Tel Aviv University.
Timothy Chu joined Harmonic in October 2013 as Vice President, General Counsel and Corporate Secretary and was appointed General Counsel, SVP Human Resources and Corporate Secretary in January 2016. Prior to joining Harmonic, Mr. Chu served as General Counsel and Vice President, Administration at Phoenix Technologies Ltd., a core systems and application software company from May 2007 to September 2013. Previously, he served as Director of Corporate Legal Affairs and Assistant Secretary at Solectron Corporation from June 2003 to April 2007. Mr. Chu began his legal career as an associate in the New York and Helsinki offices of White & Case LLP before joining Venture Law Group in Silicon Valley as a senior attorney. Tim earned his B.A. in Economics and Chinese Literature and Language and his J.D. from the University of Michigan.
Neven Haltmayer joined Harmonic in 2002, and was appointed Senior Vice President, Research and Development, in March 2011. Prior to his appointment, Mr. Haltmayer served as Vice President, Research and Development, from 2005 to 2011. From 2002 to 2005, Mr. Haltmayer was Director of Engineering of Compression Systems and managed the development of Harmonic’s MPEG-2 and MPEG-4 AVC/H.264 encoder and Electra product lines. Between 2001 and 2002, Mr. Haltmayer held various key positions at Canal Plus Technologies, a set-top decoder technology company, including Vice President of Engineering, and was responsible for system integration and development of set top box middleware and interactive applications. Mr. Haltmayer holds a B.S. in Electrical Engineering from the University of Zagreb, Croatia.
Walter Jankovic joined Harmonic in May 2023 as Chief Financial Officer. Prior to joining Harmonic, Mr. Jankovic was the Senior Vice President and General Manager, Datacom Business Unit, at Lumentum, a provider of optical and photonic products, from December 2018 to October 2022. Prior to Lumentum, Mr. Jankovic served as President, Optical Connectivity, at Oclaro, Inc., a provider of optical components and modules that was acquired by Lumentum in 2018, from February 2018 to December 2018. Previously, from 2005 to 2018, he served in a number of senior finance and business unit leadership roles at Celestica Inc., an electronics manufacturing services company, including Vice President of Finance for three different business segments; Senior Vice President, Communications and Internet Service Provider Markets; and, most recently, Senior Vice President, Advanced Industrial and HealthTech Markets. Prior to Celestica, Mr. Jankovic served in various finance leadership roles at Nortel Networks. Earlier in his career, he was an engagement manager at Deloitte. Mr. Jankovic holds a B.A. in Chartered Accountancy Studies and a Master of Accounting from the University of Waterloo, and is a Chartered Professional Accountant (CPA, CA, CMA).

44

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy and Programs
The Company’s executive compensation programs are designed to attract, motivate and retain executives who will contribute significantly to the long-term success of the Company and the enhancement of stockholder value. Consistent with this philosophy, the following goals provide a framework for our executive compensation program:
•	provide a competitive total compensation package to attract, retain and motivate executives who must operate in a demanding and rapidly changing business environment;
•
relate total compensation for each executive, consisting of base salary, annual cash bonus and equity awards, to overall Company performance and, in the case of base salary and equity awards, to individual performance;

•	tie incentive bonus compensation to the Company’s achievement of objective performance parameters;
•
reflect competitive market requirements and strategic business needs in determining the appropriate mix of cash and non-cash compensation and short-term (base salary and annual cash bonus) and long-term compensation (equity awards);

•
put at risk a significant portion of each executive’s total target direct compensation (base salary, annual cash bonus, and equity awards), with the intent to reward superior performance by the Company; and

•	align the interests of our executives with those of our stockholders.
At our 2024 annual meeting of stockholders, we held a stockholder advisory vote on the compensation of our NEOs, commonly referred to as a “say-on-pay vote.” Our stockholders approved the compensation of our NEOs, with approximately 94% of stockholder votes cast voting in favor of the say-on-pay proposal. As we evaluated our compensation practices and talent needs throughout 2024, we were mindful of the support our stockholders expressed for our philosophy of linking compensation to our financial goals and in support of enhancing stockholder value. As a result, the Compensation Committee decided to retain our general approach with respect to our executive compensation programs, with an emphasis on delivering long-term and short-term incentive compensation that rewards our executives commensurate with the value they deliver to our stockholders.
2024 Named Executive Officers
Our NEOs for 2024 were:

Name	Position
Nimrod Ben-Natan	President and Chief Executive Officer
Walter Jankovic	Chief Financial Officer
Neven Haltmayer	Senior Vice President and General Manager, Video Business
Timothy Chu	General Counsel, SVP Human Resources and Corporate Secretary
Patrick J. Harshman(1)	Former President and Chief Executive Officer
Ian Graham(2)	Former Senior Vice President, Global Sales

(1)	Mr. Harshman retired from the Company, and Mr. Ben-Natan was appointed President and Chief Executive Officer, in June 2024.
(2)	Mr. Graham resigned from the Company in July 2024.
Role of the Compensation Committee
The Compensation Committee is responsible for approval of the Company’s executive compensation policies, compensation paid to executive officers, administration of the Company’s equity incentive plans, and recommending director compensation to the Board. The Compensation Committee currently consists of Messrs. Krall, Gallagher and Whalen. None of the members of the Compensation Committee is an employee of the Company, and each member is independent under applicable Nasdaq listing standards and Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The charter of the Compensation Committee was adopted by the Board of Directors, and is posted on Harmonic’s website at www.harmonicinc.com.

[45]

COMPENSATION DISCUSSION AND ANALYSIS
Role of the Compensation Consultant
As described under “Director Compensation” above, during 2024, the Compensation Committee continued to retain its independent compensation consultant Compensia, which provided the committee with recommendations and competitive non-employee director compensation data and analyses in setting non-employee director compensation for 2024. Commencing in August 2024, the Compensation Committee engaged Exequity to assist in reviewing the cash and equity compensation for executive management and non-employee directors on a go-forward basis. These 2024 Compensation Consultants provide no other services to the Company. For 2025, Exequity provided recommendations and competitive compensation data and analyses. The 2024 Compensation Consultants have made recommendations to the Compensation Committee on the design and implementation of compensation plans, assisted in determining the appropriate number of shares to be used for equity awards granted under the Company’s equity plans, reviewed market and other data and recommendations provided by management, and also reviewed specific compensation proposals for each of the Company’s NEOs. During their respective tenures, Compensia attended, and Exequity attends, all or part of certain Compensation Committee meetings, as requested by the Compensation Committee.
In 2024, the Compensation Committee considered and assessed all relevant factors, including those set forth in Rule 10C-1(b)(4) (i) through (vi) under the Exchange Act, that could give rise to a potential conflict of interest with respect to the work of the 2024 Compensation Consultants. Based on this review, the Compensation Committee is not aware of any conflict of interest that has been raised by the work performed by the 2024 Compensation Consultants.
Role of Management
Our CEO, assisted by our General Counsel and Senior Vice President, Human Resources, supports the Compensation Committee in establishing meeting agendas. The CEO makes recommendations to the Compensation Committee with respect to the compensation of other members of executive management and the design and implementation of incentive compensation programs for NEOs. For 2024 executive compensation, these recommendations were based in part on executive compensation market data and market trend reports provided by the 2024 Compensation Consultants to the Compensation Committee. The Compensation Committee considers the recommendations of management, but is not bound by such recommendations. The CEO does not make recommendations to the Compensation Committee with respect to his own compensation and no member of management is present at any portion of Compensation Committee meetings when his or her compensation is deliberated or decisions are made.
Management of Risk Arising from Incentive Compensation Policies
The Compensation Committee has considered whether the Company’s overall compensation program for employees creates incentives for employees to take excessive or unreasonable risks that could materially harm the Company. The Compensation Committee believes that our incentive plans are typical for our industry and market competitive, and that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. Several features of our compensation policies for management employees appropriately mitigate such risks, including a mix of long-term and short-term compensation incentives that we believe are properly weighted, the uniformity of compensation policies across the Company, caps on payments from the plans and the use of our business plan, which the Compensation Committee believes sets an appropriate level of risk for the Company, as a baseline for our incentive bonus plan targets. We also believe the Company’s internal legal and financial controls, as well as the Financial Restatements and Compensation Recovery Policy on page 56 of this Proxy Statement, appropriately mitigate the probability and potential impact of an individual employee committing the Company to inappropriate transactions in exchange for short-term compensation benefits.
Elements of Compensation
In order to achieve the above goals, our total compensation packages for our executive officers include base salary and annual bonus paid in cash, as well as long-term equity compensation, all as described in greater detail below. We also make available benefit plans to our executive officers which are generally provided to all regular full-time employees of Harmonic. We believe that appropriately balancing the total compensation package and ensuring a significant portion of the package is incentive-based is necessary in order to provide market-competitive compensation. We aim to balance the various components of our compensation program for NEOs in order to motivate executives to improve our results on a cost-effective basis. The factors which are used to determine individual compensation packages are generally similar for each NEO, including our CEO. These may include, as the Compensation Committee may deem appropriate, factors such as: the role and importance of such individual’s contributions to the Company’s ability to execute on its business strategy and objectives; the responsibilities and nature of the functions performed; tenure, skills, and experience; value of unvested equity awards held by the NEO; internal pay equity; Company performance; historical compensation practices; and competitive labor market pressures.

46

COMPENSATION DISCUSSION AND ANALYSIS
Principal Elements of Compensation

Element	Type	Form	Key Characteristics	Purpose

Base Salary	Fixed	Cash	Annual adjustments based on individual and company performance, pay level relative to market and internal pay equity	Attracts, retains and rewards NEOs by providing a competitive fixed amount of compensation for service that reflects skill, responsibility and experience

Annual Cash Incentive	Variable	Cash	Variable cash compensation, based on pre-established financial and/or strategic goals
Focuses NEOs on achievement of our short-term financial and/or strategic goals

Aligns interests of NEOs with stockholders by promoting revenue and profitability growth and achievement of other key corporate objectives

Long-Term Equity Incentive	Variable	Restricted Stock Units	RSU equity awards vest based on continued service in quarterly increments over a four-year period
Aligns NEO and stockholder interests

Motivates and rewards NEOs for the achievement of goals that are aligned with indicators of long-term corporate performance

Retains NEOs through multiyear performance periods

		TSR-based Performance Stock Units	Performance-based RSUs earned based on TSR relative to a comparison index over a three-year performance period, and vest in full at end of period

Pay Mix
In determining the mix of compensation among these elements and in keeping with our pay-for-performance philosophy, the Compensation Committee continued to structure executive compensation in fiscal 2024 so that a significant portion of the target total direct compensation of our CEO, and a meaningful portion for the other NEOs, was “at-risk” or performance-based, with the actual value realized subject to the achievement of short-term or longer-term performance goals.

Target total direct compensation reflects annualized 2024 base salary and target bonus for the Company's current NEOs as set forth on page 49 of this Proxy Statement, and the grant date fair value of the current NEO's fiscal 2024 equity awards.

[47]

COMPENSATION DISCUSSION AND ANALYSIS
Peer Group Selection
In order to assess our compensation competitiveness against peer companies in preparation for potential NEO compensation adjustments in 2024, the Compensation Committee, with input from Compensia, its then compensation consultant, approved a compensation peer group in 2023, which included 20 companies (the “Peer Group”).

Primary Selection Criteria	Refinement Criteria	Peer Group	Changes from Prior Peer Group

REVENUE:

~0.5x to ~2.0x Harmonic’s
last 4Q revenue of ~$635M
(~$320M - ~$1.3B)

MARKET CAP:

~0.33x to ~3.0x Harmonic’s assumed market capitalization of ~$1.3B ($420M - $3.8B)

INDUSTRY:

Information Technology
Communication & Networking (HW & SW) Video Solutions Software
A10 Networks

ADTRAN

Alpha and Omega Semiconductor

Avid Technology

Calix

Cambium Networks

Cohu

Digi International

Digital Turbine

Everbridge

Extreme Networks

Gogo

InterDigital

MaxLinear

NetScout Systems

Progress Software

Ribbon Communications

Viavi Solutions

Xperi Holding Corporation

Yext

REMOVALS:
LOW MARKET CAP

Aviat Networks

DZS

NETGEAR

Universal Electronics

LOW MARKET CAP & REVENUE

Casa Systems

ACQUIRED

NeoPhotonics

ADDITIONS:

Cohu

Digital Turbine

Everbridge

NetScout Systems

Viavi Solutions

Yext

The following charts illustrate a comparison of Harmonic to the Peer Group based on the primary selection criteria of revenue and market capitalization, as well as a comparison of net income and employee headcount, measured as of July 2023, with the revenue and net income comparisons based on the four fiscal quarters preceding the assessment.
Peer Group Comparison

Data prepared by Compensia for the compensation peer group was used by the Compensation Committee to assess the general competitiveness of the 2024 cash and equity compensation of the NEOs, and for the design and implementation of compensation packages and for specific proposals related to the individual elements and total compensation packages for the NEOs, as well as for certain other employees.

48

COMPENSATION DISCUSSION AND ANALYSIS
Base Salary and Incentive Bonus Plans
Base salaries for NEOs, including that of the CEO, are set according to the responsibilities of the position, the specific skills and experience of the individual and the competitive market for executive talent. The Compensation Committee reviews salaries annually and adjusts them as appropriate to reflect changes in market conditions, individual performance and responsibilities, and the Company’s financial position. Given that the Company is intended to fit within the middle of the range of the various peer comparison parameters used to set the peer group, when reviewing salaries, the Compensation Committee references the 50th and 60th percentile of total cash compensation (base salary and target bonus) of the compensation peer group for purposes of assessing the general competitiveness of total cash compensation of the NEOs, based on position, with the intent that superior performance under incentive bonus plans would enable the executive to elevate total cash compensation to levels that are above the median of comparable companies.
The Company’s annual incentive bonus plans in which NEOs participate reflect the Compensation Committee’s belief that a meaningful component of executive compensation should be contingent on the Company achieving performance targets, thereby introducing a significant element of “pay for performance” and appropriate incentives to produce superior results tied to our business success. Except as otherwise noted, each NEO participated in one annual incentive bonus plan in 2024, as discussed below.
Following a review of the above factors, the promotions of Mr. Ben-Natan to Chief Executive Officer in June 2024 and of Mr. Haltmayer to Senior Vice President and General Manager, Video Business in September 2024, and the data for the Peer Group and market conditions, in consultation with the 2024 Compensation Consultants, the Compensation Committee believed that in order to remain market competitive and continue to achieve our retention and incentive objectives, it was important and appropriate to increase the base salaries of each of the NEOs, as well as adjust the target bonus opportunities as a percentage of salary, as set forth in the table below, so that total cash compensation for each NEO would be generally closer to the 50th and 60th percentile range of the Company’s Peer Group, and in the case of Mr. Jankovic, above the range due to added operational responsibilities.

Name	2023 Base Salary	2024 Base Salary (annualized)	Percent Change	2023 Target Bonus as % of 2023 Base Salary	2024 Target Bonus as % of 2024 Base Salary	Applicable 2024 Incentive Bonus Plan
Nimrod Ben-Natan(1)	$371,045	$600,000	161.71%	60%	100%	Broadband Bonus Plan and Corporate Bonus Plan
Walter Jankovic(2)	$440,000	$475,000	7.95%	75%	80%	Corporate Bonus Plan
Neven Haltmayer(3)	$403,531	$424,000	5.07%	60%	70%	Video Bonus Plan
Timothy Chu(4)	$400,000	$414,000	3.50%	60%	65%	Corporate Bonus Plan
Patrick J. Harshman(5)	$700,000	$700,000	—	125%	125%	Corporate Bonus Plan
Ian Graham(6)	$325,929	$325,929	—	100%	100%	Corporate Bonus Plan

(1)
Prior to Mr. Ben-Natan’s promotion to CEO in June 2024, his salary was denominated and paid in Israeli Shekels and his 2023 salary information has been converted into U.S. dollars using the exchange rate in effect at the time of calculation. As CEO, Mr. Ben-Natan’s salary is now denominated in U.S. dollars and converted into Israeli Shekels when paid to him. Prior to his promotion to CEO, Mr. Ben-Natan’s bonus target increased from 60% to 65% of his annual salary, effective 1/1/24, with no salary increase. From 1/1/24 – 6/10/24, Mr. Ben-Natan participated in the Broadband Bonus Plan. Upon promotion to CEO following the Compensation Committee’s consultation with Compensia and review of compensation arrangements for CEOs of our Peer Group (discussed further above), Mr. Ben-Natan’s salary increased to $600,000 (annualized) and bonus target increased to 100%, effective 6/11/24, and he participated in the Corporate Bonus Plan from 6/11/24 – 12/31/24.

(2)
The salary increase for Mr. Jankovic was effective June 11, 2024 and his target bonus increase was effective June 1, 2024, in recognition of Mr. Jankovic assuming additional operational responsibilities.

(3)
In connection with Mr. Haltmayer’s promotion to Senior Vice President and General Manager, Video Business, his target bonus as a percentage of salary was increased from 65% to 70%, effective June 1, 2024. Previously, his bonus target had increased from 60% to 65%, effective January 1, 2024.

(4)
The salary increase for Mr. Chu was effective July 1, 2024 and his target bonus increase was effective January 1, 2024, as part of the Compensation Committee's regularly scheduled annual review of compensation for officers and certain executives.

(5)	Mr. Harshman resigned from the Company in June 2024. Accordingly, no adjustment was made to his salary for 2024.
(6)
Mr. Graham resigned from the Company in July 2024. Accordingly, no adjustment was made to his salary for 2024. Mr. Graham’s salary was denominated and paid in British pound sterling and his salary information has been converted into U.S. dollars using the exchange rate in effect at the time of calculation.

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COMPENSATION DISCUSSION AND ANALYSIS
2024 Bonus Plans, achievement and payouts
For 2024, the Compensation Committee agreed to incentivize performance based on financial performance goals established by the committee in February 2024 under three incentive bonus plans (the “Bonus Plans”) for our NEOs. The Compensation Committee approved the Bonus Plans to focus the NEOs and other participants on revenue growth and improved profitability, which the committee believes are important indicators of the Company’s business growth and success. These Bonus Plans include a Video Bonus Plan, based on performance of our Video Business, a Broadband Bonus Plan, based on performance of our Broadband Business, and a Corporate Bonus Plan, based 50/50 on performance of the Video Business and Broadband Business. Following his promotion, Mr. Ben-Natan participated in our Corporate Bonus Plan, due to his leadership role with respect to both businesses. Similarly, Messrs. Jankovic, Chu, Harshman and Graham participated in our Corporate Bonus Plan due to the impact of their roles on both our Video and Broadband Businesses. Prior to his promotion to CEO, Mr. Ben-Natan, as an officer with roles and responsibilities focused on our Broadband Business, participated in our Broadband Bonus Plan. Mr. Haltmayer, as our Senior Vice President and General Manager, Video Business, participated in our Video Bonus Plan.
For 2024, the Compensation Committee determined that bonuses under the Bonus Plans would be payable based on full-year performance only and eliminated any mid-year payout feature (which was part of the design for the previous year’s bonus plans) which paid out a limited, partial award based on performance through the first half of the year which was later netted out of the full-year bonus amount earned. The Compensation Committee made this change based on market data and consultation with Compensia to better align with Peer Group and market practices
Each performance goal was allocated a percentage weighting (with the sum of such weights totaling 100% under each Bonus Plan) and the extent to which the performance goal was achieved and the weighting for such goal determined the payout, if any, attributable to such goal. The Compensation Committee established a minimum threshold that had to be met in order for any year-end payouts to be made under the Bonus Plans, as well as a maximum full-year payout cap, applicable to all performance goals under the Bonus Plans, as set forth in the table below.

Achievement	Payout
< 80%	0%
80%	50%
100%	100%
110%	200%

The summary tables below set forth the achieved payouts under each of the components of the Bonus Plans, and the resulting earned payout to each of the NEOs under their applicable Bonus Plan, as a percentage of the NEO’s target bonus opportunity for the full year. All amounts earned by the NEOs under the Bonus Plans were paid in cash.
Corporate Bonus Plan

	Target	Actual	Achievement	Payout Result	Weight Allocation (%)	Weighted Payout
Performance Goals	Full-Year ($M)	Full-Year ($M)	Full-Year (%)	Full-Year (%)		Full-Year (%)
Video Business Adjusted EBITDA	10.5	9.3	88.6	71.5	50.0	35.7
Broadband Business Adjusted EBITDA	109.7	132.6	120.8	200.0	32.5	65.0
Fiber-to-the-home (FTTH) Revenue	43.5	19.7	45.4	0.0	17.5	0.0
Total payout					100	100.7

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COMPENSATION DISCUSSION AND ANALYSIS
Video Bonus Plan

	Target	Actual	Achievement	Payout Result	Weight Allocation (%)	Weighted Payout
Performance Goals	Full-Year ($M)	Full-Year ($M)	Full-Year (%)	Full-Year (%)		Full-Year (%)
Video Business Adjusted EBITDA	10.5	9.3	88.6	10.2	100.0	71.5
Total payout					100.0	71.5

Broadband Bonus Plan

	Target	Actual	Achievement	Payout Result	Weight Allocation (%)	Weighted Payout
Performance Goals	Full-Year ($M)	Full-Year ($M)	Full-Year (%)	Full-Year (%)		Full-Year (%)
Broadband Business Adjusted EBITDA	109.7	132.6	120.8	200	65.0	130.0
Fiber-to-the-home (FTTH) Revenue	43.5	19.7	45.4	0.0	35.0	0.0
Total payout						130.0

Bonus Plan Payouts

Name	Bonus Plan	Target Opportunity ($)	Payout (%)	Total Payment ($)
Nimrod Ben-Natan	Corporate Bonus Plan	334,782(1)	100.7%	337,125 (1)
	Broadband Bonus Plan	106,558 (2)	130%	138,526 (2)
Walter Jankovic	Corporate Bonus Plan	358,486	100.7%	360,995
Neven Haltmayer	Video Bonus Plan	282,201	71.5%	201,774
Timothy Chu	Corporate Bonus Plan	264,681	100.7%	266,534
Patrick J. Harshman(3)	Corporate Bonus Plan	875,000	100.7%	—
Ian Graham(3)	Corporate Bonus Plan	325,929	100.7%	—

(1)	Mr.Ben-Natan’s target opportunity for the Corporate Bonus Plan represents 100% of his salary of $600,000, prorated for the period of his service from his promotion in June 2024 to the end of 2024.
(2)
Mr. Ben-Natan’s target opportunity for the Broadband Bonus Plan represents 65% of his annual base salary of 1,351,345 Israeli shekels in effect prior to his promotion to CEO, prorated for the period from January 2024 up to his promotion in June 2024. Mr. Ben-Natan’s target opportunity and total payment have been converted from Israeli shekels to U.S. dollars using the exchange rate in effect at the time of calculation.

(3)	Mr. Harshman and Mr. Graham resigned from the Company in June 2024 and July 2024, respectively, and were therefore not eligible to receive any payouts under the Corporate Bonus Plan.
Equity Compensation Plans
The Compensation Committee believes that equity compensation is an essential tool to link the long-term interests of stockholders and employees, especially the CEO and executive management, and serves to motivate employees, and particularly executive management, to make decisions that will, in the long run, deliver the best returns to stockholders, thus rewarding excellent long-term performance. Consistent with 2023, for 2024, these awards consisted of time-based RSUs, and in select cases, performance-based RSUs for our NEOs.
The Compensation Committee believes RSUs promote more direct alignment between the interests of our NEOs and those of our stockholders (since the value of RSUs correlates more directly with the value of our stock) as compared to stock options while rewarding our NEOs for stockholder value creation, as well as serve as a useful retention tool through multi-year vesting requirements. Additionally, performance-based RSUs provide enhanced incentive value by rewarding our NEOs for achieving important financial, strategic, or other objectives of the Company, consistent with our pay for performance philosophy. In 2024, as consistent with 2023, the Compensation Committee observed that favoring the grant of full value awards remained the trend among the Company’s peer group as well as similarly situated publicly listed technology companies.
The Compensation Committee may employ stock option grants in the future, either alone or in combination with RSUs and/or performance-based RSUs.

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COMPENSATION DISCUSSION AND ANALYSIS
Time-based Vesting RSUs. The 2024 timed-based RSUs granted to executives and NEOs vest over 3 years subject to their continued service. In 2024, Messrs. Ben-Natan, Chu, Jankovic, Haltmayer, Harshman and Graham were awarded time-based RSUs.
TSR Awards. In 2024, Messrs. Ben-Natan, Jankovic and Harshman were also awarded performance-based RSUs (“PRSUs”) with vesting based on the total stockholder return (“TSR”) to holders of Company Common Stock during a three-year performance period compared to the TSR of companies in the Nasdaq Telecommunications Index or any successor to that index (the “Index”) at both the beginning and end of the performance period (the “TSR Award”).

Key Terms	Description
Performance Period	Three-year performance period, from February 15, 2024, through February 14, 2027.
Calculation of TSR
The beginning price and ending price of the Company and each company in the Index are calculated based on the average trading price over 90 consecutive trading days, as adjusted to reflect dividends reinvested on each ex-dividend date during the applicable period (or, in the case of the ending price, the full performance period).

Vesting
100% of the target number of RSUs will vest if the Company’s TSR is equal to the Index TSR during the performance period.
For each 1% that the Company TSR exceeds the Index TSR during the performance period, the percentage of the target number of RSUs that vest increases by 2%, from 100% up to a maximum of 150% (although this percentage is capped at 100% if the Company TSR is negative during the performance period).
For each 1% that the Company TSR is less than the Index TSR, the percentage of the target number of RSUs that vest will decrease by 2%, from 100% down to a minimum of 50%.
If the Company TSR is less than the Index TSR by 50% or more, no RSUs under the TSR Award will vest.

Continuous service	Vesting is contingent upon the NEO remaining in service with us through the applicable performance period.
Change of control
In the event of our “change in control” before the end of the performance period, performance will be measured by comparing the price being paid for a share of the Company’s Common Stock in such change in control to the TSR of the Index as of the day prior to the change in control, each as adjusted for any dividends during the performance period.
Any earned RSUs as a result of performance achievement described in the previous sentence will vest as follows: a prorated amount of such earned RSUs will vest on the change in control based on the number of months served during the performance period and the remaining earned portion of the award will vest quarterly through the end of the original three-year performance period, subject to continued service, and further subject to any vesting acceleration under his change of control severance agreement. See “Change-of-Control Agreements” section below.

The Compensation Committee believes the TSR Awards appropriately incentivize the Company’s current NEOs and provide a direct and effective means for more closely aligning these executive’s interests with those of our stockholders’ interests.
Performance-based RSU Award. In September 2024, Mr. Haltmayer was also awarded 14,530 PRSUs, with a threshold of 50% vesting conditioned upon the Video Business achieving at least $0.5 million of adjusted EBITDA for 2024 and full vesting upon the Video Business achieving or exceeding $5 million of adjusted EBITDA for 2024, as well as Mr. Haltmayer’s continued service through the date of certification by the Compensation Committee of such performance achievement. Vesting based on performance achieved between the threshold and maximum would be determined by linear interpolation. Mr. Haltmayer achieved full vesting of the PRSU award, based on actual achievement of $7.152 million of adjusted EBITDA for the Video Business for 2024. Adjusted EBITDA for the Video Business is a non-GAAP financial measure whereby Video segment operating income (which excludes stock-based compensation, restructuring and related charges, lease-related and other charges, asset impairment charges and taxes) is adjusted to exclude depreciation and non-operating expenses.
2024 NEO Equity Award Determinations. Consistent with past practice, the total equity pool (RSUs and PRSUs) for annual grants to be made to all employees in 2024, including NEOs, was determined principally by reference to industry-specific guidelines published by shareholder advisory firms and, in part, by historical practice. The guidelines generally refer to metrics such as total annual awards as a percentage of shares outstanding and total outstanding awards as a percentage of fully diluted shares. The Compensation Committee, in consultation with the CEO (except with respect to the CEO’s own compensation), determines the size and material terms of equity awards granted to the NEOs, taking into account the role and responsibility of the NEO, competitive factors including competition for technology

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COMPENSATION DISCUSSION AND ANALYSIS
executives; peer group data compiled by the Compensation Committee’s compensation consultant, the size and value of long-term equity compensation already held by each executive officer and the vested percentage; the proportion between RSUs and performance-based RSUs held by each NEO; the total target cash compensation opportunity for each NEO; and individual performance and retention objectives.
With respect to the annual equity awards granted in February 2024 under the executive compensation program, the Compensation Committee approved annual equity awards for our then CEO, Mr. Harshman, that were evenly divided between time-based vesting RSUs and TSR awards (based on target opportunity), and awards for Mr. Jankovic and Mr. Ben-Natan (prior to his promotion) that were allocated two-thirds (2/3) to time-based vesting RSUs and one-third (1/3) to TSR awards. We granted time-based RSUs to our General Counsel, SVP HR and Corporate Secretary, Mr. Chu, and our former Senior Vice President, Global Sales, Mr. Graham, as well as to Mr. Haltmayer prior to his promotion to Senior Vice President and General Manager, Video Business later in the year. While our annual equity awards for our NEOs in 2024 were granted in February, we issued additional awards to certain of our NEOs in June, at the time of Mr. Ben-Natan’s promotion to CEO. The additional equity awards to Mr.Ben-Natan were made in recognition of this promotion and were evenly divided between time-based vesting RSUs and TSR awards (based on target opportunity). These allocations were based on the Compensation Committee’s desire to more closely align the equity compensation for each of these officers, and particularly for our CEO, with long-term value creation for our stockholders relative to our peers, thereby further emphasizing our commitment to pay for performance. The size of these awards were determined by the Compensation Committee in consultation with Compensia and upon reviewing relevant Peer Group and market information provided by Compensia. At this time, we also granted additional RSU awards to Mr. Jankovic in recognition of Mr. Jankovic assuming additional operational responsibilities.
While the Compensation Committee approved only time-based RSUs for Mr. Haltmayer in February 2024, when he was promoted to Senior Vice President and General Manager, Video Business in September 2024, in recognition of such promotion, the committee determined to grant Mr. Haltmayer an additional mix of time-based vesting RSUs and performance-based vesting RSUs (as described above) with vesting based on the adjusted EBITDA performance of our Video Business for 2024 as part of a significant effort to drive profitability goal attainment within the Video Business.
See “Grant of Plan-based Awards” on page 58 of this proxy statement for a summary of all equity grants made to the NEOs in 2024.
Achievement of 2021 PRSU Award. In 2021, Mr. Harshman was awarded RSUs covering a target number of shares of 198,659, with vesting based on the TSR to holders of Company common stock during the three-year performance period compared to the TSR of companies in the Index at both the beginning and end of the performance period. The performance period ended on February 14, 2024. The Compensation Committee determined that Company TSR during the performance period exceeded the Index TSR by 70.8%, resulting in maximum vesting of 150% of the target number of shares of Mr. Harshman’s PRSU award, or 297,989 shares.
Equity Compensation Grant Practices
The Compensation Committee approves all equity grants, except for certain grants made to non-executive employees in the ordinary course of business, for which it has delegated authority to the CEO, within parameters approved in advance by the Compensation Committee, pursuant to an employee equity issuance policy (the “Employee Equity Issuance Policy”). The Compensation Committee reviews all grants made pursuant to the Employee Equity Issuance Policy. Initial hire grants of RSUs are made on the second Friday of each month, and any other grants made by the CEO pursuant to authority granted by the Compensation Committee are made on the Friday of the week of such grant. Stock options, if issued, are granted at 100% of the closing price of our stock on the Nasdaq Stock Market on the date of grant.
Initial hire awards that are granted to executives reporting to the CEO or awards that are above the CEO’s approved range are approved by the Compensation Committee, with the grant date being the day of approval by the Compensation Committee or a later date selected by the Compensation Committee and, if in the form of a stock option, the per share exercise price being the closing price of a share of Common Stock on the Nasdaq Stock Market on the grant date. The initial grants are effective as of the date of grant, with vesting generally beginning on the date of commencement of employment. Annual grants to NEOs and executives are usually made in the first half of the year, and, in 2024, these grants were made in February. This timing enables management and the Compensation Committee to consider performance by both the Company and the individual for the then most recently completed fiscal year and balance it against our expectations for the current year.
Policy Regarding the Timing of Equity Awards
While we have not adopted a formal policy regarding the timing of equity awards, the Compensation Committee has historically made annual equity award grants to our named executive officers during the first quarter of the fiscal year. The timing of initial grants is driven by the date of hire of our new employees. The Board of Directors and Compensation Committee meeting schedules, for review and approval

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COMPENSATION DISCUSSION AND ANALYSIS
of annual grants, are usually established several months in advance for the calendar year. We do not time the granting of RSUs or stock options with any favorable or unfavorable news released by the Company. We do not grant equity awards in anticipation of the release of material nonpublic information, nor is the timing of disclosures of material nonpublic information based on equity award grant dates. We did not grant stock options to any of our NEOs in 2024 and have never granted stock appreciation rights.
Retirement Benefits
The Company does not provide pension benefits or deferred compensation plans to any of its U.S. employees, including NEOs, other than a 401(k) deferred compensation plan which is open to all regular, full-time U.S. employees. The Company has a matching contribution policy for the 401(k) plan, of up to $1,000 a year for each participant, for 2024. For employees resident in non-U.S. jurisdictions, including Mr. Ben-Natan, the Company makes required contributions to statutory pension and retirement schemes and, in a few countries, offers supplemental pension benefits in accordance with customary market practices.
Other Compensation
Other elements of compensation available to the Company’s NEOs include life and long-term disability insurance and health benefits. These benefits are available to all regular, full-time U.S. employees of the Company on the same basis, and similar benefits are provided to most employees in other countries. In addition, the Company may provide for relocation expenses to recruit key executives living outside the San Francisco Bay Area. Management periodically reviews the level of benefits provided to all employees and adjusts those levels as appropriate. The values of the benefits received by the NEOs pursuant to these other elements of compensation in 2022, 2023 and 2024 are included in the “All Other Compensation” column in the Summary Compensation Table on page 57 of this Proxy Statement.
Change-of-Control Severance Agreements
The Company does not have employment agreements with any of its current NEOs, other than a standard local employment agreement entered into with Mr. Ben-Natan in 2012, a CEO appointment letter entered into with Mr. Ben-Natan in April 2024, and an offer letter entered into with Mr. Jankovic in May 2023. It has, however, entered into change of control severance agreements (the “Severance Agreements”) with its NEOs. The Severance Agreements are designed to incentivize continuing service to the Company by NEOs in the event that the Company may be in discussions regarding strategic transactions and to provide short-term benefits in the event that a NEO’s position is eliminated or responsibilities or compensation are reduced following a change of control. The Company believes that these Severance Agreements help to ensure that, if the Board of Directors believes a potential transaction is in the best interests of the Company’s stockholders, its NEOs will remain focused on the consummation of such a potential transaction, without significant distraction or concern regarding their personal circumstances, such as continued employment.
Under the terms of each of the Severance Agreements, if within 18 months following a “change of control” of the Company (in each case, as defined in the relevant Severance Agreement), the NEO experienced an “involuntary termination” without “cause,” and not due to the NEO’s death or disability, then the NEO would have been entitled to receive:
•
a lump-sum cash payment of (i) in the case of Mr. Ben-Natan, an amount equal to 200% of his base salary for the 12 months prior to the change of control; (ii) in the case of each of the other NEOs, an amount equal to 100% of the NEO’s base salary for the 12 months prior to the change of control;

•
a lump-sum cash payment of (i) in the case of Mr. Ben-Natan, an amount equal to the greater of (x) 200% of his then annual target bonus or (y) 200% of the average of the actual bonuses paid to him in each of the two prior years; (ii) in the case of each of the other NEOs, an amount equal to the greater of (x) 100% of the NEO’s then annual target bonus or (y) 100% of the average of the actual bonuses paid to the NEO in each of the two prior years; and

•	Company-paid health, dental, and life insurance coverage for up to one year after termination of employment;
•
vesting acceleration of 100% of the unvested portion of any outstanding stock option or restricted stock units held by the NEO and exercisability of all such outstanding stock options (if any) for a period of one year after such termination; and

•	a lump-sum cash payment of $5,000 for outplacement assistance.
Under the Severance Agreements, “cause” generally means (i) any act of personal dishonesty taken by the NEO in connection with his or her responsibilities as an employee and intended to result in his or her substantial personal enrichment, (ii) the conviction of a felony, (iii) a willful act by the NEO which constitutes gross misconduct and which is injurious to the Company, and (iv) following delivery to the NEO of a written demand for performance from the Company which describes the NEO’s failure to substantially perform his or her duties, continued violations by the NEO of the NEO’s obligations to the Company which are demonstrably willful and deliberate on the

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COMPENSATION DISCUSSION AND ANALYSIS
NEO’s part. Under the Severance Agreements, “change of control” generally means (i) any person becomes the beneficial owner of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; (ii) a change in our Board composition within a two-year period, as a result of which fewer than a majority of the directors are “incumbent directors” (meaning generally directors who either (A) are directors of the Company as of the date of the Severance Agreement, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the incumbent directors at the time of such election or nomination (but excluding an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company)); (iii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least 50% of the total voting power represented by the voting securities of the Company or the surviving entity outstanding immediately after such merger or consolidation; or (iv) the sale or disposition by the Company of all or substantially all the Company’s assets.
Under the Severance Agreements, “Involuntary termination” generally means (i) without the NEO’s consent, the significant reduction of duties, authority or responsibilities, or assignment of such reduced duties, authority or responsibilities; (ii) without the NEO’s consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the NEO; (iii) a reduction in base salary; (iv) a material reduction in the kind or level of employee benefits, including bonuses, with the result that the overall benefits package is significantly reduced; (v) without the NEO’s consent, relocation to a facility or location more than 25 miles from the then present location; (vi) purported termination which is not effected for disability or for cause, or any purported termination for which the grounds relied upon are not valid; (vii) the failure of the Company to obtain the assumption of the Severance Agreement by any successors contemplated thereunder; or (viii) any act or set of facts or circumstances which would, under California case law or statute, constitute a constructive termination. In addition, the TSR Awards for Messrs. Ben-Natan and Jankovic are subject to special treatment on a change of control. See “Equity Compensation Plans - TSR Award” above.
Other Agreements
In connection with the appointment of Mr. Ben-Natan as President and CEO of the Company effective June 11, 2024, Harmonic Video Networks Ltd. (“HVN”), a subsidiary of the Company, entered into a CEO appointment letter with Mr. Ben-Natan (the “CEO Appointment Letter”), effective June 11, 2024. The CEO Appointment Letter provided Mr. Ben-Natan with an initial annual base salary of $600,000, as well as a target annual bonus opportunity of 100% of his salary for the Company’s fiscal year 2024 under the Company’s Corporate Bonus Plan (prorated for the period during the year that he served as CEO). For fiscal year 2024, Mr. Ben-Natan was eligible for a bonus under the Company’s Broadband Bonus Plan for his partial year of service prior to his transition to the CEO role, and his bonus opportunity of 65% of his salary prorated to reflect such partial year of service. In addition, the CEO Appointment Letter provided that Mr. Ben-Natan will receive, subject to approval by our Board or its Compensation Committee (the “Committee”), RSUs with an aggregate value of $5,500,000 (based on the 30-trading day average closing prices of a share of the Company’s common stock immediately prior to the grant date). 50% of the RSUs are scheduled to vest based on Mr. Ben-Natan’s continued service with the Company or its subsidiaries, with 1/3rd vesting after one year and 1/12th vesting quarterly thereafter for eight quarters. The CEO Appointment Letter provided that the remaining 50% of the RSUs will vest based on both performance- and service-based criteria as determined by the Board or Committee, which performance criteria include specified levels of Company total stockholder return measured over three years following the grant date, and subject to Mr. Ben-Natan’s continued service through performance certification following the performance period. Other than with respect to the terms specified in the CEO Appointment Letter, Mr. Ben-Natan remains eligible for the benefits under his standard employment agreement entered into with HVN, dated December 7, 2012. Additionally, Mr. Ben-Natan entered into an amended and restated Change of Control Severance Agreement with the Company, the terms of which are described above under “Change-of-Control Severance Agreements”.
In connection with Mr. Harshman’s retirement from service as CEO of the Company, and in order to ensure a smooth transition of his role, we entered into a consulting agreement with Mr. Harshman effective June 11, 2024, and ending on the one-year anniversary thereof, subject to any extension by mutual agreement between the parties. Under this consulting agreement, Mr. Harshman provides services including transition services in connection with his transition from his role as CEO of the Company, and such advisory services as may be requested by Mr. Ben-Natan or the Board. In consideration of these services, we provide Mr. Harshman with Company-paid COBRA premiums for up to 12 months following termination of his employment. In addition, during the period of his services under the consulting agreement, Mr. Harshman will remain eligible to continue vesting in the equity awards granted to him by the Company prior to the termination of his employment.
In connection with the termination of Mr. Graham’s employment in July 2024, we entered into a settlement agreement with Mr. Graham, which provided, among other things, for a release of claims in our favor, continued confidentiality of our proprietary information, and mutual non-disparagement obligations, in exchange for Mr. Graham’s right to receive a cash severance in the amount of 12 months of base salary and continued coverage under specified health benefit programs for 12 months following Mr. Graham’s termination date.

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COMPENSATION DISCUSSION AND ANALYSIS
Stock Ownership Guidelines and Hedging Policy
The Company has adopted stock ownership guidelines applicable to its CEO, requiring the CEO to hold any shares issued, after withholding of shares for taxes resulting from the exercise of vested stock options granted in 2017 or later or settlement of vested RSUs granted in 2017 or later, for at least 36 months from the date of RSU settlement or stock option exercise, subject to release from these requirements upon his separation from service with the Company. The Corporate Governance and Nominating Committee reviews the CEO’s compliance under such guidelines and may grant any waivers or exceptions as it deems reasonably necessary and appropriate.
Under our Insider Trading Policy, we prohibit our employees, including officers, and members of the Board of Directors from engaging in transactions involving pledging or hedging the risk associated with ownership of shares of our Common Stock.
Insider Trading Policy
The Company maintains an insider trading policy and other procedures that govern the purchase, sale and other dispositions of our securities by our ourselves, directors, officers or employees that are reasonably designed to promote compliance with insider trading laws, rules and regulations and any applicable listing standards.
Financial Restatements and Compensation Recovery Policy
In 2023, we adopted an updated clawback policy for compliance with the Nasdaq Listing Rules and Section 10D of the Exchange Act. The policy generally requires, if we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under applicable securities laws, that we recover certain incentive-based compensation provided to our NEOs and certain other current or former executive officers (a “covered person”). Such incentive compensation generally includes compensation granted, earned or vested in whole or in part based on attaining performance goals relating to financial reporting measures, including any stock price and total stockholder return measures (with such attainment referred to in the policy as being “received”), which is received by a covered person on or after October 2, 2023, and during the three fiscal years completed immediately before the date the accounting restatement is determined to be required, and provided the covered person was an executive officer at any time during the applicable performance period for such compensation. The Company has never restated its financial statements.
Section 162(m)
We have considered the potential future effects of Section 162(m) of the Code on the compensation paid to our NEOs. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for our CEO and certain other current and former officers of the Company. While the Compensation Committee considers the deductibility of compensation as a factor in making compensation decisions, the Compensation Committee retains the flexibility to provide compensation that is consistent with our goals for our executive compensation program even if such compensation is not fully tax deductible. The Compensation Committee may make decisions that result in compensation that is not fully deductible under Section 162(m) of the Code.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on the Compensation Committee’s review of, and the discussions with management with respect to, the Compensation Discussion and Analysis, our Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
The Compensation Committee
Patrick Gallagher
David Krall
Dan Whalen
The information contained above under the captions “Report of the Audit Committee of the Board of Directors” and “Report of the Compensation Committee of the Board of Directors on Executive Compensation” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference to such filing.

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EXECUTIVE COMPENSATION
Summary Compensation Table
The following Summary Compensation Table sets forth summary information concerning the compensation earned by our NEOs, in each case for services to our Company, in all capacities, during the fiscal years ended December 31, 2024, 2023 and 2022.

Name & Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Nimrod Ben-Natan(4) President and CEO
	2024	$501,383	$7,408,105	$475,651	$46,389	$8,431,528
	2023	$371,045	$1,404,668	$71,374	$42,482	$1,889,569
	2022	$351,712	$766,796	$374,162	$41,779	$1,534,449
Walter Jankovic(5) Chief Financial Officer
	2024	$458,712	$2,304,842	$360,995	$7,526	$3,132,075
	2023	$262,308	$2,921,018	$70,092	$18,526	$3,271,944
Neven Haltmayer Senior Vice President and General Manager, Video Business
	2024	$414,946	$1,611,988	$201,774	$20,654	$2,249,362
	2023	$403,161	$822,138	$137,628	$22,058	$1,384,985
	2022	$383,643	$790,325	$334,510	$26,307	$1,534,785
Timothy Chu(6) General Counsel, SVP HR and Corporate Secretary
	2024	$406,731	$992,975	$266,534	$31,014	$1,697,254
Patrick J. Harshman(7) Former President and CEO
	2024	$328,462	$6,627,517	—	$21,375	$6,977,354
	2023	$697,455	$3,994,583	$390,876	$17,690	$5,100,604
	2022	$567,246	$3,116,592	$1,126,214	$21,519	$4,831,571
Ian Graham(8) Former Senior Vice President, Global Sales
	2024	$163,891	$717,156	—	$360,860	$1,241,907
	2023	$325,929	$614,246	$145,595	$42,210	$1,127,980
	2022	$293,940	$586,372	$586,372	$41,534	$1,389,552

(1)
The amounts in this column represent the fair value of the RSU award or performance-based RSU award, as applicable, on the grant date, computed in accordance with applicable accounting standards, and do not reflect actual amounts paid to or received by any officer. The grant date fair value of the time-based RSU awards granted in 2024, 2023 and 2022 is equal to the number of RSUs granted multiplied by the closing price of our stock on the Nasdaq Stock Market on the date of grant. The amounts in this column also include TSR awards granted to Mr. Harshman in 2024, 2023 and 2022; Mr. Jankovic in 2024 and 2023; and Mr. Ben-Natan in 2024 and 2023. The grant date fair value of the TSR awards was determined using a Monte-Carlo methodology, as specified in Note 2, “Summary of Significant Accounting Policies - Stock-based Compensation” and Note 12, “Equity Award Plans – 1995 Plan” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Assuming the highest level of performance is achieved under the performance measures for these awards as of the grant date, the maximum possible value of the 2024, 2023 and 2022 TSR awards using the applicable grant date closing price of our stock is presented below:

	Maximum Value of TSR Awards (as of Grant Date)
Name	2024	2023	2022
Nimrod Ben-Natan	$5,397,096	$3,047,591	—
Walter Jankovic	$1,176,025	$1,319,626	—
Patrick J. Harshman	$5,390,129	$566,995	$2,315,276

(2)
For 2024, this column reflects cash amounts earned by all NEOs for full-year 2024 achievements under the Company’s 2024 incentive bonus plans. Actual payment of the earned amounts for full-year achievement occurred in the first quarter of 2025.

(3)
The amounts in this column include, for U.S. based NEOs, group life insurance premiums, employer paid medical and dental plan premiums, HSA contributions, and 401(k) matching contributions up to $1,000 for NEOs that participate in the Company’s 401(k) plan. For Mr. Ben-Natan, amounts include payments made into education, pension and disability and social security funds pursuant to Israeli statutory requirements, and a car allowance in accordance with local market practice. For Mr. Graham, the amount for each listed year includes employer paid medical and life insurance, pension

[57]

EXECUTIVE COMPENSATION
contributions, and car and fuel allowances in accordance with local market practice, as well as cash compensation in lieu of additional pension contribution in the amount of $7,349, $16,344 and $19,838 for 2024, 2023 and 2022, respectively.
(4)
Mr. Ben-Natan was appointed President and Chief Executive Officer in June 2024. Mr. Ben-Natan is paid in Israeli Shekels and his salary, non-equity incentive plan compensation and “all other compensation” amounts set forth in this table have been converted into U.S. dollars using the exchange rate in effect at the time of calculation.

(5)	Mr. Jankovic became Chief Financial Officer in May 2023.
(6)	Mr. Chu was designated as a Section 16(a) reporting officer in July 2024.
(7)
Mr. Harshman resigned from the Company in June 2024. For 2024, “all other compensation” includes Company-paid COBRA premiums from July 2024 through the end of 2024 per the terms of the consulting agreement between the Company and Mr. Harshman, and he is entitled to continue receiving COBRA premium reimbursement in 2025 until the end of the term of the consulting agreement in June 2025. Pursuant to such consulting agreement, during the one-year consulting term, Mr. Harshman also remains eligible to continue vesting in the equity awards granted to him by the Company prior to the termination of his employment. A total of 52,321 shares underlying his time-based RSUs and performance-based RSUs vested in 2024 during such consulting term, which had an aggregate value of $678,342 based on the value of the underlying stock upon vesting; and an additional 295,322 shares underlying his time-based RSUsand performance-based RSUs (at target) remain eligible to vest in 2025 during the remainder of such consulting term (assuming continued services through the full term), which had an aggregate value of $3,907,110 based on a stock price of $13.23, the closing price of a share of the Company’s common stock on December 31, 2024.

(8)
Mr. Graham resigned from the Company in July 2024. For 2024, “all other compensation” includes termination pay in the amount of $326,690 and 12 months of post-termination medical insurance coverage procured by the Company, per the terms of the settlement agreement between the Company and Mr. Graham. Mr. Graham was paid in British pound sterling and his salary, non-equity incentive plan compensation and “all other compensation” amounts set forth in this table have been converted into U.S. dollars using the exchange rate in effect at the time of calculation.

Grants of Plan-Based Awards
The following table summarizes certain information regarding non-equity and equity plan-based awards granted by Harmonic to the NEOs in 2024:

Name and Type of Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock(3)	Grant Date Fair Value of Stock Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Nimrod Ben-Natan(4)
RSUs	2/16/2024	—	—	—	—	—	—	80,710	1,103,306
RSUs	6/14/2024	—	—	—	—	—	—	240,385	2,706,735
TSR award	2/16/2024	—	—	—	20,178	40,355	60,533		653,347
TSR award	6/14/2024	—	—	—	120,192	240,385	360,578	—	2,944,716
Bonus Plan	—	1.00	441,340	882,680	—	—	—	—	—
Walter Jankovic
RSUs	2/16/2024	—	—	—	—	—	—	96,852	1,323,967
RSUs	6/14/2024	—	—	—	—	—	—	17,483	196,859
TSR award	2/16/2024	—	—	—	24,213	48,426	72,639	—	784,017
Bonus Plan	—	1.00	358,486	716,971	—	—	—	—	—
Neven Haltmayer
RSUs	2/16/2024	—	—	—	—	—	—	70,218	959,880
RSUs	9/12/2024	—	—	—	—	—	—	32,690	451,449
PSUs	9/12/2024	—	—	—	7,265	14,530	14,530	—	200,659
Bonus Plan	—	1.00	282,201	564,403	—	—	—		—
Timothy Chu(5)
RSUs	2/16/2024	—	—	—	—	—	—	72,639	992,975
Bonus Plan	—	1.00	264,681	529,362	—	—	—	—	—
Patrick J. Harshman(6)
RSUs	2/16/2024	—	—	—	—	—	—	221,953	3,034,098
TSR award	2/17/2023	—	—	—	110,977	221,953	332,930	—	3,593,419
Bonus Plan	—	1.00	875,000	1,750,000	—	—	—	—	—
Ian Graham(7)
RSUs	2/16/2024	—	—	—	—	—	—	52,462	717,156
Bonus Plan	—	1.00	325,929	651,858	—	—	—	—	—

(1)
The estimated future payouts under non-equity incentive plans refer to potential cash payouts under our 2024 incentive bonus plans. The payout amounts in 2024 for each NEO were reviewed and approved by the Compensation Committee in early 2025 upon the availability of financial results for 2024, and are included in the Summary Compensation Table on page 57 of this Proxy Statement. The threshold represents the minimum payable amount.

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EXECUTIVE COMPENSATION
(2)
Messrs. Harshman, Jankovic and Ben-Natan were awarded TSR awards with vesting determined by the TSR to holders of Company Common Stock compared to the TSR of companies in the Nasdaq Telecommunications Index, measured based on the 90 consecutive trading day average stock price at both the beginning and end of a three-year performance period, plus continued employment through completion of the performance period. The threshold represents the minimum amount that may vest. See “Equity Compensation Plans – TSR Awards” on page 52 of this Proxy Statement. Mr. Haltmayer was awarded PRSUs, with vesting conditioned upon the Video Business achieving adjusted EBITDA targets for 2024. The threshold represents the minimum amount that may vest. See “Equity Compensation Plans – Performance-based RSU Award” on page 52 of this Proxy Statement.

(3)
The RSUs granted to Messrs. Harshman, Chu, and Graham on February 16, 2024, Messrs. Ben-Natan and Jankovic on February 16, 2024 and June 14, 2024, and Mr. Haltmayer on February 16, 2024 and September 12, 2024, vest over three years, with 1/3 vesting upon completion of 12  months of service and 1/12 per three-month period thereafter, contingent upon continued employment through the applicable vesting date.

(4)	Mr. Ben-Natan became President and Chief Executive Officer in June 2024.
(5)	Mr. Chu was designated as a Section 16(a) reporting officer in July 2024.
(6)	Mr. Harshman resigned from the Company in June 2024.
(7)	Mr. Graham resigned from the Company in July 2024.
Outstanding Equity Awards as of December 31, 2024
The following table summarizes equity awards outstanding as of December 31, 2024 for each of the NEOs.

Name	Grant Date(1)	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)
Nimrod Ben-Natan(4)	2/17/2022	6,798(5)	$89,938	—	—
	2/17/2023	29,016(6)	$383,882	27,855(7)	$273,563
	2/16/2024	80,710(8)	$1,067,794	40,355(9)	$566,584
	6/14/2024	240,385(10)	$3,180,294	240,385(11)	$3,375,005
Walter Jankovic	5/25/2023	39,867(12)	$527,440	39,867(13)	$417,009
	11/15/2023	25,740(14)	$340,540	19,305(15)	$201,930
	2/16/2024	96,852(16)	$1,281,352	48,426(17)	$679,901
	6/14/2024	17,483(18)	$231,300	—	—
Neven Haltmayer	2/17/2022	6,398(19)	$84,646	—	—
	6/14/2022	1,334(20)	$17,649	—	—
	2/17/2023	25,244(21)	$333,978	—	—
	2/16/2024	70,218(22)	$928,894	—	—
	9/12/2024	32,690(23)	$432,489	14,530(36)	$192,232
Timothy Chu(24)	2/17/2022	6,798(25)	$89,938	—	—
	2/17/2023	26,115(26)	$345,501	—	—
	2/16/2024	72,639(27)	$961,014	—	—
Patrick J. Harshman(28)	2/17/2022	13,684(29)	$181,039	164,204(30)	$3,024,638
	2/17/2023	62,384(31)	$825,340	149,722(32)	$1,470,270
	2/16/2024	221,953(33)	$2,936,438	221,953(34)	$3,116,220
Ian Graham(35)	—	—	$—	—	—

(1)
The time-based RSUs awards to NEOs are granted with three-year vesting schedules, with 1/3 vesting upon completion of 12 months of service and 1/12 per three-month period thereafter, contingent upon the NEO’s continuous status as an employee or consultant (“continued services”) through the applicable vesting date.

(2)	The value of the shares not vested is the number of shares multiplied by $13.23, the closing price of the Company’s stock on December 31, 2024.
(3)
The value of the shares not vested is the number of shares multiplied by the applicable Monte-Carlo valuation methodology fair value as of December 31, 2024, with the exception of the September 12, 2024 performance-based award to Mr. Haltmayer, where the value of his unvested shares is the number of shares multiplied by $13.23, the closing price of the Company's stock on December 31, 2024.

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EXECUTIVE COMPENSATION
(4)	Mr. Ben-Natan was appointed President and Chief Executive Officer in June 2024.
(5)	As of December 31, 2024, 74,776 shares subject to this RSU award were vested, and 6,798 shares will vest on February 15, 2025, contingent upon continued services through such vesting date.
(6)
As of December 31, 2024, 40,622 shares subject to this RSU award were vested, 5,803 shares will vest on February 15, 2025, and 5,803 shares will vest at three-month intervals thereafter until all shares are vested, contingent upon continued services through the applicable vesting date.

(7)
As of December 31, 2024, no shares subject to this TSR-based RSU award were vested. The RSU award covers a target number of shares of 27,855, with vesting determined by the TSR of Company common stock compared to the TSR of companies in the NASDAQ Telecommunications Index, measured based on the 90 consecutive trading day average stock price at both the beginning and end of a three-year performance period, plus continued services through completion of the performance period. See “Equity Compensation Plans – TSR Awards” on page 52 of this Proxy Statement

(8)
As of December 31, 2024, no shares subject to this RSU award were vested, 26,903 shares will vest on February 15, 2025, and 6,725 shares will vest at three-month intervals thereafter until all shares are vested, contingent upon continued services through the applicable vesting date.

(9)
As of December 31, 2024, no shares subject to this TSR-based RSU award were vested. The RSU award covers a target number of shares of 40,355, with vesting determined by the TSR of Company common stock compared to the TSR of companies in the NASDAQ Telecommunications Index, measured based on the 90 consecutive trading day average stock price at both the beginning and end of a three-year performance period, plus continued services through completion of the performance period. See “Equity Compensation Plans – TSR Awards” on page 52 of this Proxy Statement.

(10)
As of December 31, 2024, no shares subject to this RSU award were vested, 80,129 shares will vest on June 11, 2025, and 20,032 shares will vest at three-month intervals thereafter until all shares are vested, contingent upon continued services through the applicable vesting date.

(11)
As of December 31, 2024, no shares subject to this TSR-based RSU award were vested. The RSU award covers a target number of shares of 240,385, with vesting determined by the TSR of Company common stock compared to the TSR of companies in the NASDAQ Telecommunications Index, measured based on the 90 consecutive trading day average stock price at both the beginning and end of a three-year performance period, plus continued services through completion of the performance period. See “Equity Compensation Plans – TSR Awards” on page 52 of this Proxy Statement.

(12)
As of December 31, 2024, 39,867 shares subject to this RSU award were vested, 6,644 shares will vest on February 22, 2025, and 6,645 shares will vest at three-month intervals thereafter until all shares are vested, contingent upon continued services through the applicable vesting date.

(13)
As of December 31, 2024, no shares subject to this TSR-based RSU award were vested. The RSU award covers a target number of shares of 39,867, with vesting determined by the TSR of Company common stock compared to the TSR of companies in the NASDAQ Telecommunications Index, measured based on the 90 consecutive trading day average stock price at both the beginning and end of a three-year performance period, plus continued services through completion of the performance period. See “Equity Compensation Plans – TSR Awards” on page 52 of this Proxy Statement.

(14)
As of December 31, 2024, 12,869 shares subject to this RSU award were vested, 3,217 shares will vest on February 15, 2025, and 3,218 shares will vest at three-month intervals thereafter until all shares are vested, contingent upon continued services through the applicable vesting date.

(15)
As of December 31, 2024, no shares subject to this TSR-based RSU award were vested. The RSU award covers a target number of shares of 19,305, with vesting determined by the TSR of Company common stock compared to the TSR of companies in the NASDAQ Telecommunications Index, measured based on the 90 consecutive trading day average stock price at both the beginning and end of a three-year performance period, plus continued services through completion of the performance period. See “Equity Compensation Plans – TSR Awards” on page 52 of this Proxy Statement.

(16)
As of December 31, 2024, no shares subject to this RSU award were vested, 32,284 shares will vest on February 15, 2025, and 8,071 shares will vest at three-month intervals thereafter until all shares are vested, contingent upon continued services through the applicable vesting date.

(17)
As of December 31, 2024, no shares subject to this TSR-based RSU award were vested. The RSU award covers a target number of shares of 48,426, with vesting determined by the TSR of Company common stock compared to the TSR of companies in the NASDAQ Telecommunications Index, measured based on the 90 consecutive trading day average stock price at both the beginning and end of a three-year performance period, plus continued services through completion of the performance period. See “Equity Compensation Plans – TSR Awards” on page 52 of this Proxy Statement.

(18)
As of December 31, 2024, no shares subject to this RSU award were vested, 5,827 shares will vest on June 11, 2025, and 1,457 shares will vest at three-month intervals thereafter until all shares are vested, contingent upon continued services through the applicable vesting date.

(19)	As of December 31, 2024, 70,377 shares subject to this RSU award were vested, and 6,398 shares will vest on February 15, 2025, contingent upon continued services through such vesting date.
(20)
As of December 31, 2024, 6,666 shares subject to this RSU award were vested, 667 shares will vest on February 15, 2025, and 667 shares will vest at three-month intervals thereafter until all shares are vested, contingent upon continued services through the applicable vesting date.

(21)
As of December 31, 2024, 35,341 shares subject to this RSU award were vested, 5,049 shares will vest on February 15, 2025, and 5,048 shares will vest at three-month intervals thereafter until all shares are vested, contingent upon continued services through the applicable vesting date.

(22)
As of December 31, 2024, no shares subject to this RSU award were vested, 23,406 shares will vest on February 15, 2025, and 5,851 shares will vest at three-month intervals thereafter until all shares are vested, contingent upon continued services through the applicable vesting date.

(23)
As of December 31, 2024, no shares subject to this RSU award were vested, 10,896 shares will vest on June 1, 2025, and 2,724 shares will vest at three-month intervals thereafter until all shares are vested, contingent upon continued services through the applicable vesting date.

(24)	Mr. Chu was designated as a Section 16(a) reporting officer in July 2024.
(25)	As of December 31, 2024, 74,776 shares subject to this RSU award were vested, and 6,798 shares will vest on February 15, 2025, contingent upon continued services through such vesting date.
(26)
As of December 31, 2024, 36,559 shares subject to this RSU award were vested, 5,223 shares will vest on February 15, 2025, and 5,223 shares will vest at three-month intervals thereafter until all shares are vested, contingent upon continued services through the applicable vesting date.

(27)
As of December 31, 2024, no shares subject to this RSU award were vested, 24,213 shares will vest on February 15, 2025, and 6,053 shares will vest at three-month intervals thereafter until all shares are vested, contingent upon continued services through the applicable vesting date.

(28)	Mr. Harshman resigned from the Company in June 2024.
(29)	As of December 31, 2024, 150,520 shares subject to this RSU award were vested, and 13,684 shares will vest on February 15, 2025, contingent upon continued services through such vesting date.
(30)
As of December 31, 2024, no shares subject to this TSR-based RSU award were vested. The RSU award covers a target number of shares of 164,204, with vesting determined by the TSR of Company common stock compared to the TSR of companies in the NASDAQ Telecommunications Index, measured based on the 90 consecutive trading day average stock price at both the beginning and end of a three-year performance period, plus continued services through completion of the performance period. See “Equity Compensation Plans – TSR Awards” on page 52 of this Proxy Statement.

(31)
As of December 31, 2024, 87,338 shares subject to this RSU award were vested, 12,477 shares will vest on February 15, 2025, and 12,476 shares will vest at three-month intervals thereafter until all shares are vested, contingent upon continued services through the applicable vesting date.

(32)	As of December 31, 2024, no shares subject to this TSR-based RSU award were vested. The RSU award covers a target number of shares of 149,722,

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EXECUTIVE COMPENSATION
with vesting determined by the TSR of Company common stock compared to the TSR of companies in the NASDAQ Telecommunications Index, measured based on the 90 consecutive trading day average stock price at both the beginning and end of a three-year performance period, plus continued services through completion of the performance period. See “Equity Compensation Plans – TSR Awards” on page 52 of this Proxy Statement.
(33)
As of December 31, 2024, no shares subject to this RSU award were vested, 73,985 shares will vest on February 15, 2025, and 18,496 shares will vest at three-month intervals thereafter until all shares are vested, contingent upon continued services through the applicable vesting date.

(34)
As of December 31, 2024, no shares subject to this TSR-based RSU award were vested. The RSU award covers a target number of shares of 221,953, with vesting determined by the TSR of Company common stock compared to the TSR of companies in the NASDAQ Telecommunications Index, measured based on the 90 consecutive trading day average stock price at both the beginning and end of a three-year performance period, plus continued services through completion of the performance period. See “Equity Compensation Plans – TSR Awards” on page 52 of this Proxy Statement.

(35)	Mr. Graham resigned from the Company in July 2024.
(36)
As of December 31, 2024, no shares subject to this performance-based RSU (PRSU) award were vested. The PRSU award covers 14,530 shares, with partial or full vesting conditioned upon the Video Business achieving 2024 adjusted EBITDA within a targeted range, as well as Mr. Haltmayer’s continued service through the date of certification by the Compensation Committee of such performance achievement.

Option Exercises and Stock Vested During 2024
The following table summarizes (i) the options exercised during the year ended December 31, 2023 by our NEOs and the value realized upon exercise, and (ii) the number of shares of Common Stock acquired by our NEOs, and the value of such shares, upon the vesting of RSUs and performance-based RSUs during the year ended December 31, 2024:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Nimrod Ben-Natan(2)	—	—	76,861	$1,003,058
Walter Jankovic	—	—	52,736	$638,646
Neven Haltmayer	—	—	71,050	$925,465
Timothy Chu(3)	—	—	71,201	$927,881
Patrick J. Harshman(4)	—	—	456,617	$6,143,068
Ian Graham(5)	—	—	36,174	$473,240

(1)	Amounts shown for stock awards are determined by multiplying the number of shares that vested by the per share closing price of Company common stock on the vesting date.
(2)	Mr. Ben-Natan was appointed President and Chief Executive Officer in June 2024.
(3)	Mr. Chu was designated as a Section 16(a) reporting officer in July 2024.
(4)	Mr. Harshman resigned from the Company in June 2024.
(5)	Mr. Graham resigned from the Company in July 2024.
Pension Benefits and Nonqualified Deferred Compensation
There are no pension or retirement benefit plans for any of the NEOs, other than a 401(k) deferred compensation plan which is available to the NEOs based in the U.S. and all regular, full-time U.S. employees of the Company, with matching Company contributions to the 401(k) plan of up to $1,000 per annum per participant, and with respect to Mr. Ben-Natan, pension schemes in Israel, into which the Company is required to make contributions for its employees based in those countries.
Potential Payments Upon Termination or Change-In-Control
The Company does not have employment agreements with any of its NEOs, other than a standard local employment agreement entered into with Mr. Ben-Natan in 2012, a CEO appointment letter entered into with Mr. Ben-Natan in April 2024, and an offer letter entered into with Mr. Jankovic in May 2023. As described in the Compensation Discussion & Analysis above, under the terms of the respective NEO’s Severance Agreement, if within 18 months following a change in control of the Company the NEO experiences an involuntary termination without cause and not due to death or disability, the NEO will be entitled to certain payments, subject to the NEO entering into a separation agreement and release of claims in favor of the Company. The Company has entered into Severance Agreements with each of the NEOs. Based on a hypothetical termination date of December 31, 2024, the respective amounts paid to our current NEOs in the event of such termination following a change of control would have been:

Name	Salary	Bonus	Value of Unvested Restricted Stock Units(1)(2)(3)	Other(4)	Total(5)
Nimrod Ben-Natan	$1,002,766	$882,680	$8,804,618	$423,160	$11,113,224
Walter Jankovic	$458,712	$358,486	$3,804,154	$8,294	$4,629,646

[61]

EXECUTIVE COMPENSATION

Name	Salary	Bonus	Value of Unvested Restricted Stock Units(1)(2)(3)	Other(4)	Total(5)
Neven Haltmayer	$ 414,946	$282,201	$1,989,977	$ 43,171	$ 2,730,295
Timothy Chu	$406,731	$264,681	$1,396,453	$47,000	$2,114,865

(1)
The amounts in this column represent the value which would have been realized by the acceleration of unvested RSUs and performance-based RSUs (if any), calculated by multiplying the number of shares by $13.23, which was the closing price of our Common Stock on December 31, 2024.

(2)
The Company’s Severance Agreements have a provision that all unvested RSUs and options will be fully accelerated if within 18 months following a change of control the NEO incurs an involuntary termination of employment without cause and other than due to death or disability. The amounts for Messrs. Ben-Natan and Jankovic include their 2023 and 2024 TSR Awards, assuming a change of control of the Company and employment termination on December 31, 2024, on target performance achievement of such awards, and full accelerated vesting of such awards as described in “Equity Compensation Plans - TSR Awards – Change of control” on page 52 of this Proxy Statement, and in accordance with the terms of the Company Severance Agreements.

(3)
The 1995 Stock Plan provides that, in the event of our merger or a sale of substantially all of our assets, if the successor corporation refuses to assume or substitute for any RSUs and options, such awards will accelerate vesting in full.

(4)
The amounts in the column “Other” represent the maximum premium cost of continuing health and dental insurance benefits, and outplacement fees. Mr. Jankovic does not receive health insurance from the Company. For Mr. Ben-Natan, the amount also includes applicable pension and various social fund contributions based on his severance payout amounts, pursuant to statutory requirements.

(5)
The Company’s Severance Agreements have a provision that payments will either be made in full, with the executive paying any applicable golden parachute payment excise taxes as the result of Section 280G of the Code, or the payments will be reduced to a level that does not trigger such excise tax as the result of Section 280G of the Code, whichever results in a greater amount to the NEO. The amounts shown in the table assume that the NEO would elect to receive full payment and pay any applicable excise taxes.

Mr. Harshman resigned from the Company in June 2024 and entered into a consulting agreement with the Company to provide transition and advisory services for a 12 month term. See “Other Agreements” on page 55 of this Proxy Statement. In consideration of these services, Mr. Harshman received $10,304 in COBRA reimbursements in 2024 and will receive up to $18,813 in COBRA reimbursements in 2025. In addition, Mr. Harshman remains eligible during the 12 month term to continue vesting in the equity awards granted to him by the Company prior to the termination of his employment. A total of 52,321 shares underlying Mr. Harshman’s time-based RSUs and performance-based RSUs vested in 2024 during the consulting agreement term, with an aggregate value of $678,342 based on the value of the underlying stock upon vesting, and an additional 295,322 shares underlying his time-based and performance-based RSUs (at target) remain eligible to vest in 2025 during the remainder of his consulting term (assuming continued services through the full term), which had an aggregate value of $3,907,110 based on a stock price of $13.23, the closing price of a share of the Company’s common stock on December 31, 2024.
Mr. Graham resigned from the Company in July 2024. See “Other Agreements” on page 55 of this Proxy Statement. Under the terms of his separation agreement, Mr. Graham received $326,690 in severance pay and the Company purchased for Mr. Graham 12 months of post-termination medical insurance coverage at a cost of approximately $26,000.
Compensation Committee Interlocks and Insider Participation
In 2024, Ms. Reaugh and Messrs. Gallagher, Krall, and Whalen served as members of the Compensation Committee. No members of the Compensation Committee is or has been an officer or employee of our company. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity, as described in Item 407(e)(4) of Regulation S-K.

62

EXECUTIVE COMPENSATION
Equity Compensation Plan Information as of December 31, 2024
The following table provides information about the Company’s equity compensation plans, including its employee stock purchase plan, as of December 31, 2024.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in first Column)
Equity compensation plans approved by security holders(2)	952,072(3)	$—	8,192,972
Equity compensation plan not approved by security holders	—	—	—
Total	—	$—	8,192,972

(1)	The Company did not have any outstanding options, warrants and rights as of December 31, 2024
(2)
All of the Company’s equity compensation plans have been approved by stockholders. This information, as of December 31, 2024, is with respect to the 1995 Stock Plan, the 2002 Director Stock Plan and the ESPP.

(3)
Unvested performance-based RSU awards granted to Mr. Harshman in 2022, 2023 and 2024 and to Messrs. Ben-Natan and Jankovic in 2023 and 2024. Each such award cover a target number of shares, with vesting determined by the TSR of Company common stock compared to the TSR of companies in the Nasdaq Telecommunications Index, measured based on the 90 consecutive trading day average stock price at both the beginning and end of a three-year performance period, plus continued employment through completion of the performance period. See “Outstanding Equity Awards as of December 31, 2024” above and “Equity Compensation Plans – TSR Awards” on page 52 of this Proxy Statement.

[63]

Pay Versus Performance
Pursuant to Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between “compensation actually paid” (or “CAP”) to our principal executive officer (“PEO”) and other NEOs (“non-PEO NEOs”) and certain measures of our financial performance for each of the last five completed fiscal years. In determining the CAP to our NEOs, we make various adjustments to amounts reported in the Summary Compensation Table (“SCT”), as the SEC’s valuation methods for this section differ from those required in the SCT. Note that for our non-PEO NEOs, the CAP for each year is reported as an average of the CAP for such non-PEO NEOs for that year. It is important to note that CAP does not represent the actual amount of pay that has been fully earned or realized, either in the fiscal year set forth in the table or at all. For a description of our executive compensation program and the alignment of executive compensation and performance for our PEO and our non-PEO NEOs, please refer to the Compensation Discussion and Analysis section of this Proxy Statement.

Year	Summary Compensation Table for First PEO(1)(2)	Summary Compensation Table for Second PEO(1)(2)	Compensation Actually Paid to First PEO(1)(3)	Compensation Actually Paid to Second PEO(1)(3)	Average Summary Compensation Table Total for Non-PEO NEOs(4)	Average Compensation Actually Paid to Non-PEO NEOs(3)	Value of Initial Fixed$100 Investment Based On:		Net Income (GAAP, in thousands)(7)	Operating Profit (GAAP, in thousands)(8)
							Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)
2024	$6,977,354	$8,431,528	$6,356,458	$9,170,834	$2,080,150	$1,773,505	$169.62	$103.21	$39,217	$63,136
2023	$5,100,604	$1,889,569	$4,973,390	$1,855,876	$1,446,954	$1,336,943	$167.18	$90.96	$83,994	$22,172
2022	$4,831,571	$1,534,449	$7,726,443	$1,771,355	$1,580,011	$1,887,872	$167.95	$82.21	$28,182	$45,519
2021	$4,628,135	$1,583,143	$10,868,485	$2,348,267	$2,056,418	$2,966,573	$150.77	$112.44	$13,254	$18,809
2020	$3,498,333	$1,427,398	$2,928,232	$1,340,471	$1,280,848	$1,275,324	$94.74	$110.08	($29,271)	($12,449)

(1)
The First PEO is our former Chief Executive Officer Patrick Harshman, who resigned in June 2024. Our Second PEO is Nimrod Ben-Natan, who was appointed President and Chief Executive Officer in June 2024 after Mr. Harshman’s departure.

(2)	Represents the total compensation paid to our PEOs in each listed year, as shown in the SCT of this Proxy Statement for 2022–2024 and in the SCT of prior year proxy statements for 2020 and 2021.

64

Pay Versus Performance
(3)
The CAP does not mean that our PEO was actually paid those amounts in the listed year, or that our non-PEO NEOs were actually paid those amounts averaged and shown in the listed year, but these are dollar amounts derived from the starting point of SCT total compensation under the methodology prescribed under the relevant SEC rules as shown in the adjustment table below. For non-PEO NEOs, the indicated figures in the table show an average of each such figure for all such non-PEO NEOs in each listed year. The methodologies used for determining the fair values shown in the adjustment table below, including use of a Monte-Carlo methodology to determine fair value of TSR awards, are materially consistent with those used to determine the fair values disclosed as of the grant date of such awards. Note that we have not reported any amounts in our SCT with respect to “Change in Pension and Nonqualified Deferred Compensation,” and we do not maintain any defined benefit or actuarial pension plans for our NEO’s. Accordingly, the adjustments with respect to such items prescribed by the pay-versus-performance rules are not relevant to our analysis and no adjustments have been made.

	First PEO					Second PEO					Non-PEO NEOs (average)
	2020	2021	2022	2023	2024	2020	2021	2022	2023	2024	2020	2021	2022	2023	2024
Summary Compensation Table Total	$3,498,333	$4,628,135	$4,831,571	$5,100,604	$6,977,354	$ 1,427,398	$ 1,583,143	$ 1,534,449	$1,889,569	$8,431,528	$ 1,280,848	$2,056,418	$ 1,580,011	$1,446,954	$2,080,150
Subtract Grant Date Fair Value of Stock Awards Granted in Fiscal Year	$ (2,270,749)	$(3,069,282)	$ (3,116,592)	$ (3,994,583)	$ (6,627,517)	$(775,619)	$(820,691)	$(766,796)	$ (1,404,668)	$ (7,408,105)	$(653,820)	$ (1,271,651)	$(751,151)	$ (1,039,094)	$ (1,406,740)
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	$2,475,519	$5,343,927	$5,003,296	$3,690,647	$6,052,658	$926,484	$ 1,276,630	$ 1,068,619	$1,231,477	$8,189,677	$828,308	$1,876,882	$ 1,072,004	$886,411	$1,128,760
Adjust for Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	$(401,000)	$3,778,266	$1,957,765	$9,981	$(232,840)	$(21,183)	$198,153	$70,527	$(2,582)	$(43,057)	$(18,963)	$206,713	$132,497	$10,791	$(16,387)
Adjust for Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$—	$—	$—	$—	$—	$—	$—	$—	$108,012	$—	$—	$—	$—	$18,002	$—
Adjust for Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(278,321)	$187,439	$(949,597)	$166,741	$186,802	$(175,658)	$111,032	$(135,444)	$34,069	$791	$(136,451)	$98,210	$(145,489)	$13,880	$(12,277)
Subtract Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$(95,550)	$—	$—	$—	$—	$(40,950)	$—	$—	$—	$—	$(24,598)	$—	$—	$—	$—
Compensation Actually Paid	$2,928,232	$ 10,868,485	$7,726,443	$4,973,390	$6,356,458	$1,340,471	$ 2,348,267	$ 1,771,355	$1,855,876	$9,170,834	$ 1,275,324	$2,966,573	$ 1,887,872	$1,336,943	$1,773,505

(4)
This figure is the average of the total compensation paid to our non-PEO NEOs in each listed year, as shown in the SCT of this Proxy Statement and prior year proxy statements for such listed year. The non-PEO NEOs for 2020 to 2022 were Sanjay Kalra, Nimrod Ben-Natan, Neven Haltmayer and Ian Graham;the non-PEO NEOs for 2023 were Walter Jankovic, Nimrod Ben-Natan, Neven Haltmayer, Ian Graham, Sanjay Kalra and Jeremy Rosenberg; and the non-PEO NEOs for 2024 were Timothy Chu, Neven Haltmayer, Walter Jankovic and Ian Graham.

(5)
Total shareholder return (“TSR”) is calculated by assuming that a $100 investment was made on the last trading day prior to the first fiscal year reported in the table and reinvesting all dividends, if any, until the last day of each listed year.

(6)
The peer group used is the Nasdaq Telecommunications Index, as used in the Company’s performance graph in our annual report on Form 10-K. Total shareholder return is calculated by assuming that a $100 investment was made on the day prior to the first fiscal year reported in the table and reinvesting all dividends, if any, until the last day of each listed year.

(7)	The dollar amounts reported are the Company’s net income reflected in the Company’s audited financial statements.
(8)
In the Company’s assessment, operating profit as reflected in the Company’s audited financial statements is the financial performance measure that is the most important financial performance measure (other than total shareholder return and net income) used by the Company in each of the listed years to link compensation actually paid to performance. Operating profit is determined by subtracting operating expense from gross profit, and gross profit is determined by subtracting cost of revenue from net revenue.

[65]

Pay Versus Performance
Important Performance Measures
The list below includes financial and certain other performance measures that in our assessment represent the most important performance measures used to link the compensation of our PEO and non-PEO NEOs, for 2024, to Company performance. The performance measures included in this table are not ranked by relative importance. Adjusted EBITDA is a non-GAAP financial measure whereby segment operating income (which excludes stock-based compensation, restructuring and related charges, lease-related and other charges, asset impairment charges and taxes) has been adjusted to exclude depreciation and non-operating expenses.

Most Important Performance Measures
Operating Profit
Broadband Business Adjusted EBITDA
Broadband Business Fiber-to-the-Home (FTTH) revenue
Video Business Adjusted EBITDA
Relative TSR vs. Nasdaq Telecommunications Index

Certain CAP Relationships
The relationships between the Company’s TSR and the peer group TSR reported in the 2024 Pay Versus Performance table above, as well as between CAP and the Company’s TSR, net income and operating profit, are shown in the charts below. As shown in these charts and as more fully described in the notes to the 2024 Pay Versus Performance table above and the Compensation Discussion and Analysis in this Proxy Statement, there is significant alignment between CAP and the Company’s TSR and operating profit; TSR and operating profit are measures for the last several years that have been specifically selected by the Compensation Committee for use in our executive compensation program for purposes of aligning executive compensation with Company performance. In addition, because a significant portion of target total direct pay (consisting of base salary, target bonus opportunity, and equity-based incentives) to our PEO and non-PEO NEOs is delivered in the form of long-term equity-based incentives, the change in CAP over time is impacted significantly by changes in our stock price.

CAP vs. TSR
Compensation Actually Paid
Total Shareholder Return
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
2020
2021
2022
2023
2024
FIRST PEO CAP
SECOND PEO CAP
NEO CAP
Company TSR
Peer Group TSR

66

Pay Versus Performance

CAP vs. Operating Profit
Compensation Actually Paid
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
Operating Profit (dollars in thousands)
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
-$10,000
-$20,000
2020
2021
2022
2023
2024
FIRST PEO CAP
SECOND PEO CAP
NEO CAP
Operating Profit

CAP vs. Net Income
Compensation Actually Paid
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
Net Income (dollars in thousands)
$100,000
$80,000
$60,000
$40,000
$20,000
$0
-$20,000
-$40,000
2020
2021
2022
2023
2024
FIRST PEO CAP
SECOND PEO CAP
NEO CAP
Net Income

[67]

Pay Versus Performance
CEO Pay Ratio
Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are required to calculate and disclose the median of the annual total compensation paid to our employees excluding our CEO (the “median employee”), as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to Harmonic’s CEO, Nimrod Ben-Natan. The paragraphs that follow describe our methodology and the resulting CEO pay ratio.
Measurement Date. We identified the median employee using our employee population as of December 31, 2024, which is a date within the last 3 months of our last completed fiscal year.
Consistently Applied Compensation Measure (CACM). Under the relevant rules, we were required to identify the median employee by use of a “consistently applied compensation measure,” or CACM. We chose a CACM that closely approximates the annual total target direct compensation of our employees. Specifically, we identified the median employee by looking at annual base pay, bonus or commission opportunity at target, and the grant date fair value for equity awards. With respect to our non-U.S. employees, we converted all compensation amounts to U.S. dollar using the applicable currency exchange rate as of February 25, 2025.
Methodology and Pay Ratio. After applying our CACM methodology, we determined our median employee. The 2024 total annual compensation of our median employee was $101,374. Our current CEO’s total 2024 compensation was $8,654,494. Therefore, the ratio of the annualized total compensation of the Company’s CEO to the annual total compensation of the median employee is 85:1.
As of December 31, 2024, approximately 27% of our global workforce was based in the United States and approximately 73% was based outside of the United States, with approximately 53% of our employees located in the Europe-Middle-East-Africa (EMEA) region and 12% in the Asia-Pacific (APAC) region. If our median employee was determined using only our U.S. employees as of December 31, 2024, the 2024 compensation of our median employee would be $172,200 and our CEO to median employee pay ratio would be 50:1.
This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with Item 402(u). Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.

68

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company’s Common Stock as of April 1, 2025, by (i) each beneficial owner of more than 5% of the Common Stock; (ii) each director; (iii) each NEO; and (iv) all of the Company’s current directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. The address for each of the directors and NEOs is c/o Harmonic Inc., 2590 Orchard Parkway, San Jose, California 95131.

	Common Stock
Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class(1)
Greater than 5% Stockholders:
BlackRock, Inc.(2)	17,607,430	15.35%
Invesco Ltd.(3)	6,488,586	5.65%
The Vanguard Group(4)	9,686,046	8.44%
Executive Officers and Directors:
Patrick Gallagher(5)	299,850	*
Deborah L. Clifford(5)	107,138	*
Stephanie Copeland(5)	8,909	*
Dana L. Crandall(5)	8,909	*
Neel Dev (5)	7,400	*
David Krall(5)	175,597	*
Dan Whalen(5)	9,840	*
Nimrod Ben-Natan(6)	399,829	*
Walter Jankovic(7)	90,860	*
Neven Haltmayer(8)	167,902	*
Timothy Chu(9)	108,807	*
Patrick J. Harshman(10)	—	*
Ian Graham(11)	—	*
All current directors and executive officers as a group (11 persons)(12)	1,385.041	1.21%

*	Percentage of shares beneficially owned is less than one percent of total.
(1)
The number of shares of Common Stock outstanding used in calculating the percentage for each listed person or entity is based on 114,679,154 shares of Common Stock outstanding as of April 1, 2025. There are currently no shares of Common Stock subject to stock options outstanding. RSUs which are currently vested or will become vested, in each case within 60 days of April 1, 2025, are deemed outstanding for purposes of computing the percentage of the person holding such options or RSUs, but are not deemed outstanding for purposes of computing the percentage of any other person.

(2)
Based solely on a review of a Schedule 13G/A filed with the SEC on January 22, 2024 reporting stock ownership as of December 31, 2023, consists of 17,607,430 shares of Common Stock held of record by BlackRock, Inc., (“BlackRock”). Of the shares of Common Stock beneficially owned, BlackRock and certain of its wholly-owned subsidiaries reported that it had sole voting power with respect to 17,475,340 shares and sole dispositive power with respect to 17,607,430 shares and shared dispositive power with respect to 0 shares. Additionally, such Schedule 13G/A reported that the interest of iShares Core S&P Small-Cap ETF in the Common Stock is more than five percent of the total outstanding Common Stock. The address for BlackRock is 50 Hudson Yards, New York, NY 10001. BlackRock has not filed another Schedule 13G with respect to Harmonic since January 22, 2024.

(3)
Based solely on a review of a Schedule 13G filed with the SEC on November 8, 2024 reporting stock ownership as of September 30, 2024, consists of 6,488,586 shares of Common Stock held of record by Invesco Ltd., (“Invesco”). Of the shares of Common Stock beneficially owned, Invesco reported that it had sole power to vote or direct the vote of 6,346,899 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 6,488,586 shares, and shared dispositive power with respect to 0 shares. The address for Invesco is 1331 Spring Street NW, Suite 2500, Atlanta, GA 30309.

(4)
Based solely on a review of a Schedule 13G/A filed with the SEC on February 13, 2024 reporting stock ownership as of December 29, 2023, consists of 9,686,046 shares of Common Stock held of record by The Vanguard Group - 23-1945930 (“The Vanguard Group”). Of the shares of Common Stock beneficially owned, The Vanguard Group reported that it had shared voting power with respect to 200,250 shares, sole dispositive power with respect to 9,386,540 shares, and shared dispositive power with respect to 299,506 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group has not filed another Schedule 13G with respect to Harmonic since February 13, 2024.

(5)	Includes no shares which may be acquired upon vesting of RSUs within 60 days of April 1, 2025.
(6)	Includes 12,528 shares which may be acquired upon vesting of RSUs within 60 days of April 1, 2025.
(7)	Includes 17,934 shares which may be acquired upon vesting of RSUs within 60 days of April 1, 2025.
(8)	Includes 11,566 shares which may be acquired upon vesting of RSUs 60 days of April 1, 2025.
(9)	Includes 11,276 shares which may be acquired upon vesting of RSUs 60 days of April 1, 2025.
(10)	Mr. Harshman resigned from the Company in June 2024.
(11)	Mr. Graham resigned from the Company in July 2024.
(12)	Includes 53,304 shares which may be acquired upon vesting of RSUs within 60 days of April 1, 2025.

[69]

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
It is Harmonic’s policy that all employees, officers and directors must avoid any activity that is or has the appearance of conflicting with the interests of the Company. This policy is included in the Company’s Code of Business Conduct and Ethics, which is posted on our website. All related party transactions must be reviewed and approved by the Company’s Audit Committee.
Except for the compensation agreements and other arrangements that are described under “Executive Compensation”, beginning on page 57 of this Proxy Statement there was not during 2024, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, 5% stockholder or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than 10% of our common stock, file reports of ownership and changes in ownership with the SEC. Based solely on our review of the copies of such forms we have received and written representations from certain Reporting Persons that they filed all required reports, we believe that all of our executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them, with the exceptions noted below, which were filed late due to an administrative oversight:
•	Form 4 filed for Nimrod Ben-Natan on March 6, 2024 reporting the sale of 100,000 shares of the Company’s common stock on February 5, 2024.
•	Form 4 filed for Ian Graham on March 6, 2024 reporting the sale of 25,861 shares of the Company’s common stock on January 31, 2024.
•
Form 4 filed for Neven Haltmayer on March 6, 2024 reporting the sale of 24,695 shares of the Company’s common stock on January 31, 2024, 10,558 shares of the Company’s common stock on February 2, 2024, and the sale of 14,747 shares of the Company’s common stock on February 16, 2024.

The Company knows of no other matters to be properly submitted for stockholder action at the Annual Meeting. If any other matters properly come before the Annual Meeting, your shares of Common Stock will be voted at the discretion of the designated proxy holders.
IT IS IMPORTANT THAT ALL PROXIES BE RETURNED PROMPTLY. THE BOARD OF DIRECTORS URGES YOU TO VOTE VIA THE INTERNET OR BY TELEPHONE AS INSTRUCTED ON THE E-PROXY NOTICE OR PROXY CARD, OR IF YOU HAVE REQUESTED PROXY MATERIALS IN PAPER FORM, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
By Order of the Board of Directors,

Timothy Chu
Corporate Secretary
Dated: April 30, 2025

70

APPENDIX A
HARMONIC INC.

2002 EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated,    , 2025)
The following constitute the provisions of the 2002 Employee Stock Purchase Plan (the “Plan”) of Harmonic Inc.
1)	Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.

The Plan includes two components: a Code Section 423 component (the “423 Component”) and a non-Code Section 423 component (the “Non-423 Component”). It is the intention of the Company to have the 423 Component qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code, and the 423 Component, accordingly, shall be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423. Under the Non-423 Component, which does not qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code, options will be granted pursuant to rules, procedures or sub-plans adopted by the Administrator designed to achieve tax, securities laws or other objectives for eligible employees. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

2)	Definitions.
a)	“Administrator” shall mean the Board or any Committee designated by the Board to administer the Plan pursuant to Section 15.
b)	“Affiliate” means any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under the common control with, the Company.
c)	“Board” shall mean the Board of Directors of the Company.
d)	“Change-of-Control” shall mean the occurrence of any of the following events:
i)
any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

ii)	the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;
iii)
the consummation of a merger or consolidation of the Company, with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

iv)
a change in the composition of the Board, as a result of which fewer than a majority of the Directors are Incumbent Directors. “Incumbent Directors” shall mean Directors who either (A) are Directors of the Company, as applicable, as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii) or (iii) or in connection with an actual or threatened proxy contest relating to the election of Directors of the Company.

e)	“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.
f)	“Committee” means a committee of the Board appointed by the Board in accordance with Section 15 hereof.
g)
“Common Stock” shall mean the common stock, par value $.001 per shares, of the Company (including any new, additional or different stock or securities resulting from any change in capitalization pursuant to Section 20 hereof).

h)	“Company” shall mean Harmonic Inc., a Delaware corporation, and any Designated Company of the Company.

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APPENDIX A
i)
“Compensation” shall mean all base straight time gross earnings, including commissions and payments for overtime and shift premiums, but exclusive of payments for incentive compensation, incentive payments, bonuses and other compensation. The Administrator shall have the discretion to determine the application of this definition to participants outside the U.S.

j)
“Designated Company” shall mean any Subsidiary or Affiliate (in the case of a Non-423 Component) selected by the Administrator as eligible to participate in the Plan. The Administrator may so designate any Subsidiary or Affiliate, or revoke any such designation, at any time and from time to time, and may further designate such companies or participants as participating in the 423 Component or the Non-423 Component. The Administrator may also determine which Affiliates or eligible employees may be excluded from participation in the Plan, to the extent consistent with Section 423 of the Code or as implemented under the Non-423 Component. For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies; provided, however, that at any given time, a Subsidiary that is a Designated Company under the 423 Component will not be a Designated Company under the Non-423 Component.

k)	“Director” shall mean a member of the Board.
l)
“Employee” shall mean any individual who is an employee of the Company or any Designated Company on the payroll records thereof. For purposes of clarity, the term “Employee” shall not include the following, regardless of any subsequent reclassification as an employee by the Company or a Designated Company, any governmental agency, or any court: (i) any independent contractor; (ii) any consultant; (iii) any individual performing services for the Company or a Designated Company who has entered into an independent contractor or consultant agreement with the Company or a Designated Company; (iv) any individual performing services for the Company or a Designated Company under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Company or a Designated Company enters into for services; (v) any individual classified by the Company or a Designated Company as contract labor (such as contractors, contract employees, job shoppers), regardless of length of service; and (vi) any leased employee. The Administrator shall have discretion to determine whether an individual is an Employee for purposes of the Plan. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company; provided, however, for purposes of the Non-423 Component, where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

m)
“Eligible Employee” shall mean an Employee whose customary employment with the Company or a Designated Company is at least twenty (20) hours per week and more than five (5) months in any calendar year, unless otherwise required under applicable law.

n)	“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.
o)	“Exercise Date” shall mean the last Trading Day of each Purchase Period.
p)	“Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:
(i)
if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of the Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii)
if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; and

(iii)	in the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.
q)	“Offering Date” shall mean the first Trading Day of each Offering Period.
r)
“Offering Periods” shall mean the periods of approximately 6 (six) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after July 1 and January 1 of each year and terminating on the

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APPENDIX A
last Trading Day on or after the January 1 and July 1 Offering Period commencement date approximately 6 (six) months later. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan. Unless otherwise specified by the Administrator, each Offering Period under the Plan to the Eligible Employees of the Company or a Designated Company shall be deemed a separate Offering Period, even if the dates of the applicable Offering Periods of each such Offering Period are identical, and the provisions of the Plan will separately apply to each Offering Period. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering Period need not be identical provided that the terms of the Plan and an Offering Period together satisfy any applicable provisions under U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).
s)	“Plan” shall mean this 2002 Employee Stock Purchase Plan, as amended from time to time.
t)
“Purchase Period” shall mean the approximately six (6) month period commencing on one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Offering Date and end with the next Exercise Date.

u)
“Purchase Price” shall mean 85% (eighty-five percent) of the Fair Market Value of a share of Common Stock on the Offering Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 20.

v)	“Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
w)
“Trading Day” shall mean a day on which the Nasdaq Global Select Market or such other securities exchange or inter-dealer quotation system as may at the applicable time be the principal market for the Common Stock System is open for trading.

3)	Eligibility.
(a)	Offering Periods. Any Eligible Employee on a given Offering Date shall be eligible to participate in the Plan.
(b)
Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing 5% (five percent) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds $25,000 (twenty-five thousand dollars) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4)
Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after July 1 and January 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5)	Participation.
(a)
Offering Periods. An Eligible Employee may become a participant in the Plan by completing a subscription agreement in the form provided by the Company authorizing payroll deductions and filing it with the Company’s payroll office at least 5 (five) days prior to the applicable Offering Date or as otherwise determined by the Administrator.

(b)
Payroll Deductions. Payroll deductions for a participant shall commence on the first pay day following the first day of the applicable Offering Period and shall end on the last pay day in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 11 hereof. If payroll deductions for purposes of the Plan are prohibited or otherwise problematic under applicable law (as determined by the Administrator in its discretion), the Administrator may require participants to contribute to the Plan by such other means as determined by the Administrator. Any reference to “payroll deductions” in Section 6 (or in any other section of the Plan) will similarly cover contributions by other means made pursuant to this Section 5.

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APPENDIX A
6)	Payroll Deductions.
(a)
At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding 10% (ten percent) of the Compensation which he or she receives on each pay day during the Offering Period; provided, however, that should a pay day occur on an Exercise Date, a participant shall have the payroll deductions made on such day applied to his or her account under the new Offering Period or Purchase Period, as the case may be. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 11 hereof.

(b)
Payroll deductions for a participant shall commence on the first pay day following the Offering Date and shall end on the last pay day in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 11 hereof, for any Offering Period as determined.

(c)
All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

(d)
A participant may discontinue his or her participation in the Plan as provided in Section 11 hereof, or may decrease, but not increase, the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Administrator may, in its discretion, limit the nature and/or number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following 5 (five) business days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly.

(e)
Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 11 hereof.

7)
Grant of Option. On the Offering Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Eligible Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Eligible Employee be permitted to purchase during each Purchase Period more than 1,500 shares of the Company’s Common Stock (subject to any adjustment pursuant to Section 20), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b), 7 and 12 hereof. The Eligible Employee may accept the grant of such option by turning in a completed subscription agreement to the Company at least 5 (five) days prior to an Offering Date or as otherwise determined by the Administrator. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock an Eligible Employee may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 11 hereof. The option shall expire on the last day of the Offering Period.

8)	Exercise of Option.
(a)
Unless a participant withdraws from the Plan as provided in Section 11 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased. Unless otherwise determined by the Administrator in advance of an Offering Period, any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 11 hereof. Any other funds left over in a participant’s account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b)
If the Administrator determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the

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APPENDIX A
Administrator may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Offering Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Offering Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.
9)
Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant the shares purchased upon exercise of his or her option in a form determined by the Administrator.

10)
Tax Withholding. At the time the participant realizes income in connection with the Plan, the participant must make adequate provision for the U.S. and non-U.S. federal, state, local or other tax withholding obligations, if any, of the Company or (if different) the Subsidiary or Affiliate employing the participant. At any time, the Company and/or the applicable Subsidiary or Affiliate may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company and/or the applicable Subsidiary or Affiliate may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding that the Company or the Subsidiary or Affiliate deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f) with respect to the 423 Component. The Company will not be required to issue any Common Stock under the Plan until such obligations are satisfied.

11)	Withdrawal.
(a)
A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving a written notice to the Company in the form provided by the Company. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant as promptly as practicable after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b)
A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

12)
Termination of Employment. In the event a participant ceases to be an Eligible Employee of the Company or any Designated Company, as applicable, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 16 hereof, and such participant’s option will be automatically terminated.

13)	Interest. No interest shall accrue on the payroll deductions of a participant in the Plan, unless otherwise required under applicable law.
14)	Stock.
(a)
Subject to adjustment upon changes in capitalization of the Company as provided in Section 20 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 21,350,000 shares.

(b)
Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant shall only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such shares.

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APPENDIX A
(c)	Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.
15)
Administration. The Administrator shall administer the Plan and shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, and to adjudicate all disputed claims filed under the Plan. The Administrator shall also have full and exclusive discretionary authority to accommodate the specific requirements of local laws, regulations and procedures for jurisdictions outside the U.S., and to adopt special rules or sub-plans applicable to employees of a particular Designated Company, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Company has employees, regarding, without limitation, eligibility to participate in the Plan, handling and making of payroll deductions or contribution by other means, establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements; provided that if such special rules or sub-plans are inconsistent with the requirements of Section 423(b) of the Code, the employees subject to such special rules or sub-plans will participate in the Non-423 Component. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties.

16)	Designation of Beneficiary.
(a)
A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)
Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c)
All beneficiary designations shall be in such form and manner as the Administrator may designate from time to time. For participants outside the U.S., the designation of beneficiary is subject to the Administrator’s prior approval.

17)
Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 16 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 11 hereof.

18)
Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions, unless otherwise required under applicable law. Until shares are issued, participants shall only have the rights of an unsecured creditor.

19)
Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Eligible Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

20)	Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Change-in-Control.
(a)
Changes in Capitalization. Subject to any required action by the stockholders of the Company, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Sections 3(b), and 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other change in the

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APPENDIX A
number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.
(b)
Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a New Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each participant in writing, at least 10 (ten) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 11 hereof.

(c)
Merger or Change-of-Control. In the event of a merger or Change-of-Control, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed merger or Change-of-Control. The Administrator shall notify each participant in writing, at least 10 (ten) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 11 hereof.

21)	Amendment or Termination.
(a)
The Administrator may at any time and for any reason terminate or amend the Plan. Except as otherwise provided in the Plan, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Administrator on any Exercise Date if the Administrator determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 20 and this Section 21 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b)
Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c)
In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)	increasing the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;
(ii)	shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and
(iii)	allocating shares.

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APPENDIX A
Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.
22)
Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

23)
Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

24)
Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect until terminated under Section 21 hereof.

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APPENDIX B
HARMONIC INC.

2025 EQUITY INCENTIVE PLAN
1.	Purposes of the Plan. The purposes of the Plan are:
•	to attract and retain the best available personnel for positions of substantial responsibility,
•	to provide additional incentive to Employees, Directors and Consultants, and
•	to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards.
2.	Definitions. As used herein, the following definitions will apply:
2.1	“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4.
2.2
“Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of shares of Common Stock, including but not limited to, under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

2.3	“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Performance Awards.
2.4
“Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

2.5	“Board” means the Board of Directors of the Company.
2.6	“Change in Control” means the occurrence of any of the following events:
(a)
Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (a), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company prior to such additional acquisition, will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (a). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(b)
Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(c)
Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during

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the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (i) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (ii) a transfer of assets by the Company to: (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (c)(ii)(C). For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.
Further and for purposes of clarity, a transaction will not constitute a Change in Control if: (x) its primary purpose is to change the jurisdiction of the Company’s incorporation, or (y) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
2.7
“Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other formal guidance of general or direct applicability promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.8	“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by a duly authorized committee of the Board, in accordance with Section 4.
2.9	“Common Stock” means the common stock of the Company.
2.10	“Company” means Harmonic Inc., a Delaware corporation, or any successor thereto.
2.11
“Consultant” means any natural person, including an advisor, engaged by the Company or any of its Parents or Subsidiaries to render bona fide services to such entity, provided the services (a) are not in connection with the offer or sale of securities in a capital-raising transaction, and (b) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

2.12	“Director” means a member of the Board.
2.13
“Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

2.14
“Employee” means any person, including Officers and Inside Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a Director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.15	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
2.16
“Exchange Program” means a program under which (a) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type,

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APPENDIX B
and/or cash, (b) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (c) the exercise price of an outstanding Award is reduced. The Administrator will not implement any Exchange Program under the Plan.
2.17	“Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of a Share determined as follows:
(a)
If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last Trading Day such closing sales price was reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)
If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)	In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
Notwithstanding the foregoing, for purposes of determining the fair market value of any Shares for any reason other than the determination of the exercise price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. The determination of fair market value for purposes of tax withholding may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of fair market value for other purposes.
2.18	“Fiscal Year” means the fiscal year of the Company.
2.19
“Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

2.20	“Inside Director” means a Director who is an Employee.
2.21	“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
2.22	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
2.23	“Option” means a stock option granted pursuant to the Plan.
2.24	“Outside Director” means a Director who is not an Employee.
2.25	“Parent” means a Section 424 Parent or any “parent,” whether now or hereafter existing, as defined in Rule 405 of Regulation C of the Securities Act.
2.26	“Participant” means the holder of an outstanding Award.
2.27
“Performance Awards” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be cash- or stock-denominated and may be settled for cash, Shares or other securities or a combination of the foregoing under Section 10.

2.28	“Performance Period” means Performance Period as defined in Section 10.1.

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APPENDIX B
2.29
“Period of Restriction” means the period (if any) during which the transfer of Shares of Restricted Stock is subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

2.30	“Plan” means this Harmonic Inc. 2025 Equity Incentive Plan, as may be amended from time to time.
2.31	“Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 or issued pursuant to the early exercise of an Option.
2.32
“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the fair market value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

2.33	“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
2.34	“Section 16b” means Section 16(b) of the Exchange Act.
2.35
“Section 409A” means Code Section 409A and the U.S. Treasury Regulations and guidance thereunder, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time.

2.36
“Section 424 Employee” means any person, including Officers and Inside Directors, employed by the Company or any Section 424 Parent or Section 424 Subsidiary of the Company. Neither service as a Director nor payment of a Director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.37	“Section 424 Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).
2.38	“Section 424 Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).
2.39	“Securities Act” means the U.S. Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.
2.40	“Service Provider” means an Employee, Director or Consultant.
2.41	“Share” means a share of the Common Stock, as adjusted in accordance with Section 14.
2.42	“Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.
2.43	“Subsidiary” means a Section 424 Subsidiary or any “subsidiary,” whether now or hereafter existing, as defined in Rule 405 of Regulation C of the Securities Act.
2.44
“Trading Day” means a day that the primary stock exchange, national market system or other trading platform, as applicable, upon which the Common Stock is listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion) is open for trading.

2.45
“U.S. Treasury Regulations” means the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

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APPENDIX B
3.	Stock Subject to the Plan.
3.1
Stock Subject to the Plan. Subject to adjustment upon changes in capitalization of the Company as provided in Section 14 and adjustment as any Shares return to the Plan under Section 3.2 below, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan will be equal to the sum of the following under this Section 3.1:

(a)
Remaining and Returning 1995 Plan Shares. (i) Any Shares that, as of immediately prior to the Effective Date, have been reserved but (x) have not been issued pursuant to any awards granted under the Harmonic Inc. 1995 Stock Plan (the “1995 Plan”) and (y) are not subject to any awards granted thereunder, plus (ii) any Shares subject to awards granted under the 1995 Plan that, on or after the Effective Date, with respect to any options and stock appreciation rights, expire or become unexercisable without having been exercised in full, or with respect to any other types of awards under the 1995 Plan, are forfeited to or repurchased by the Company due to failure to vest, or are not issued under an award due to the award being paid out in cash rather than Shares; provided, however, that (A) Shares used to pay for the withholding tax related to the award or exercise price of the award under the 1995 Plan will not become available pursuant to the preceding clause (ii) in this subsection (a), and (B) the maximum number of Shares to be added to the Plan pursuant to clauses (i) and (ii) in this subsection (a) shall not exceed 10,735,358 Shares; plus

(b)
Remaining and Returning Director Plan Shares. (i) 261,340 Shares (which is intended to reflect any Shares that, as of the date of termination of the Harmonic Inc. 2002 Director Stock Plan (the “Director Plan,” and together with the 1995 Plan, the “Prior Plans”), had been reserved but (x) had not been issued pursuant to any awards granted under the Director Plan and (y) were not subject to any awards granted thereunder); plus (ii) any Shares subject to awards granted under the Director Plan that, after the Director Plan terminates, with respect to any options, expire or become unexercisable without having been exercised in full, or with respect to any restricted stock units, are forfeited to the Company due to failure to vest; provided, however, that (A) Shares used to pay for the withholding tax related to the award or exercise price of the award under the Director Plan will not become available pursuant to the preceding clause (ii) in this subsection (b), and (B) the maximum number of Shares to be added to the Plan pursuant to clause (ii) in this subsection (b) shall not exceed 278,979 Shares.

In addition, Shares may become available for issuance under Section 3.2. The Shares may be authorized but unissued Common Stock or reacquired Common Stock.
3.2
Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program or, with respect to Restricted Stock, Restricted Stock Units or Performance Awards, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) that were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, the gross number of Shares exercised pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units or Performance Awards are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares otherwise issuable under an Award that are used to pay the exercise price of an Award or to satisfy the tax liabilities or withholdings related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

3.3
Incentive Stock Options. Notwithstanding the foregoing and, subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3.1 plus, to the extent allowable under Code Section 422 and the U.S. Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3.2.

3.4	Share Reserve. The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

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APPENDIX B
4.	Administration of the Plan.
4.1	Procedure.
4.1.1	Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
4.1.2
Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

4.1.3	Other Administration. Other than as provided above, the Plan will be administered by (a) the Board or (b) a Committee, which Committee will be constituted to comply with Applicable Laws.
4.1.4
Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Laws, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in the Plan. Such delegation may be revoked at any time.

4.2
Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(a)	to determine the Fair Market Value;
(b)	to determine the Awards to be granted and select the Service Providers to whom Awards may be granted hereunder;
(c)	to determine the number of Shares or dollar amounts to be covered by each Award granted hereunder;
(d)	to approve forms of Award Agreements for use under the Plan;
(e)
to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto (including but not limited to temporarily suspending the exercisability of an Award if the Administrator deems such suspension necessary or appropriate for administrative purposes or to comply with Applicable Laws, provided that, except where the exercise of the Award would result in noncompliance with Applicable Laws, such suspension must be lifted prior to the expiration of the maximum term and post-termination exercisability period of an Award), based in each case on such factors as the Administrator may determine;

(f)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(g)
to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of facilitating compliance with applicable non-U.S. laws, easing the administration of the Plan and/or for qualifying for favorable tax treatment under applicable non-U.S. laws, in each case as the Administrator may deem necessary or advisable;

(h)
to modify or amend each Award (subject to Section 19.3), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option or Stock Appreciation Right (subject to Sections 6.4 and 7.5);

(i)	to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 16 of the Exchange Act;
(j)	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(k)	to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award;
(l)	to determine whether Awards will be settled in Shares, cash or in any combination thereof; and

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APPENDIX B
(m)	to make all other determinations deemed necessary or advisable for administering the Plan.
For the avoidance of doubt, the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly including but not limited to with respect to the number of Shares covered by such Award, the price applicable to such Award, or the vesting, forfeiture or other terms and conditions applicable to such award.
4.3	No Exchange Program or Repricing. Notwithstanding the powers of the Administrator set forth herein, the Administrator will not be permitted to implement an Exchange Program.
4.4	Limits. The following limitations will apply to Awards granted under the Plan:
4.4.1
Participant Award Limitations. Subject to any adjustment pursuant to Section 14.1, in any Fiscal Year, no Participant will be granted Options and Stock Appreciation Rights to purchase more than 800,000 Shares, and no Participant will be granted any Restricted Stock, Restricted Stock Units and Performance Awards covering more than 800,000 Shares.

4.4.2
Outside Director Award Limitations. In any Fiscal Year, no Outside Director may be granted equity awards (including any Awards granted under the Plan), the value of which will be based on their grant date fair value determined in accordance with U.S. generally accepted accounting principles, and be provided any cash retainers or fees in amounts that, in the aggregate, exceed $600,000; provided that such amount is increased to $1,000,000 in the Fiscal Year of his or her initial service as an Outside Director. Any equity awards (including Awards granted under the Plan) or other compensation provided to an individual for his or her services as an Employee, or for his or her services as a Consultant other than as an Outside Director, will be excluded for purposes of this Section 4.4.2. For purposes of determining when cash retainers or fees are provided, any deferral elections to delay payout timing will be disregarded.

4.5
Dividends. With respect to any Options and Stock Appreciation Rights, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) thereunder, no right to receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to such Award, including without limitation notwithstanding any exercise of such Award. Further, no adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued under an Option or Stock Appreciation Right, except as provided in Section 14. During any applicable Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise; provided, however, that any such dividends or distributions payable with respect to such Shares will be subject to the same vesting criteria and forfeitability provisions as the Shares of Restricted Stock with respect to which they were paid. With respect to Awards of Restricted Stock Units and Performance Awards, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent of the Company), no right to receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to such Award, unless determined otherwise by the Administrator; provided, however, that any such dividends or distributions that the Administrator determines will be payable with respect to such Shares will be subject to the same vesting criteria and forfeitability provisions as the Shares subject to such Award with respect to which they were paid.

4.6
Effect of Administrator’s Decisions. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.

5.
Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Performance Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Section 424 Employees.

6.	Stock Options.
6.1
Grant of Options. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

6.2
Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option and such other terms and conditions as the Administrator, in its sole discretion, may determine.

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APPENDIX B
6.3
Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, to the extent that the aggregate fair market value of the Shares with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Section 424 Parent or Section 424 Subsidiary of the Company) exceeds one hundred thousand dollars ($100,000), such options will be treated as nonstatutory stock options. For purposes of this Section 6.3, incentive stock options will be taken into account in the order in which they were granted, the fair market value of the Shares will be determined as of the time the option with respect to such Shares is granted, and calculation will be performed in accordance with Code Section 422 and the U.S. Treasury Regulations promulgated thereunder.

6.4
Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Section 424 Parent or Section 424 Subsidiary of the Company, the maximum term of the Incentive Stock Option will be five (5) years from the date of grant.

6.5	Option Exercise Price and Consideration.
6.5.1
Exercise Price. The per-Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to a Section 424 Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Section 424 Parent or Section 424 Subsidiary of the Company, the per-Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, Options may be granted with a per-Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

6.5.2
Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

6.5.3
Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist of any one of or a combination of the following: (a) cash (including cash equivalents); (b) check; (c) promissory note, to the extent permitted by Applicable Laws; (d) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (e) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (f) by net exercise; (g) any other consideration and method of payment for the issuance of Shares so long as permitted by Applicable Laws.

6.6	Exercise of Option.
6.6.1
Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form and in accordance with such procedures as the Administrator may specify from time to time) from the person entitled to exercise the Option; and (b) full payment of the exercise price for the Shares with respect to which the Option is exercised (together with applicable tax withholdings). Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.
Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan (except as provided otherwise under Section 3.2) and for sale under the Option, by the number of Shares as to which the Option is exercised.

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APPENDIX B
6.6.2
Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon such cessation as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within three (3) months of such cessation, or such shorter or longer period of time as may be specified in the Award Agreement, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6.4. However, unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if on such date of cessation the Participant is not vested as to his or her entire Award, the Shares covered by the unvested portion of the Award will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her vested Options within the time specified by the Administrator, such Option will terminate, and the Shares covered by such Award will revert to the Plan.

6.6.3
Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within twelve (12) months of cessation, or such longer or shorter period of time as may be specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6.4, as applicable). However, unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if on the date of cessation the Participant is not vested as to his or her entire Award, the Shares covered by the unvested portion of the Award will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her vested Options within the time specified herein, such Options will terminate, and the Shares covered by such Award will revert to the Plan.

6.6.4
Death of Participant. If a Participant dies while a Service Provider, his or her Option may be exercised within twelve (12) months following the Participant’s death, or within such longer or shorter period of time as may be specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6.4, as applicable), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form (if any) acceptable to the Administrator. If the Administrator has not permitted the designation of a beneficiary or if no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution (each, a “Legal Representative”). If the Option is exercised pursuant to this Section 6.6.4, Participant’s designated beneficiary or Legal Representative shall be subject to the terms of the Plan and the Award Agreement, including but not limited to the restrictions on transferability and forfeitability applicable to the Service Provider. However, unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if at the time of death a Participant is not vested as to his or her entire Award, the Shares covered by the unvested portion of the Award will revert to the Plan immediately. If vested Options are not so exercised within the time specified herein, such Options will terminate, and the Shares covered by such Award will revert to the Plan.

6.6.5	Tolling Expiration. A Participant’s Award Agreement may also provide that:
(a)
if the exercise of the Option following the cessation of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16b, then the Option will terminate on the earlier of (i) the expiration of the term of the Option set forth in the Award Agreement or (ii) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16b; or

(b)
if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (i) the expiration of the term of the Option or (ii) the expiration of a period of thirty (30) days after the cessation of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

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APPENDIX B
7.	Stock Appreciation Rights.
7.1
Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as may be determined by the Administrator, in its sole discretion.

7.2	Number of Shares. Subject to the terms and conditions of the Plan, the Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.
7.3
Exercise Price and Other Terms. The per-Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7.6 will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, Stock Appreciation Rights may be granted with a per-Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a). Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

7.4
Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise and such other terms and conditions as the Administrator, in its sole discretion, may determine.

7.5
Term and Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6.4 relating to the maximum term and Section 6.6 relating to exercise also will apply to Stock Appreciation Rights.

7.6	Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(a)	The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(b)	The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, such payment may be in cash, in Shares of equivalent value or in some combination thereof.
8.	Restricted Stock.
8.1
Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, may determine.

8.2
Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted and such other terms and conditions as the Administrator, in its sole discretion, may determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed. For purposes of clarity, the Administrator, in its sole discretion, may determine that an Award of Restricted Stock will not be subject to any Period of Restriction and consideration for such Award is paid for by past services rendered as a Service Provider.

8.3
Transferability. Except as provided in this Section 8 or as the Administrator may determine, Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction, subject to the terms of Section 14.

8.4	Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

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APPENDIX B
8.5
Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

8.6
Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

8.7
Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9.	Restricted Stock Units.
9.1
Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions and restrictions related to the grant, including the number of Restricted Stock Units.

9.2
Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion that, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion. For purposes of clarity, the Administrator, in its sole discretion, may determine that an Award of Restricted Stock Units will not be subject to any vesting criteria and consideration for such Award is paid for by past services rendered as a Service Provider.

9.3
Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as set forth in the Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

9.4
Form and Timing of Payment. Payment of earned Restricted Stock Units will be made at the time(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares or a combination of both.

9.5	Cancellation. On the date set forth in the Award Agreement, all unearned or unvested Restricted Stock Units will be forfeited to the Company.
10.	Performance Awards.
10.1
Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify any time period during which any performance objectives or other vesting provisions will be measured (“Performance Period”), and such other terms and conditions as the Administrator may determine. Each Performance Award will have an initial value that is determined by the Administrator on or before its date of grant.

10.2
Objectives or Vesting Provisions and Other Terms. The Administrator will set any objectives or vesting provisions that, depending on the extent to which any such objectives or vesting provisions are met, will determine the value of the payout for the Performance Awards. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

10.3
Earning Performance Awards. After an applicable Performance Period has ended, the holder of a Performance Award will be entitled to receive a payout for the Performance Award earned by the Participant over the Performance Period. The Administrator, in its discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Award.

10.4
Form and Timing of Payment. Payment of earned Performance Awards will be made at the time(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Performance Awards in cash, Shares or a combination of both.

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APPENDIX B
10.5
Cancellation of Performance Awards. On the date set forth in the Award Agreement, all unearned or unvested Performance Awards will be forfeited to the Company, and again will be available for grant under the Plan.

11.
Compliance With Section 409A. The Plan and Awards issued hereunder are intended to be designed and operated in such a manner that is exempt from the application of, or complies with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. Except as expressly determined otherwise by the Administrator, each payment or benefit under the Plan and under each Award Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the U.S. Treasury Regulations. The Plan, each Award and each Award Agreement under the Plan is intended to be exempt from or meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent (including with respect to any ambiguities or ambiguous terms), except to the extent the Administrator, in its sole discretion, expressly determines otherwise. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. Notwithstanding the foregoing, in no event will the Company or any of its Parents or Subsidiaries have any responsibility, liability or obligation to reimburse, indemnify or hold harmless a Participant (or any other person) in respect of Awards, for any taxes, penalties or interest that may be imposed on, or other costs incurred by, a Participant (or any other person) as a result of or in connection with Section 409A.

12.
Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, its Parents or any of its Subsidiaries. For purposes of Incentive Stock Options, no such leave from the Company or any Section 424 Parent or Section 424 Subsidiary of the Company may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13.
Limited Transferability of Awards. Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution (which, for purposes of clarification, shall be deemed to include through a beneficiary designation if available in accordance with Section 6.6), and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14.	Adjustments; Dissolution or Liquidation; Merger or Change in Control.
14.1
Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares, occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, as well as numerical Share limits in Section 3 and Section 4.4.1. Notwithstanding the foregoing, the Company will have no obligation to effect any adjustment in a manner that may require the issuance of fractional Shares, and any fractional Shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Administrator, in its sole discretion, subject to any Applicable Laws.

14.2
Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. Unless provided otherwise by the Administrator, to the extent it has not been previously exercised (with respect to an Option or Stock Appreciation Right), vested (with respect to Restricted Stock) or settled (with respect to any other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

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APPENDIX B
14.3
Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, which may include, without limitation, that the outstanding Award will be: (a) assumed, or a substantially equivalent award(s) will be substituted, by the acquiring or succeeding entity (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (b) continued by the Company, subject to any adjustment pursuant to Section 14.1; (c) upon written notice to the Participant, terminate upon or immediately prior to the consummation of such merger or Change in Control; (d) vest and become exercisable, realizable or payable, or restrictions applicable to the Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (e) (i) terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for purposes of clarity, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award will be terminated by the Company without payment), or (ii) replaced with other rights or property selected by the Administrator in its sole discretion; or (f) treated in any combination of the foregoing. In taking any of the actions permitted under this Section 14.3, the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly.

In the event that the successor (or an affiliate thereof) does not assume the Award (or portion thereof) pursuant to the preceding clause (a) and as described below, or substitute for the Award (or portion thereof) pursuant to the preceding clause (a), and the Company does not continue the Award (or portion thereof) as described above, the Participant will fully vest in and have the right to exercise his or her outstanding Options and Stock Appreciation Rights (or portions thereof) not so assumed, substituted for or continued, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, or Performance Awards (or portions thereof) not so assumed, substituted for or continued will lapse, and, with respect to Awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In addition, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, to the extent an Option or Stock Appreciation Right (or portion thereof) is not so assumed, substituted for or continued in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.
For the purposes of this Section 14.3 and Section 14.4 below, an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor or its Parent, the Administrator may, with the consent of the successor, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit or Performance Award, for each Share subject to such Award, to be solely common stock of the successor or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.
Notwithstanding anything in this Section 14.3 to the contrary, and unless otherwise provided under an Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, an Award that vests, is earned or paid out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, that a modification to such performance goals only to reflect the successor’s post-merger or post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
Notwithstanding anything in this Section 14.3 to the contrary, and unless otherwise provided in an Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if a payment under an Award Agreement is subject to Section 409A and if the change in control definition contained in

B-13

APPENDIX B
the Award Agreement (or other agreement related to the Award, as applicable) does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that otherwise would be accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties thereunder.
14.4
Outside Director Awards. Any Award granted to an Outside Director while such individual was an Outside Director, regardless of whether such Award is assumed or substituted for, will fully vest immediately prior to a merger of the Company with or into another corporation or other entity or a Change in Control, provided that the Participant remains an Outside Director through immediately prior to such merger or Change in Control, and the Participant will have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable prior to such, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Parent or Subsidiaries, as applicable.

15.	Tax Withholding.
15.1
Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholdings are due, the Company (or any of its Parents, Subsidiaries or affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any of its Parents, Subsidiaries, or affiliates, as applicable) or a relevant tax authority, an amount sufficient to satisfy U.S. federal, state, local, non-U.S. and other taxes (including the Participant’s FICA or other social insurance contribution obligation) required to be withheld or paid with respect to such Award (or exercise thereof).

15.2
Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax liability or withholding obligation, in whole or in part, by such methods as the Administrator shall determine, including, without limitation: (a) paying cash, check or other cash equivalents; (b) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion; (c) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine; provided, in each case, that the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion; (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld or such greater amount as the Administrator may determine; provided, in each case, that the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion; (e) such other consideration and method of payment for the meeting of tax liabilities or withholding obligations as the Administrator may determine to the extent permitted by Applicable Laws; or (f) any combination of the foregoing. The amount of the withholding obligation will be deemed to include any amount that the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

16.
No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or its Subsidiaries or Parents, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable, to terminate such relationship at any time with or without cause, free from any liability or claim under the Plan, to the extent permitted by Applicable Laws.

17.
Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination to grant such Award, or such other later date as may be determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

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APPENDIX B
18.
Term of Plan. Subject to Section 22, the Plan will become effective upon the later to occur of (a) the date of its initial adoption by the Board, and (b) the date of its initial approval by the Company’s stockholders (such later date, the “Effective Date”). The Plan will continue in effect for a term of ten (10) years from its effectiveness, unless terminated earlier under Section 19. Notwithstanding the foregoing, no Options that qualify as incentive stock options within the meaning of Code Section 422 may be granted after ten (10) years from the earlier of the Board or stockholder approval of the Plan (or if earlier, upon termination of the Plan pursuant to Section 19).

19.	Amendment and Termination of the Plan.
19.1	Amendment and Termination. The Administrator, in its sole discretion, may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason.
19.2	Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
19.3
Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant under an outstanding Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company; provided that the conversion of the Participant’s Incentive Stock Options into Nonstatutory Stock Options as a result of any actions taken by the Administrator will neither constitute nor contribute toward constituting an impairment of the Participant’s rights under an outstanding Award for purposes of this Section 19.3. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20.	Conditions Upon Issuance of Shares.
20.1
Legal Compliance. Shares will not be issued pursuant to an Award, including without limitation upon exercise or vesting thereof, as applicable, unless the issuance and delivery of such Shares and unless the exercise or vesting of the Award, if and as applicable, and the issuance and delivery of such Shares will comply with Applicable Laws. If required by the Administrator, issuance will be further subject to the approval of counsel for the Company with respect to such compliance.

20.2
Investment Representations. As a condition to the exercise or vesting of an Award, the Company may require the person exercising or vesting in such Award to represent and warrant at the time of any such exercise or vesting that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21.
Inability to Obtain Authority. If the Company determines it to be impossible or impractical to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. state or federal law or non-U.S. law or under the rules and regulations of the U.S. Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

22.
Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

23.
Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of such Participant’s status as an employee or other service provider for cause or any specified action or inaction by a Participant, whether before or after such termination of employment or other service, that would constitute cause for termination of such Participant’s status as an employee or other service provider. Notwithstanding any provisions to the contrary under the Plan, all Awards granted under the Plan will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement or reacquisition under any Company clawback policy that may be in effect at grant and any other clawback policy that the Company is required to adopt to comply with Applicable Laws, including without limitation pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or otherwise

B-15

APPENDIX B
required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (collectively, the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company for all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws, including without limitation any reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 23 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Parent or Subsidiary of the Company.
* * *

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HARMONIC INC.
2590 ORCHARD PARKWAY
SAN JOSE, CA 95131

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The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Patrick Gallagher	☐	☐	☐
1b. Nimrod Ben-Natan	☐	☐	☐
1c. Deborah L. Clifford	☐	☐	☐
1d. Stephanie Copeland	☐	☐	☐
1e. Dana Crandall	☐	☐	☐
1f. Neel Dev	☐	☐	☐
1g. David Krall	☐	☐	☐
1h. Dan Whalen	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000676780_1 R1.0.0.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com

HARMONIC INC.
Annual Meeting of Stockholders
June 12, 2025, 9:00 a.m. Pacific Time

Via the Internet at www.virtualshareholdermeeting.com/HLIT2025
This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder of Harmonic Inc., a Delaware corporation (the "Company"), hereby appoints Walter Jankovic and Timothy Chu, and each or either of them, as proxies of the undersigned, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on Thursday, June 12, 2025, held live via webcast www.virtualshareholdermeeting.com/HLIT2025 or at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on matters set forth on the reverse side of this ballot.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, the shares will be voted FOR all nominees and FOR all other proposals described herein, in accordance with the recommendations of the Board of Directors, and with respect to any other materials that properly come before the Annual Meeting, as the proxy holders may determine in their discretion.

0000676780_2 R1.0.0.2

Continued and to be signed on reverse side